EXHIBIT 10.1

$500,000,000
TERM LOAN CREDIT AGREEMENT
Dated as of January 28, 2013
among
TESORO CORPORATION,
as the Borrower,
The Several Lenders
from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Administrative Agent and Collateral Agent,
and
J.P. MORGAN SECURITIES LLC.,
as Sole Lead Arranger and Sole Bookrunner

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5A.1.	Loan Documents	69
5A.2.	Collateral	70
5A.3.	Legal Opinions	70
5A.4.	Certificates	70
5A.5.	Organizational Documents	71
5A.6.	Fees	71
5A.7.	Representations and Warranties	71
5A.8.	Patriot Act	71
5B.	Conditions Precedent to Borrowing	71
5B.1	Loan Documents	71
5B.2	Representations and Warranties	71
5B.3	Solvency Certificate	72
5B.4	BP Acquisition	72
5B.5	Fees	72
5B.6	Notice of Borrowing	72
5B.7	Certificates	72
5B.8	Patriot Act	72
5B.9	Filings, Registrations and Recordings	72
5B.10	Liens	72

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS		73

6.1.	Existence and Standing	73
6.2.	Authorization and Validity	73
6.3.	No Conflict; Government Consent	73
6.4.	Financial Statements	74
6.5.	Material Adverse Change	74
6.6	Taxes	74
6.7.	Litigation and Contingent Obligations	74
6.8.	Subsidiaries	74
6.9.	ERISA	74
6.10.	Accuracy of Information	75
6.11.	Material Agreements	75
6.12.	Regulation U	75
6.13.	Compliance With Laws	75
6.14.	Ownership of Properties	75
6.15.	Plan Assets; Prohibited Transactions	75
6.16.	Environmental Matters	75
6.17.	Investment Company Act	76
6.18.	Insurance	76
6.19.	No Default or Unmatured Default	76
6.20.	USA PATRIOT Act	76
6.21.	Embargoed Persons	76

SECTION 7. AFFIRMATIVE COVENANTS		77

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7.1.	Financial Reporting	77
7.2.	Compliance Certificate	78
7.3.	Taxes	78
7.4.	Waiver of Stay, Extension and Usury Laws	79
7.5.	Use of Proceeds	79
7.6.	Notice of Default	79
7.7.	Corporate Existence	79
7.8.	Conduct of Business	79
7.9.	Insurance	80
7.10.	Compliance with Laws	80
7.11.	Maintenance of Properties	80
7.12.	Inspection; Keeping of Books and Records	80
7.13.	Collateral Documents; Guarantors	81

SECTION 8. NEGATIVE COVENANTS		81

8.1	Restricted Payments	81
8.2.	Dividend and Other Payment Restrictions Affecting Restricted
	Subsidiaries	86
8.3.	Incurrence of Indebtedness and Issuance of Disqualified Equity	88
8.4.	Asset Sales	90
8.5.	Transactions with Affiliates	92
8.6.	Liens	94
8.7.	Effectiveness of Covenants and Other Provisions Upon an Investment
	Grade Rating Event	95
8.8.	Merger, Consolidation or Sale of Assets	95

SECTION 9. DEFAULTS AND REMEDIES		96

9.1.	Events of Default	96
9.2.	Remedies upon Default, Waivers of Past Defaults	98
9.3.	Application of Proceeds	99

SECTION 10. THE AGENTS		100

10.1.	Appointment	100
10.2.	Delegation of Duties	100
10.3.	Exculpatory Provisions	100
10.4.	Reliance by Agents	101
10.5.	Notice of Default	102
10.6.	Non-Reliance on Administrative Agent, Collateral Agent and Other
	Lenders	102
10.7.	Indemnification	102
10.8.	Agents in Their Individual Capacities	103
10.9.	Successor Agents	104
10.10.	Withholding Tax	104

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10.11.	Collateral Documents and Collateral Agent under Collateral
	Documents and Guarantee	105
10.12.	Right to Realize on Collateral and Enforce Guarantee	105
10.13.	Appointment	105

SECTION 11. MISCELLANEOUS		106

11.1.	Amendments, Waivers and Releases	106
11.2.	Notices	108
11.3.	No Waiver; Cumulative Remedies	109
11.4.	Survival of Representations and Warranties	109
11.5.	Payment of Expenses; Indemnification	109
11.6.	Successors and Assigns; Participations and Assignments	110
11.7.	Replacements of Lenders Under Certain Circumstances	115
11.8.	Adjustments; Set-off	116
11.9.	Counterparts	117
11.10.	Severability	117
11.11.	Integration	117
11.12.	GOVERNING LAW	117
11.13.	Submission to Jurisdiction; Waivers	117
11.14.	Acknowledgments	118
11.15.	WAIVERS OF JURY TRIAL	119
11.16.	Confidentiality	119
11.17.	Direct Website Communications	120
11.18.	USA PATRIOT Act	122
11.19.	Payments Set Aside	122
11.20.	Reinstatement	122
11.21.	Release of Guarantee. Each Subsidiary’s Subsidiary	123

SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Guarantors
Schedule 6.8	Subsidiaries
Schedule 6.9	ERISA
Schedule 9.20	Further Assurances
Schedule 11.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Security Agreement
Exhibit C	Form of Pledge Agreement
Exhibit D	Form of Specified Discount Prepayment Notice

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Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Assignment and Acceptance
Exhibit G	[Reserved]
Exhibit H	Form of Term Loan Note
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Non-Bank Tax Certificate
Exhibit K	Form of ABL Intercreditor Agreement
Exhibit L	Form of Equal Priority Lien Intercreditor Agreement

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TERM LOAN CREDIT AGREEMENT dated as of January 28, 2013, among TESORO CORPORATION, a Delaware corporation (the “Borrower”), the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1 hereto).
WHEREAS, the Borrower has requested that, immediately upon the satisfaction in full of the conditions precedent set forth in Section 5B below, the Lenders extend credit to the Borrower in the form of $500,000,000 in aggregate principal amount of Initial Term Loans to be borrowed on the Funding Date (the “Initial Term Loan Facility”);
WHEREAS, the Lenders have indicated their willingness to extend such credit on the terms and subject to the conditions set forth herein;
WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Secured Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest on certain of its assets (except as otherwise set forth in the Loan Documents), including, but not limited to, a pledge of all of the Capital Stock of Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company;
WHEREAS, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, certain Subsidiaries of the Borrower have agreed to guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest and other amounts that shall be at any time payable by the Borrower under this Agreement or the other Loan Documents; and
NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
SECTION 1.    Definitions
1.1.    Defined Terms.
(a)    As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):
“2017 Notes” shall mean the 4.250% Senior Notes due 2017 of the Borrower issued in compliance with and under that certain indenture, dated as of September 27, 2012, by and among the Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee.
“2022 Notes” shall mean the 5.375% Senior Notes due 2022 of the Borrower issued in compliance with and under that certain indenture, dated as of September 27, 2012, by and among the Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee.
“ABL Collateral” shall have the meaning ascribed to it in the ABL Intercreditor Agreement.
“ABL Credit Facility” shall mean that certain Sixth Amended and Restated Credit Agreement, dated as of January 4, 2013, as amended, supplemented or amended and restated from time to time, among the Borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the financial institutions from time to time party thereto, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.
“ABL Obligations” shall mean Obligations in respect of Indebtedness secured by a Lien on ABL Collateral ranking senior to the Lien securing the Obligations under this Agreement.
“ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement in substantially the form of Exhibit K dated as of the Effective Date, among JPMorgan Chase Bank, National Association, as Revolving Credit Collateral Agent and Revolving Credit Administrative Agent for the holders of the Revolving Credit Obligations (each as defined therein), JPMorgan Chase Bank, National Association, as Initial Term Loan Collateral Agent and Initial Term Loan Administrative Agent for the Term Loan Secured Parties (each as defined therein), the Loan Parties, and each additional representative party thereto from time to time.
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of:
(a)    the Federal Funds Effective Rate plus ½ of 1%,
(b)    the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and
(c)    the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%;
provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the rate appearing on the Reuters Screen LIBOR01 Page (or any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to the Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“ABR Loan” shall mean each Loan bearing interest based on the ABR.
“Account Debtor” shall mean the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower or any Restricted Subsidiary.
“Acquired Debt” shall mean, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.
“Administrative Agent” shall mean JPMorgan Chase Bank, National Association, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 10.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” shall have the meaning provided in Section 11.6(b)(ii)(D) hereof.
“Affiliate” of any specified Person shall mean, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Transaction” shall have the meaning provided in Section 8.5 hereof.
“Agent Parties” shall have the meaning provided in Section 11.17(d) hereof.
“Agents” shall mean the Administrative Agent, the Collateral Agent and Sole Lead Arranger and Sole Bookrunner.

“Agreement” shall mean this Term Loan Credit Agreement.
“Agreement Accounting Principles” shall mean GAAP, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 6.4; provided, however, “Agreement Accounting Principles” shall mean GAAP as in effect in the United States as of the Effective Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 6.4. Notwithstanding anything to the contrary herein, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under the Agreement Accounting Principles as in effect on the Effective Date shall not be treated as a capital lease solely as a result (x) the adoption of changes in or (y) changes in the application of GAAP after the Effective Date.
“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan, 1.25% per annum.
“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan, 2.25% per annum.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” shall mean (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction) of the Borrower or any of its Restricted Subsidiaries other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole shall be governed by Sections 8.8 and 9.1(k) hereof and not by the provisions in Section 8.4 hereof); and (ii) the issue or sale by the Borrower or any of its Restricted Subsidiaries of Equity Interests of any of the Borrower’s Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $50.0 million or (b) for Net Proceeds in excess of $50.0 million; provided that the following shall not be deemed to be Asset Sales:
(1)    any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business;
(2)    any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets or operating line of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of “Permitted Investments”); provided that any cash or Cash Equivalents received by the Borrower or a Restricted Subsidiary in connection with such trade or exchange

(net of any transaction costs of the type deducted under the definition of “Net Proceeds”) shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in Section 8.4 hereof;
(3)    a transfer of assets by the Borrower to a Restricted Subsidiary of the Borrower or by a Restricted Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary of the Borrower;
(4)    an issuance or sale of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or to another Restricted Subsidiary of the Borrower;
(5)    (A) a Permitted Investment or (B) a Restricted Payment that is permitted by Section 8.1 hereof;
(6)    the trade, sale, exchange or other disposition of cash or Cash Equivalents or the unwinding of any Hedging Obligations;
(7)    any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of the Borrower or any of its Subsidiaries;
(8)    the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein;
(9)    any lease of assets entered into in the ordinary course of business and with respect to which the Borrower or any Restricted Subsidiary of the Borrower is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs;
(10)    the disposition of assets received in settlement of debts accrued in the ordinary course of business;
(11)    the creation or perfection of a Lien that is not prohibited by this Agreement and the disposition of any assets or rights resulting from the enforcement thereof;
(12)    the surrender or waiver of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind;
(13)    any sale or other disposition pursuant to the Omnibus Agreement;
(14)    the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(15)    any sale or other disposition of Capital Stock in or Indebtedness of an Unrestricted Subsidiary; and
(16)    the disposition or assignment of Receivables and related Receivables Documentation pursuant to any Permitted Credit Enhancement Transaction.
“Asset Sale Offer” shall have the meaning provided in Section 8.4(c) hereof.
“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit F hereto, or such other form as may be approved by the Administrative Agent, acting reasonably.
“Attributable Amount” shall mean, with respect to any Sale and Leaseback Transaction involving any Principal Property, as at the time of determination, the present value (discounted at the interest rate borne by the Loans, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended), including, in the case of any lease that is terminable by the lessee upon payment of penalty, the amount of such penalty (but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); provided, however, that the Attributable Amount of each of the following Sale and Leaseback Transactions involving a Principal Property shall, in each case, be zero:
(1)    a Sale and Leaseback Transaction in which the lease is for a period, including renewal rights, not in excess of three years;
(2)    a Sale and Leaseback Transaction in which the transfer of the Principal Property is made within 270 days of the acquisition or construction of, or the completion of a material improvement to, such Principal Property;
(3)    a Sale and Leaseback Transaction in which the lease secures or relates to industrial revenue or pollution control bonds;
(4)    a Sale and Leaseback Transaction in which the transaction is between or among the Borrower and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; or
(5)    a Sale and Leaseback Transaction pursuant to which the Borrower, within 270 days after the completion of the transfer of the Principal Property, applies toward the retirement of its Indebtedness or the Indebtedness of a Restricted Subsidiary, or to the purchase of other property constituting a Principal Property, the net proceeds from the transfer of the Principal Property;
provided, however, that the amount that must be applied to the retirement of Indebtedness shall be reduced by (a) the principal amount of any debentures, notes, debt securities or Loans of the

Borrower or a Restricted Subsidiary surrendered to the applicable trustee or agent for retirement and cancellation within 270 days of the completion of the transfer of the Principal Property, (b) the principal amount of any Indebtedness not included in clause (5)(a) of this definition to the extent such amount of Indebtedness is voluntarily retired by the Borrower or a Restricted Subsidiary within 270 days of the completion of the transfer of the Principal Property and (c) all fees and expenses associated with the Sale and Leaseback Transaction.
“Auction Agent” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor employed by Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 4.1(c)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
“Authorized Officer” shall mean as to any Person, the Chairman of the Board, any Manager or Director, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, any Executive Vice President, Senior Vice President or Vice President, the Controller or the Secretary and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.
“BBA LIBOR” shall have the meaning provided in the definition of “LIBOR Rate”.
“benefited Lender” shall have the meaning provided in Section 11.8(a) hereof.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” or “board of directors” shall mean, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “board of directors” shall mean the board of directors of the Borrower.
“Borrower” shall have the meaning provided in the preamble to this Agreement.
“Borrower Materials” shall have the meaning provided in Section 11.17(d) hereof.

“Borrower Offer of Specified Discount Prepayment” shall mean the offer by Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 4.1(c)(ii).
“Borrowing” shall mean and include the incurrence of one Class and Type of Initial Term Loan on the Funding Date (or resulting from conversions on a given date after the Funding Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).
“Borrowing Base” shall mean, as of any date, an amount equal to:
(1)    90% of the face amount of all accounts receivable owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus
(2)     85% of the book value (before any reduction from current cost to LIFO cost) of all inventory owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus
(3)    100% of the cash and Cash Equivalents owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.
“BP Acquisition” shall mean the contemplated acquisition by Tesoro Refining & Marketing Company LLC of British Petroleum’s integrated Southern California refining and marketing business from BP West Coast Products, LLC, Atlantic Richfield Company, ARCO Midcon LLC, ARCO Terminal Services Corporation, ARCO Material Supply Company, CH-Twenty, Inc., Products Cogeneration Company and Energy Global Investments (USA), Inc., as disclosed in the Form 8-K filed by the Borrower with the SEC on August 13, 2012.
“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.
“Capital Lease Obligations” shall mean, an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, and the Maturity Date thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any obligations of the Borrower or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its

Restricted Subsidiaries (i) that were not or would not have been included on the consolidated balance sheet of the Borrower as capital lease obligations on the Effective Date and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise after the Effective Date, may, in the Borrower’s sole discretion, not be treated as Capital Lease Obligations or Indebtedness.
“Capital Stock” shall mean:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” shall mean
(i)    United States dollars, Canadian dollars and the Euro;
(ii)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;
(iii)    certificates of deposit, time deposits and Euro dollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(iv)    repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;
(v)    commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P with maturities of not more than one year from the date of acquisition;
(vi)    marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither

Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case with maturities of not more than two years from the date of acquisition;
(vii)    investment funds investing 95% of their assets in securities of the types described in clauses (i) through (vi) above and (viii) through (x) below;
(viii)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of not more than two years from the date of acquisition;
(ix)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of one year or less from the date of acquisition; and
(x)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (i) above, provided that such amounts are converted into any currency listed in clause (i) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the Effective Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under comparable syndicated credit facilities.
“Change of Control” shall mean the occurrence of any of the following events: (i) there shall be consummated (A) any consolidation or merger of the Borrower in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of the Borrower’s common stock would be converted into cash, securities or other property, other than a merger of the Borrower where a majority of the Board of Directors of the surviving corporation are, and for a two year period after the merger continue to be, persons who were directors of the Borrower immediately prior to such merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Borrower immediately prior to such merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower, unless, immediately following such sale, lease, exchange or transfer, such assets are owned, directly or indirectly, by the Borrower or one or more Restricted Subsidiaries of the Borrower; (ii) the shareholders of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (iii) (A) any “person” as defined in the Exchange Act, other than the Borrower or a Restricted Subsidiary or any employee benefit plan sponsored by the Borrower or a Restricted Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 50% or more of the combined voting power of the Borrower’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two consecutive years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Borrower shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Borrower’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or (iv) a “Change of Control” or like event under any agreement, document or instrument evidencing Material Indebtedness.
“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans or Extended Term Loans (of the same Extension Series), and when used in reference to any Lender, refers to whether such Lender has a Loan of such Class.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall have the meaning provided for such term in each of the Collateral Documents and shall in any event include all property subject or purported to be subject to liens securing Secured Obligations.
“Collateral Agent” shall mean JPMorgan Chase Bank, National Association, as Collateral Agent under the Collateral Documents, or any successor Collateral Agent appointed in accordance with the provisions of Section 10.9.
“Collateral Documents” shall mean all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement, the Pledge Agreement and all other security agreements, loan agreements, notes, guarantees, subordination agreements, pledges, warrants, mortgages, charges, debentures, hypothecations, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of the Guarantors and delivered to the Collateral Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.
“Commitment Expiration Date” shall mean the earlier of (a) August 9, 2013 and (b) the date, if any, on which the Borrower voluntarily terminates the Commitments prior to funding.
“Commitment Fee” shall have the meaning set forth in Section 3.2.
“Commitments” shall mean (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the total Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Commitments as of the Effective Date is $500,000,000.
“Commodity Hedging Agreements” shall mean agreements or arrangements designed to protect such Person against fluctuations in the price of (i) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products; (ii) electricity and other sources of energy or power used in the Borrower’s refining or processing operations; or (iii) any other commodity; in each case, in connection with the conduct of its business and not for speculative purposes.
“Commodity Hedging Obligations” shall mean, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.
“Communications” shall have the meaning provided in Section 11.17(a).
“Confidential Information” shall have the meaning provided in Section 11.16 hereof.
“Consolidated Cash Flow” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,
(i)    increased (without duplication) by:
(a)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted (and not added back) in computing such Consolidated Net Income, plus
(b)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense, the interest component of any de-

ferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations (including amortization of fees)), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus
(c)    depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus
(d)    any other non-cash items (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting, but excluding any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), plus
(e)    the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Effective Date and costs related to the closure and/or consolidation of facilities,
(ii)    decreased by (without duplication) non-cash gains increasing such Consolidated Net Income for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period in each case, on a consolidated basis, and
(iii)    increased or decreased by (without duplication): (a) any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging, plus or minus, as applicable, (b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances).
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that:
(i)    the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof;

(ii)    the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(iii)    the cumulative effect of a change in accounting principles shall be excluded;
(iv)    any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-down had not occurred;
(v)    an amount equal to any extraordinary, unusual or non-recurring gains or losses, including, without limitation, any fees, expenses or charges related to any Permitted Investment, acquisition or disposition permitted by this Agreement, offering of Capital Stock or Indebtedness of such Person permitted to be incurred under this Agreement (in each case, whether or not successful) but excluding any restructuring or similar charge, shall be excluded;
(vi)    any non-cash compensation expense realized for any grant of stock, stock options or other equity-based awards shall be excluded;
(vii)    non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Accounting Standards Codification No. 815, shall be excluded;
(viii)    any impairment charge or asset write-off pursuant to Accounting Standards Codification No. 350 and Accounting Standards Codification No. 360 shall be excluded;
(ix)    any gain or loss realized (less all fees and expenses or charges related thereto) upon the sale or other disposition of any property of such Person or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business, shall be excluded;
(xi)    any net income (loss) of any other Person acquired during the specified period for any period prior to the date of such acquisition, shall be excluded; and
(xii)    any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, including, without limitation, any make-whole premium or similar charge related to any Indebtedness being refinanced, shall be excluded.

“Consolidated Net Tangible Assets” shall mean, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent fiscal quarter for which internal financial statements are available, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of “Fixed Charge Coverage Ratio,” less (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
“Consolidated Net Worth” shall mean the total of the amounts shown on a Person’s consolidated balance sheet determined in accordance with GAAP, as of the end of such Person’s most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all of such Person’s outstanding Capital Stock; (2) paid-in capital or capital surplus relating to such Capital Stock and (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Equity.
“Controlled Affiliate” shall have the meaning provided in Section 6.20.
“Controlled Group” shall mean all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Restricted Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Corrective Extension Agreement” shall have the meaning provided in Section 2.14(e).
“Credit Facilities” shall mean, with respect to the Borrower or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the ABL Credit Facility), commercial paper facilities, indentures or Debt Issuances with banks, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.
“Currency Exchange Protection Obligations” mean, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of secured Indebtedness the Liens securing which are intended to rank equal in priority to the Liens on Collateral securing the Secured Obligations (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) any intercreditor agreement substantially in the form of the Equal Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank equal in priority to the Liens securing the Secured Obligations (but without regard to the control of remedies), (b) to the extent executed in connection with the incurrence of secured Indebtedness the Liens on ABL Collateral securing which are intended to rank senior to the Liens securing the Secured Obligations, at the option of the Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially in the form of the ABL Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on ABL Collateral securing such Indebtedness shall rank senior to the Lien securing the Secured Obligations and (c) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness the Liens on the Collateral securing which Indebtedness are intended to rank junior to the Liens on the Collateral securing the Secured Obligations hereunder, at the option of the Borrower and the Administrative Agent acting together in good faith, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations hereunder.
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, but excluding any Indebtedness permitted to be issued or incurred under Section 8.3.
“Debt Issuances” shall mean, with respect to the Borrower or any Restricted Subsidiary, one or more issuances after the Effective Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
“Default” shall mean any event described in Section 9.
“Default Rate” shall have the meaning provided in Section 2.8(c).
“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Proceeds” shall mean the amount of net cash proceeds received by the Borrower from each issuance or sale since the Effective Date of mandatorily convertible preferred stock of the Borrower (other than Disqualified Equity), that at the time of such issuance was designated by the Borrower as “Designated Proceeds” pursuant to an Officers’ Certificate delivered to the Administrative Agent; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of the Borrower, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (ix) of the second paragraph of Section 8.1 hereof shall no longer be considered to be Designated Proceeds.
“Discount Prepayment Accepting Lender” shall have the meaning provided in Section 4.1(c)(iii) hereof.
“Discounted Loan Prepayment” shall have the meaning provided in Section 4.1(c)(i) hereof.
“Discounted Prepayment Effective Date” shall mean, in the case of a Borrower Offer of Specified Discount Prepayment, five (5) Business Days following the receipt by each relevant Lender of notice from the Auction Agent in accordance with Section 4.1(c)(ii), unless a shorter period is agreed to between Borrower and the Auction Agent.
“Disqualified Equity” shall mean, with respect to any person, any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Loans mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such Person that is not Disqualified Equity. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Equity solely because the holders thereof have the right to require the Borrower or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Capital Stock provide that the Borrower or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.1 hereof
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“Effective Date” shall mean the date on which all the conditions set forth in Section 5A shall have been satisfied (or waived in accordance with Section 11.1), which shall be the date hereof.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, customary consent or ticking fees for an amendment paid generally to consenting Lenders; provided that, with respect to any Indebtedness that includes a “LIBOR floor”, (1) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (2) to the extent that the Reference Rate on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.
“Embargoed Person” shall have the meaning provided in Section 6.21.
“EMU” shall mean the economic and monetary union as contemplated in the Treaty on European Union.
“Environmental Law” shall mean any and all federal, state and local statutes, laws, common law, judicial decisions, regulations, ordinances, rules, judgments, orders decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean up or other remediation thereof.
“Equal Priority Indebtedness” shall have the meaning provided in Section 8.4(c) hereof.
“Equal Priority Lien Intercreditor Agreement” shall mean a Priority Lien Intercreditor Agreement substantially in the form of Exhibit L to this Agreement to be entered into (in the event a Loan Party incurs any Equal Priority Indebtedness) among the Administrative Agent and one or more representatives for holders of such Equal Priority Indebtedness (but without regard to the control of remedies), with such modifications thereto as the Administrative Agent may reasonably agree.
“Equal Priority Obligations” shall mean the Secured Obligations and any Obligations secured by Liens on the Collateral that rank equal in priority with the Liens on the Collateral securing the Secured Obligations hereunder.
“Equity Interest” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“Euro” shall mean the single currency of participating member states of the EMU.
“Excess Asset Sale Proceeds” shall have the meaning provided in Section 8.4(c) hereof.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by (a) the United States or (b) a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 11.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Loan with respect to such withholding Tax pursuant to Section 4.4 or (B) is attributable to such Lender’s failure to comply with Section 4.4(d), (e), (h) or (i) or (iii) any United States federal withholding Tax imposed under FATCA.
“Executive Order” shall have the meaning provided in Section 6.21.
“Existing Indebtedness” shall mean the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the Effective Date.
“Existing Term Loan Class” shall have the meaning provided in Section 2.14(a).
“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).

“Extended Term Loan Facility” shall mean each Class of Extended Term Loans made pursuant to Section 2.14.
“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Extended Term Loans” shall have the meaning provided in Section 2.14(a).
“Extending Lender” shall have the meaning provided in Section 2.14(b).
“Extension Agreement” shall have the meaning provided in Section 2.14(c).
“Extension Election” shall have the meaning provided in Section 2.14(b).
“Extension Request” shall mean Term Loan Extension Requests.
“Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.
“Fair Market Value” shall mean, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Borrower or any Restricted Subsidiary, the fair market value of such consideration as determined by the Borrower, whose determination shall be conclusive; provided if such fair market value is determined to exceed $150.0 million, such fair market value shall be as determined in good faith by the Board of Directors of the Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 3.1 hereof.

“Financial Hedging Agreements” shall mean (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices and not for speculative purposes.
“Financial Hedging Obligations” shall mean, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.
“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving borrowings under any Credit Facility) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect to any expense and cost reductions that have occurred or, in the reasonable judgment of the Chief Financial Officer or Chief Accounting Officer of the Borrower, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the SEC or any regulation or policy related thereto); (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; (iv) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the average rate for the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and (v) interest on Indebtedness under a revolving credit facility computed on a pro forma basis shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation, except as set forth in the first sentence of this definition.

“Fixed Charges” shall mean, with respect to any Person for any period, (a) the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments (if any) made or received pursuant to Hedging Obligations); plus (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); plus (iv) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Borrower (other than Disqualified Equity) or to the Borrower or a Restricted Subsidiary of the Borrower, minus (b) to the extent included in (a) above, write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Maturity Date.
“Foreign Assets Control Regulations” shall have the meaning provided in Section 6.21
“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funding Date” shall mean the date on which all the conditions set forth in Section 5B shall have been satisfied (or waived in accordance with Section 11.1).
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.
“Granting Lender” shall have the meaning provided in Section 11.6(g) hereof.
“Guarantee” shall mean (a) the Guarantee made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Ex-

hibit A hereto, and (b) any other guarantee of the Secured Obligations made by a Restricted Subsidiary that in form and substance reasonably acceptable to the Administrative Agent.
“Guarantors” shall mean (i) those Subsidiaries of the Borrower subject to the Guarantee as of the Effective Date, (ii) those other Persons organized under the laws of the United States or a state thereof that become subject to the Guarantee in accordance with Section 7.13 after the Effective Date and (iii) any other Person that is required to enter into or has entered into the Guarantee, in each case together with its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).
“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.
“Hedging Obligations” shall mean, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person, the Currency Exchange Protection Obligations of such Person and the Financial Hedging Obligations of such Person.
“Indebtedness” shall mean, with respect to any Person, without duplication, (1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments; (2) reimbursement obligations of such Person for letters of credit or banker’s acceptances; (3) Capital Lease Obligations of such Person; (4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes (a) an accrued expense, (b) a trade payable or (c) an earn-out obligation until, after 30 days of becoming due and payable, such earn-out obligation has not been paid and becomes a liability on the balance sheet of such Person in accordance with GAAP; (5) Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable at such time); or (6) preferred stock of a Restricted Subsidiary that is not a Guarantor (but excluding, in each case, any accrued dividends). In the case of the foregoing clauses (1) through (5), if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker’s acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Accounting Standards Codification No. 815, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In the case of clause (6), the amount of Indebtedness attributable to such preferred stock shall be the repurchase price calculated in accordance with the terms of such preferred stock as if the preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Agreement; provided that if the preferred stock is not then permitted to be repurchased, the amount of Indebtedness shall be the greater of the liquidation preference and the book value of the preferred stock. In addition, the term “Indebtedness” includes, without duplication (A) obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person’s obligation or indebtedness or the Fair Market Value of such asset; and (B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.
“Indemnified Liabilities” shall have the meaning provided in Section 11.5 hereof.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.
“Independent Financial Advisor” shall mean a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Borrower and its Affiliates; provided that providing accounting, appraisal or investment banking services to the Borrower or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the Borrower or any of its Affiliates shall not disqualify any firm from being an Independent Financial Advisor.
“Initial Term Loan” shall have the meaning provided in Section 2.1(a).
“Initial Term Loan Facility” shall have the meaning provided in the recitals to this Agreement.
“Initial Term Loan Maturity Date” shall mean the third anniversary of the Funding Date, or if such anniversary of the Funding Date is not a Business Day, the Business Day immediately following such anniversary.
“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9 hereof.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
“Investment Grade Rating Event” shall mean the first day on which the Borrower's corporate family rating is assigned an Investment Grade Rating by a Rating Agency and no Default or Unmatured Default has occurred and is continuing.
“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Joint Venture” shall mean any Person that is not a direct or indirect Subsidiary of the Borrower in which the Borrower or any of its Restricted Subsidiaries makes any Investment.
“Junior Lien Obligations” shall mean any Obligations in respect of Junior Priority Indebtedness.
“Junior Priority Indebtedness” shall mean any Indebtedness the Liens securing which rank junior to the Liens securing Secured Obligations.
“Latest Maturity Date” shall mean, with respect to the issuance or incurrence of any Indebtedness or Capital Stock, the latest Maturity Date applicable to any Credit Facility that is outstanding hereunder as determined on the date such Indebtedness is issued or incurred or such Capital Stock is issued.
“Lender” shall have the meaning provided in the preamble to this Agreement.
“Lender Default” shall mean (a) the failure (which has not been cured) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.1(a) hereof, or (c) a Lender becoming the subject of a bankruptcy or insolvency proceeding.
“Leverage Ratio” shall mean, with respect to any Person as of any date of determination, the ratio of (x) the total consolidated Indebtedness for borrowed money of such Person and its Restricted Subsidiaries (excluding, for the avoidance of doubt, Hedging Obligations) as of the end of the most recent fiscal quarter for which internal financial statements are available, which would be reflected as a liability on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, to (y) the aggregate amount of Consolidated Cash Flow of such Person for the then most recent four fiscal quarters for which internal financial statements are available, in each case with such pro forma adjust-

ments to the amount of consolidated Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan in Dollars, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the applicable London interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction) other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.
“Loan” shall mean an Initial Term Loan or any Extended Term Loan, as applicable.
“Loan Documents” shall mean this Agreement, the Collateral Documents, the ABL Intercreditor Agreement, the Guarantees, any Term Loan Notes issued by the Borrower hereunder and any Customary Intercreditor Agreement entered into after the Effective Date to which the Collateral Agent and/or Administrative Agent is a party.
“Loan Party” shall mean the Borrower, the Guarantors and each other Subsidiary of the Borrower that is a party to a Loan Document.
“Material Adverse Effect” shall mean a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforcea-

bility of the Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders thereunder or their rights with respect to the Collateral.
“Material Indebtedness” shall mean any Indebtedness in an outstanding principal amount of $75,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Maturity Date” shall mean, as to the applicable Loan or Commitment, the Initial Term Loan Maturity Date or any maturity date related to any Class of Extended Term Loans, as applicable.
“MLP” shall mean Tesoro Logistics LP, a Delaware limited partnership.
“MLP Parties” shall mean, collectively, Tesoro Logistics GP, LLC, the MLP and each of their respective Subsidiaries.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Proceeds” shall mean the aggregate cash proceeds or Cash Equivalents received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale) any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and (v) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Borrower or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Borrower or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Consenting Lender” shall have the meaning provided in Section 11.7(b) hereof.
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Recourse Indebtedness” shall mean Indebtedness: (i) as to which neither the Borrower nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case, other than a pledge of the Equity Interest of such Unrestricted Subsidiary that is the obligor of such Indebtedness; (ii) the incurrence of which shall not result in any recourse against any of the assets of the Borrower or its Restricted Subsidiaries (other than a pledge of the Equity Interest of such Unrestricted Subsidiary that is the obligor of such Indebtedness); and (iii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code.
“Notice of Borrowing” shall have the meaning provided in Section 2.3(a) hereof.
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a) hereof.
“Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
“OFAC” shall mean Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liability” of a Person shall mean the principal component of (i) any repurchase obligation or liability of such Person with respect to Receivables sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capital Lease Obligation, (iii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (iv) any Receivables Purchase Facility, or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (v) all Operating Leases.
“Off-Balance Sheet Trigger Event” is defined in Section 9.1(m).

“Officer’s Certificate” shall mean a certificate signed by Authorized Officer of the Borrower or any other Person, as the case may be, who must be a Manager or Director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower (or of a Subsidiary of the Borrower acting in such capacity for the Borrower and its Subsidiaries, as determined by the Borrower) or such other Person, that meets the requirements set forth in this Agreement.
“Omnibus Agreement” shall mean the Amended and Restated Omnibus Agreement, dated as of April 1, 2012, among the Borrower, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC, and as may be amended, supplemented or modified; provided such amendment, supplement or modification is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the Omnibus Agreement as in effect on the Effective Date, as determined in good faith by the Borrower.
“Operating Lease” of a Person shall mean any lease of Property (other than in respect of a Capital Lease Obligation) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 11.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.
“Overnight Rate” shall mean, for any day the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” shall have the meaning provided in Section 11.6(c) hereof.
“Patriot Act” shall have the meaning provided in Section 11.18 hereof.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition Indebtedness” shall mean Indebtedness or Disqualified Equity of the Borrower or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Equity (A) incurred to finance an acquisition or (B) was Indebtedness or Disqualified Equity of (i) a Person prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged with or consolidated into the Borrower or a Restricted Subsidiary; provided that on the date of such incurrence, after giving pro forma effect thereto, (a) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.3 hereof, (b) the Fixed Charge Coverage Ratio for the Borrower would be greater than the Fixed Charge Coverage Ratio for the Borrower immediately prior to such transaction, or (c) the Consolidated Net Worth of the Borrower would be greater than the Consolidated Net Worth of the Borrower immediately prior to such transaction.
“Permitted Business” shall mean, with respect to the Borrower and its Restricted Subsidiaries, the businesses of (i) the acquisition, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the acquisition, gathering, treating, processing, storage and transportation of production from such interests or properties and related logistics activities, (iii) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto, (iv) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, (v) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries, (vi) any business engaged in by the Borrower or its Restricted Subsidiaries on the Effective Date, (vii) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d) of the Code; and (viii) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.
“Permitted Credit Enhancement Transaction” shall mean a silent payment undertaking, undisclosed payment guarantee, put arrangement or similar arrangement, contract or agreement relating to one or more Receivables entered into between the Borrower or any Restricted Subsidiary and a financial institution, pursuant to which (a) such financial institution undertakes to promptly pay to the Borrower or such Restricted Subsidiary, following notice by the Borrower or such Restricted Subsidiary and the delivery of related documentation, the amount of payments owed by an Account Debtor under the applicable Receivables to the Borrower or such Restricted Subsidiary if such Account Debtor fails to pay the amount due thereunder in full and (b) immediately upon or following such payment by the financial institution, all of the Borrower’s or such Restricted Subsidiary’s right, title and interest in such Receivable(s) and the underlying contract(s), agreements(s), purchase order(s) or other documentation (the “Receivables Documentation”) giving rise to or evidencing such Receivables will be assigned to such financial institution.
“Permitted Debt” shall mean:
(i)     the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities (including the Loans); provided, however,

that, immediately after giving effect to any such incurrence, the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (i) and then outstanding does not exceed the greater of (A) $4.0 billion and (B) the amount of the Borrowing Base at the time of incurrence;
(ii)    the incurrence by the Borrower and the Guarantors of Indebtedness pursuant to the (x) 2017 Notes and (y) 2022 Notes and the subsidiary guarantees thereof, in each case, issued on September 27, 2012;
(iii)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness incurred under clauses (i) and (ii) of this definition);
(iv)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness incurred in respect of any Indebtedness described under clauses (ii), (iii), (iv), (viii) or (xi) of this definition or incurred pursuant to the first paragraph of Section 8.3 hereof;
(v)    the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that (A) if the Borrower or any Guarantor is the obligor and a Restricted Subsidiary of the Borrower that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness shall be subordinated to the payment in full of all Obligations with respect to the Loans and the Guarantees, as the case may be, and (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (v);
(vi)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, Synthetic Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used or useful in the Permitted Business (including, without limitation, oil and gas properties) of the Borrower or a Restricted Subsidiary of the Borrower or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $350.0 million and (b) 5.0% of the Borrower’s Consolidated Net Tangible Assets;
(vii)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations not entered into for speculative purposes;

(viii)    Indebtedness arising from agreements of the Borrower or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs or similar obligations or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Subsidiary of the Borrower or any business or assets of its Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Borrower or any of its Subsidiaries for the purposes of financing such acquisition;
(ix)    the guarantee by the Borrower or any Restricted Subsidiary of Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower that was permitted to be incurred pursuant to Section 8.3 hereof;
(x)    the issuance by a Restricted Subsidiary of the Borrower of preferred stock to the Borrower or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Borrower or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than the Borrower or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (x);
(xi)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;
(xii)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of inventory and other goods by the Borrower or a Restricted Subsidiary of the Borrower, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (1) workers’ compensation or similar liabilities, (2) health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, (3) reclamation, statutory obligations, bankers’ acceptances, in each case, of the Borrower or any of its Restricted Subsidiaries or (4) performance, payment, deposit or surety obligations of the Borrower or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds or similar insurance contracts for the Borrower and its Restricted Subsidiaries, and refinancings thereof, including in the case of each of (A), (B) and (C), standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;
(xiii)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of Section 8.3 hereof) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed the greater of (a) $750.0 million and (b) 10.0% of the Consolidated Net Tangible Assets of the Borrower;
(xiv)    the guarantee by the Borrower or any Restricted Subsidiary of the Borrower of the Indebtedness incurred by Joint Ventures constituting Permitted Investments;
(xv)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is extinguished within five Business Days of its incurrence;
(xvi)    the issuance by the Borrower or any of its Restricted Subsidiaries of Disqualified Equity to the Borrower or any of its Restricted Subsidiaries, as the case may be; provided, however, that: (a) any subsequent issuance or transfer of Equity Interests of a Restricted Subsidiary that results in any such Disqualified Equity being held, directly or indirectly, by a Person other than the Borrower or a Restricted Subsidiary of the Borrower; and (b) any sale or other transfer of any such Disqualified Equity to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower, shall be deemed, in each case, to constitute issuance of such Disqualified Equity by the Borrower or such Restricted Subsidiary that was not permitted by this clause (xvi); and
(xvii)    the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness under Permitted Credit Enhancement Transactions.
“Permitted Investments” shall mean:
(a)    any Investment in the Borrower or in a Restricted Subsidiary of the Borrower;
(b)    any Investment in (i) cash or Cash Equivalents or (ii) deposit accounts maintained in the ordinary course of business;
(c)    any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Borrower; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower;
(d)    any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 8.4 hereof; (ii) a disposition of assets that does not constitute an Asset Sale or (iii) any sale or other disposition pursuant to the Omnibus Agreement;
(e)    any acquisition of assets or any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Borrower;

(f)    any Investment received in settlement of debts, claims or disputes owed to the Borrower or any Restricted Subsidiary of the Borrower that arose out of transactions in the ordinary course of business;
(g)    any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;
(h)    advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;
(i)    relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of the Borrower in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20.0 million;
(j)    other Investments by the Borrower or any Restricted Subsidiary of the Borrower in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), at any time outstanding equal to the greater of (i) $350.0 million and (ii) 5% of Consolidated Net Tangible Assets of the Borrower;
(k)    Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of the Borrower permitted under clauses (v) and (x) of the definition of “Permitted Debt”;
(l)    Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of the Borrower and its Subsidiaries and not for speculative purposes;
(m)    Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (i) and (ii) of the definition of “Permitted Business” excluding, however, investments in corporations;

(n)    any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker’s compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business;
(o)    Investments pursuant to agreements and obligations of the Borrower and any Restricted Subsidiary in effect on May 29, 2007 and any renewals or replacements thereof on terms and conditions not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced;
(p)    any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment in default or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;
(q)    Investments in any MLP Party in the form of debt instruments or Equity Interests issued by such MLP Party that are received in consideration for non-core refining assets of the Borrower or any of its Restricted Subsidiaries in compliance with Section 8.4 hereof; provided that Fair Market Value is received by the Borrower and its Restricted Subsidiaries in consideration for such assets; and
(r)    Investments (i) to maintain a 2% general partnership interest in any MLP Party or (ii) in order to purchase additional limited partnership interests in any MLP Party and/or to provide funding to one or more MLP Parties for acquisitions of master limited partnership qualifying assets or capital expenditures in an aggregate amount not to exceed $150.0 million outstanding at any one time;
provided, however, that with respect to any Investment, the Borrower may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (a) through (r) so that the entire Investment would be a Permitted Investment.
“Permitted Liens” shall mean:
(1)    Liens securing Indebtedness incurred under Credit Facilities pursuant to Section 8.3 of this Agreement and all Obligations and Hedging Obligations relating to such Indebtedness; provided, that, the secured parties in respect of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Obligations shall rank senior to, equal in priority to, or junior to, as applicable, the Liens securing the Secured Obligations, as applicable, and without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amend-

ment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause (1);
(2)    Liens other than Liens permitted by clause (1) of this definition of “Permitted Liens” granted in favor of the Borrower or the Guarantors;
(3)    Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) or (xi) of the definition of “Permitted Debt” covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;
(4)    Liens existing on the Effective Date;
(5)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(6)    Liens existing upon the occurrence of an Investment Grade Rating Event;
(7)    Liens on the Retail Properties;
(8)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairman’s or other like Liens arising in the ordinary course of business;
(9)    pledges or deposits in connection with workers’ compensation, unemployment insurance, statutory obligations and other types of social security;
(10)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), reimbursement obligations owed to insurers, leases, surety and appeal bonds, bids, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
(11)    easements, rights of way, survey exceptions, reservations of, or rights of others for, licenses, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
(12)    any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;
(13)    any Lien securing Indebtedness, neither assumed nor guaranteed by the Borrower or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Borrower for substation, metering station, pump station, storage, gathering line, transmission line, transporta-

tion line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (13) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by the Borrower or any of its Subsidiaries;
(14)    inchoate Liens arising under ERISA;
(15)    any obligations or duties affecting any of the property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;
(16)    defects, irregularities and deficiencies in title of any rights of way or other property of the Borrower or any of its Subsidiaries which, in the aggregate, do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by the Borrower or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of the Borrower or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;
(17)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank;
(18)    Liens to secure obligations of the Borrower and its Subsidiaries in respect of Commodity Hedging Agreements and Financial Hedging Agreements, in each case not entered into for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances;
(19)    Liens on property of a Person existing at the time (a) such Person is merged with or into or consolidated with the Borrower or any Restricted Subsidiary, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by the Borrower or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or other acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the Restricted Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property in the case of such other acquisition in the case of clause (b) or (c);
(20)    Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of

(x) the outstanding principal amount, or, if greater, the committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; provided, further, that to the extent any such Liens were subject to intercreditor agreements, the Administrative Agent or Collateral Agent shall enter into applicable amendments to or replacements of such intercreditor agreements (on terms and conditions substantially similar to those contained in such replaced intercreditor agreements) to provide that such Liens shall have the same priority as the original Liens;
(21)    Liens upon specific items of inventory, accounts receivables or other goods and proceeds of the Borrower or any Restricted Subsidiary securing such Person’s obligations in respect of banker’s acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds and, if incurred prior to an Investment Grade Rating Event, permitted by Section 8.7 hereof;
(22)    any Lien resulting from the deposit of money or other Cash Equivalents or other evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Borrower or any Restricted Subsidiary;
(23)    any Liens securing industrial development, pollution control or similar bonds;
(24)    Liens incurred by the Borrower or any Subsidiary of the Borrower with respect to obligations that at any one time outstanding do not exceed the greater of (a) $175.0 million or (b) 2.5% of Consolidated Net Tangible Assets of the Borrower;
(25)    Liens securing Non-Recourse Indebtedness;
(26)    Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;
(27)    Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with this Agreement; and
(28)    Liens on Receivables or the related Receivables Documentation arising under any Permitted Credit Enhancement Transaction.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:
(i)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);
(ii)    such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(iii)    if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(iv)    such Indebtedness is incurred either by the Borrower or a Guarantor of the Borrower or a Guarantor who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities pursuant to Section 8.3 hereof shall be subject to the refinancing provisions of the definition of “Credit Facilities” and not pursuant to the requirements set forth in this definition of “Permitted Refinancing Indebtedness.”
“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.
“Platform” shall have the meaning provided in Section 11.17(c).
“Pledge Agreement” shall mean the Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“preferred stock” shall mean any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.
“prime rate” shall mean the “prime rate” referred to in the definition of “ABR.”

“Principal Property” shall mean any refinery and any related core refining asset having a Fair Market Value in excess of $250.0 million (unless the Board of Directors determines that any such property is not material to the Borrower and its subsidiaries taken as a whole), owned by the Borrower or any of its Restricted Subsidiaries.
“Prohibited Person” shall mean any Person:
(a)    listed in the Annex to the Executive Order or identified pursuant to Section 1 of the Executive Order;
(b)    that is owned or controlled by, or acting for or on behalf of, any Person listed in the Annex to the Executive Order or identified pursuant to the provisions of Section 1 of the Executive Order;
(c)    with whom a Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or anti-laundering law, including the Executive Order;
(d)    who commits, threatens, conspires to commit, or support “terrorism” as defined in the Executive Order;
(e)    who is named as a “Specially designated national or blocked person” on the most current list published by the OFAC at its official website, at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or any replacement website or other replacement official publication of such list; or
(f)    who is owned or controlled by a Person listed above in clause (c) or (e).
“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Rating Agencies” shall mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable security or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivable(s)” shall mean and includes any and all of the Borrower’s and its Restricted Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and its Restricted Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in and to any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Receivables Documentation” shall have the meaning provided in the definition of “Permitted Credit Enhancement Transaction.”

“Receivables Purchase Documents” shall mean any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which the Borrower or any of its Restricted Subsidiaries, in their respective capacities as sellers or transferors of any Receivables, sell or transfer to SPVs all or a portion of their respective right, title and interest in and to certain Receivables for further sale or transfer (or granting of Liens to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.
“Receivables Purchase Facility” shall mean any securitization facility made available to the Borrower or any of its Restricted Subsidiaries, pursuant to which Receivables of the Borrower or any of its Restricted Subsidiaries are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.
“Reference Rate” shall mean the rate per annum equal to the BBA LIBOR Rate, as published by Bloomberg (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time on such day for deposits in Dollars for a period equal to three months. If such rate is not available at such time for any reason, the Reference Rate shall be determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for a three month Interest Period to major banks in the London inter-bank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on such date.
“Register” shall have the meaning provided in Section 11.6(b)(iv) hereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Repayment Amount” shall mean an Initial Term Loan Repayment Amount and an Extended Term Loan Repayment Amount with respect to any Extension Series scheduled to be repaid on any date.
“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with Section 4043(a) of ERISA.
“Repricing Transaction” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Initial Term Loans into a new Class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the Loans provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Initial Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with a Change of Control or Transformative Acquisition, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change of Control or Transformative Acquisition, and in the case of a transaction under either clause (a) or (b), the primary purpose of which is to lower the Effective Yield on the Initial Term Loans. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Initial Term Loans.
“Required Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the Loans (excluding Loans of Defaulting Lenders) in the aggregate at such date.
“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payments” shall have the meaning provided in Section 8.1 hereof.
“Restricted Subsidiary” of a Person shall mean any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary.
“Retail Properties” shall mean all assets directly related to the retail sale of gasoline and diesel fuel in retail markets in the mid-continental and western United States (including Alaska), including, without limitation, all related gas stations, convenience stores, merchandise items, tow trucks, auto maintenance facilities, oil change facilities, and car washes; provided that such assets shall not include any assets relating to the sale of petroleum products in bulk and wholesale markets.
“Revolving Facility Agent” shall mean the “Senior Representative” under and as defined in the ABL Intercreditor Agreement.
“Revolving Facility Obligations” shall mean Obligations in respect of the ABL Credit Facility.
“S&P” shall mean Standard & Poor’s Ratings Services and any successor to its rating agency business.
“Sale and Leaseback Transaction” shall mean an arrangement relating to property or assets owned by the Borrower or a Restricted Subsidiary on the Effective Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property or assets to a Person (other than the Borrower or a Restricted Subsidiary) and the Borrower or a Restricted Subsidiary leases such property or assets from such Person.
“SEC” shall mean the U.S. Securities and Exchange Commission or any successor thereto.
“Secured Parties” shall mean, collectively, each Agent, each Lender or any affiliate of any Agent, Lender (and any person that was an Agent, a Lender or an affiliate of a Lender at the time it entered into any Financial Hedging Obligations) to which Financial Hedging Obligations are owed, and each sub-agent pursuant to Section 10 appointed by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Collateral Document.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit B.
“Secured Obligations” shall mean, collectively, (i) the Term Loan Obligations and (ii) all Hedging Obligations, that are designated as a Secured Obligation hereunder, owing to any Agent, Lender or an affiliate of an Agent or a Lender (and any person that was an Agent, a Lender or an affiliate of a Lender at the time it entered into any Hedging Obligations).
“Senior Indebtedness” shall mean, with respect to any Person,
(A)    all Indebtedness of such Person, whether outstanding on the Effective Date or thereafter created, incurred or assumed and

(B)    all other Obligations of such Person (including fees, charges, expenses, reimbursement obligations and other amounts payable in respect thereof and any interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not a claim for post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (A) above, unless, in the case of clauses (A) and (B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Loans or any Guarantee;
provided, however, that Senior Indebtedness shall not include:
(1)    any obligation of such Person to the Borrower or any Subsidiary of the Borrower;
(2)    any liability for Federal, state, foreign, local or other taxes owed or owing by such Person;
(3)    any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
(4)    any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;
(5)    the portion of any Indebtedness which at the time of incurrence is incurred in violation of this Agreement; and
(6)    any Capital Stock.
“Settlement” shall mean the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.
“Settlement Asset” shall mean any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.
“Settlement Payment” shall mean the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.
“Settlement Receivable” shall mean any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Single Employer Plan” shall mean a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.
“Sole Bookrunner” shall mean J.P. Morgan Securities LLC.
“Sole Lead Arranger” shall mean J.P. Morgan Securities LLC.
“Specified Discount” shall have the meaning provided in Section 4.1(c)(ii) hereof.
“Specified Discount Prepayment Amount” shall have the meaning provided in Section 4.1(c)(ii) hereof.
“Specified Discount Prepayment Notice” shall mean an irrevocable written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 4.1(c)(ii) substantially in the form of Exhibit D.
“Specified Discount Prepayment Response” shall mean the irrevocable written response by each Lender, in form reasonably satisfactory to the Borrower and the Administrative Agent, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” shall have the meaning provided in Section 4.1(c)(ii) hereof.
“Specified Discount Proration” shall have the meaning provided in Section 4.1(c)(iv) hereof.
“SPV” shall have the meaning provided in Section 11.6(g) hereof.
“Subordinated Obligation” shall mean,
(1)    with respect to the Borrower, any Indebtedness of the Borrower (whether outstanding on the Effective Date or thereafter incurred) which is by its terms subordinate or junior in right of payment to the Loans, and
(2)    with respect to any Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Effective Date or thereafter incurred) which is by its terms subordinate or junior in right of payment to the Guarantee of such entity of the Loans.
“Subsidiary” shall mean, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b)

the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).
“Substantial Portion” shall mean, with respect to the Property of the Borrower and its Restricted Subsidiaries, Property which represents more than 15% of the consolidated assets of the Borrower and its Restricted Subsidiaries or property which is responsible for more than 15% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Restricted Subsidiaries, as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends the four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).
“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Term Loan Extension Request” shall have the meaning provided in Section 2.14(a).
“Term Loan Facility” shall mean any of the Initial Term Loan Facility and any Extended Term Loan Facility.
“Term Loan Note” shall mean a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit H hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender hereunder.
“Term Loan Obligations” shall mean the Obligations under any Loan Document, including in any event all principal, interest, fees and expenses (including all interest, fees and expenses accruing after commencement of any bankruptcy or insolvency proceeding against any Loan Party, whether or not such interest, fees or expenses are allowed in such proceeding).
“Trading with the Enemy Act” shall have the meaning provided in Section 6.21.
“Transferee” shall have the meaning provided in Section 11.6(e) hereof.

“Transformative Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Type” shall mean as to any Loan, its nature as an ABR Loan or a LIBOR Loan.
“Unfunded Liabilities” shall mean the amount, if any, by which the current liability (determined under Section 4044 of ERISA) under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Unmatured Default” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“Unrestricted Subsidiary” shall mean (i) each Subsidiary of the Borrower designated as an “Unrestricted Subsidiary” on Schedule 6.8, (ii) any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an Officers’ Certificate delivered to the Administrative Agent and (iii) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary. The Board of Directors may designate any Subsidiary of the Borrower to become an Unrestricted Subsidiary if it (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding do not violate Section 8.5 of this Agreement and (c) would constitute an Investment which the Borrower could make in compliance with Section 8.1. Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.
“U.S.” or “United States” shall mean the United States of America.
“U.S. Lender” shall have the meaning provided in Section 4.4(h) hereof.
“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at such date entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.
1.2.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)    The term “including” is by way of example and not limitation.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each shall mean “to but excluding”; and the word “through” shall mean “to and including.”
(g)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(h)    Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(i)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(j)    The word “will” shall be construed to have the same meaning as the word “shall.”

(k)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3.    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.
1.4.    Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.5.    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents and agreements (including the Loan Documents) shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.
SECTION 2.    Amount and Terms of Credit
2.1.    Commitments.
(a)    Subject to and upon the terms and conditions herein set forth, each Lender having a Commitment severally agrees to make a loan or loans (each, an “Initial Term Loan”) in a single draw on the Funding Date to the Borrower in Dollars, which Initial Term Loans shall not exceed for any such Lender the Commitment of such Lender and in the aggregate shall not exceed $500,000,000. Such Initial Term Loans (i) shall be incurred and maintained (except as provided in Section 2.6 and 2.10 hereof) as LIBOR Loans and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.
(b)    Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (A) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 hereof shall apply).

2.2.    Maximum Number of Borrowings. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.
2.3.    Notice of Borrowing.
(a)    The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Initial Term Loans if all or any of such Initial Term Loans are to be initially LIBOR Loans, and (ii) prior to 12:00 noon (New York City time) on the date of the Borrowing of Initial Term Loans, written notice (or telephonic notice promptly confirmed in writing) if all or any of such Loans are to be ABR Loans. Such notice (a “Notice of Borrowing”) shall be in substantially the form of Exhibit E and shall specify (i) the aggregate principal amount of the Initial Term Loans to be made, (ii) the date of the Borrowing and (iii) whether the Initial Term Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Initial Term Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto; provided that the Notice of Borrowing for a Borrowing of Initial Term Loans shall be revocable so long as the Borrower agrees to comply with the applicable provisions of Section 2.11 upon any such revocation. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.
(b)    Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.
2.4.    Disbursement of Funds.
(a)    No later than 11:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent, each Lender will make available its pro rata portion of each Borrowing requested.
(b)    Each Lender shall make available all amounts it is to fund to the Borrower under the Borrowing for its applicable Commitments, and in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative

Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8 hereof, for the respective Loans.
(c)    Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to, fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial Term Loan Maturity Date, all then outstanding Initial Term Loans and (ii) on the relevant maturity date for any Class of Extended Term Loans, all then outstanding Extended Term Loans of such Class.
(b)    The Borrower shall repay to the Administrative Agent, in Dollars, (i) for the benefit of the Lenders of Initial Term Loans, on the last Business Day of each March, June, September and December commencing June 30, 2013 (each, an “Initial Term Loan Repayment Date”), an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Funding Date (each, an “Initial Term Loan Repayment Amount”) (which payments shall be reduced as a result of prepayments to Initial Term Loans in accordance with Section 4.1(a), 4.1(c)(vi) and 4.2(c)).
(c)    In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.14, mature and be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Agreement.
(d)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(e)    The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(b)(iv) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made here-

under, the Type of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(f)    The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
2.6.    Conversions and Continuations.
(a)    Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least $500,000 (and multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided, that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the $500,000, (B) ABR Loans may not be converted into LIBOR Loans if a Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if a Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing), in the case of a continuation of or conversion to LIBOR Loans or (2) one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), in the case of a conversion into ABR Loans (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)    If any Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automati-

cally converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans as a Borrowing of LIBOR Loans with an Interest Period equal to the expired Interest Period, effective as of the expiration date of such current Interest Period.
2.7.    Pro Rata Borrowings. Each Borrowing of Initial Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender, severally and not jointly, shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Loan Documents shall not release any Person from performance of its obligations under any Loan Document.
2.8.    Interest.
(a)    The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be equal to the Applicable ABR Margin plus the ABR in effect from time to time.
(b)    The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be equal to the Applicable LIBOR Margin plus the relevant LIBOR Rate in effect from time to time.
(c)    If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% or (y) in the case of any overdue interest, to the extent permitted by Requirements of Law, the rate described in Section 2.8(a) hereof plus 2.00% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(d)    Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof, and shall be payable in Dollars and, except as otherwise provided below, shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December (provided that the first such payment shall be no earlier than the last Business Day of March 2013), (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that a Loan that is repaid on the same day on which it is made shall bear interest for one day.
(e)    All computations of interest hereunder shall be made in accordance with Section 4.5 hereof.
(f)    The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9.    Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six-month period or (if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions) any period shorter than one month requested by the Borrower.
Notwithstanding anything to the contrary contained above:
(a)    the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b)    if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(d)    the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.
2.10.    Increased Costs, Illegality, Etc.

(a)    In the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)    on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Effective Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or
(ii)    that, due to a Change in Law occurring after the Effective Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Loan Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 4.4 or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans hereunder increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or
(iii)    that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all par-

ties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b)    At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)    If after the Effective Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Effective Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Effective Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.
2.11.    Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 4.1 or 11.7, as a result of acceleration of the maturity of the Loans pursuant to Section 9 or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 4.1, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.
2.12.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 4.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 4.4.
2.13.    Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 4.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 4.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14.    Extensions of Loans.
(a)    The Borrower may at any time and from time to time request that all or a portion of each Loan of any Class (an “Existing Term Loan Class”) be converted or exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, with such request offered equally to all such Lenders of such Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be similar to the Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments, if any, of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization, if any, of principal of the Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the Extension Agreement with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.14(c)

below), (x)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Term Loans may be different than those for the Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Agreement, (y) subject to the provisions set forth in Section 4.1 the Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) as may be agreed between the Borrower and the Lenders thereof and (z) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date. No Lender shall have any obligation to agree to have any of its Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Loans from the Existing Term Loan Class of Term Loans from which they were extended.
(b)    The Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Term Loan Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.14. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans of an Existing Term Loan Class subject to such Extension Request converted or exchanged into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans which it has elected to convert or exchange into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Loans subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted to or exchanged to Extended Term Loans on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Loans included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement.
(c)    Extended Term Loans shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(c) and notwithstanding anything to the contrary set forth in Section 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.14(a), each Extension Agreement in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Extension Agreement with respect to the Existing Term Loan Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be reduced pursuant to such Extension Agreement (it being understood that the amount of any Repayment Amount payable with respect to any individual Term

Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Term Loans provided for therein, does not breach or result in a default under the provisions of Section 11.1 of this Agreement.
(d)    Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above, in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted or exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date).
(e)    In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Class in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Extension Series into which such other Term Loans or commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree, and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.14(c).
(f)    No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.14 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(g)    This Section 2.14 shall supersede any provisions in Section 2.7 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.14 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Term Loans without such Lender’s consent.
SECTION 3.    Fees; Commitments
3.1.    Administrative Agent’s Fees. The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.
3.2.    Commitment Fee: The Borrower agrees to pay to each Lender, through the Administrative Agent, on the earlier to occur of the Funding Date and the Commitment Expiration Date, a commitment fee in U.S. Dollars (a “Commitment Fee”) on the amount of the Commitment of such Lender at a per annum rate equal half of the Applicable LIBOR Margin until May 1, 2013 and increasing to the Applicable LIBOR Margin thereafter. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on March 1, 2013 and shall cease to accrue on the earlier to occur of the Funding Date and the Commitment Expiration Date.
3.3.    Mandatory Termination of Commitments. The Commitments shall automatically terminate on the Commitment Expiration Date.
SECTION 4.    Payments
4.1.    Voluntary Prepayments.
(a)    The Borrower shall have the right to prepay Term Loans, without premium or penalty, except as set forth in Section 4.1(b), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and in the case of LIBOR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of LIBOR Loans) the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders; (b) each partial prepayment of any Borrowing of Term Loans shall be in a multiple of $500,000 and in an aggregate principal amount of at least $1,000,000; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than $5,000,000 for LIBOR Loans; and (c) any prepayment of LIBOR Loans pursuant to this Section 4.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. Each prepayment in respect of any Class of Loans pursuant to this Section 4.1 shall be applied to reduce the Repayment Amounts in such order as the Borrower may determine and may be applied to any Class of Loans as directed by the Borrower. For the avoidance of doubt, the Borrower may (i) prepay Loans of an Existing Term Loan Class pursuant to this Section 4.1 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Exist-

ing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 4.1 without any requirement to prepay Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts or as between Classes of Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity and/or a pro-rata basis among Loan Classes. All prepayments under this Section 4.1 shall also be subject to the provisions of Sections 4.2(c) and 4.2(d).
(b)    Notwithstanding anything to the contrary contained in this Agreement, at the time of the effectiveness of any Repricing Transaction that is consummated prior to the first anniversary of the Funding Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Initial Term Loans, a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted or exchanged) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction. For the avoidance of doubt, on and after the first anniversary of the Funding Date no fee shall be payable pursuant to this Section 4.1(b).
(c)    Notwithstanding anything in this Agreement to the contrary, so long as no Default has occurred and is continuing, the Borrower may prepay the outstanding Loans on the following basis:
(i)    The Borrower shall have the right to make a voluntary prepayment of Loans at a discount to par (such prepayment, the “Discounted Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment made in accordance with this Section 4.1(c); provided that the Borrower shall not initiate any action under this Section 4.1(c) in order to make a Discounted Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan at the Specified Discount.
(ii)    Subject to the proviso to subSection (i) above, the Borrower may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Lender, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid, (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and

(IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the Lenders (the “Specified Discount Prepayment Response Date”).
(iii)    Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(iv)    If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Loans pursuant to this paragraph (c) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subSection (ii); provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subSection (v) below (subject to subSection (x) below).

(v)    In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.
(vi)    If any Loan is prepaid in accordance with this subSection (c), the Borrower shall prepay such Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the scheduled Repayment Amounts on a pro rata basis across the remaining principal installments of the Loans. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 4.1(c) shall be paid to the Discount Prepayment Accepting Lenders. The aggregate principal amount of Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.
(vii)    To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 4.1(c), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(viii)    Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 4.1(c), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(ix)    Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 4.1(c) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 4.1(c) as well as activities of the Auction Agent.
(x)    The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 4.1(c) shall not constitute a Default or Unmatured Default under this Agreement).
4.2.    Mandatory Prepayments.
(a)    On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within one Business Day after the receipt of net cash proceeds therefrom, prepay, in accordance with Section 4.2(c) below, a principal amount of Loans in an amount equal to 100% of the net cash proceeds from such Debt Incurrence Prepayment Event.
(b)    The Borrower shall, in accordance with SubSection 4.2(c), prepay the Loans to the extent required by SubSection 8.4(b) (subject to SubSection 8.4 (g)).
(c)    Application to Loans. Each prepayment of Loans required by Section 4.2 shall be (i) allocated to any Class of Loans outstanding as directed by the Borrower, (ii) applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Loans and (iii) applied to reduce the scheduled Repayment Amounts in direct order of maturity.
(d)    LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 4.2 or pursuant to Section 8.4 hereof in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount in Dollars equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 4.2.
4.3.    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in Dollars and all other payments under each Loan Document shall, unless otherwise specified in such Loan Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business

Day) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto.
(b)    Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, in the Administrative Agent’s sole discretion, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
4.4.    Net Payments.
(a)    Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all such required deductions and withholdings (including such deductions or withholdings applicable to additional sums payable under this Section 4.4) the Administrative Agent, the Collateral Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 4.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)    The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c)    The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be, (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.4) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)    Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(e)    Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally entitled to do so:
(i)    deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit J hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A)

and (B) above, as required) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and
(ii)    deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;
unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 11.6 or a Lender pursuant to Section 11.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to Section 4.4(d), (e), (h) or (i); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.
(f)    If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion exercised in good faith, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to Taxes relating to such payment made by the Borrower or any Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lend-

er, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent or the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 4.4.
(g)    If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 4.4(g). Nothing in this Section 4.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.
(h)    Each Lender and Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States federal backup withholding (i) on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the Administrative Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(i)    If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 4.4(i), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(j)    The agreements in this Section 4.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.5.    Computations of Interest. Interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed and interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
4.6.    Limit on Rate of Interest.
(a)    No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)    Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 4.6(a) hereof, the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.
(c)    Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower or any other Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8 hereof.
(d)    Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.
SECTION 5.    Conditions Precedent.
5A.    Conditions Precedent to Effectiveness of this Agreement.
The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 11.1.
5A.1.    Loan Documents. The Administrative Agent shall have received:

(a)    this Agreement, executed and delivered by the Administrative Agent, the Borrower, and each Lender;
(b)    the Guarantee, executed and delivered by each Guarantor;
(c)    the Security Agreement, executed and delivered by the Borrower, the Collateral Agent and each Guarantor;
(d)    the Pledge Agreement, executed and delivered by the Borrower, the Collateral Agent and each other pledgor party thereto; and
(e)    the executed ABL Intercreditor Agreement.
5A.2.    Collateral. Except for any items referred to on Schedule 9.20:
(a)     Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.6), shall be in proper form for filing, registration or recordation.
(b)    Pledged Stock; Stock Powers. All Capital Stock of Tesoro Refining & Marketing Company LLC and Tesoro Alaska Company shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.
(c)    Liens. The Collateral Agent shall have received customary UCC, tax lien, judgment lien and intellectual property lien searches requested by it.
5A.3.    Legal Opinions. The Administrative Agent shall have received a written opinion of (a) Charles S. Parrish, General Counsel to the Borrower and (b) Simpson Thacher & Bartlett LLP, special counsel to the Borrower and Guarantors, in each case in form and substance satisfactory to the Administrative Agent and addressed to the Lenders.
5A.4.    Certificates. The Administrative Agent shall have received (i) copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of (a) the Borrower and (b) each Guarantor, in each case, of its by-laws (or operating agreement, as applicable) and of its Board of Directors’ resolutions and of resolutions or actions by any other body authorizing the execution of the Loan Documents to which the Borrower or such Guarantor, as applicable, is a party, (ii) an incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of (a) the Borrower and (b) each Guarantor, in each case which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor are parties, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Guarantor, as applicable, (iii) a certificate signed by the chief financial officer or vice president and treasurer of the Borrower stating that on the Effective Date (a) no Default or Unmatured Default has occurred and is then continuing and (b) all of the representations and warranties in Section 6 shall be true and correct in all material respects as of such date (or an earlier date if a representation or warranty relates to a specified earlier date).
5A.5    Organizational Documents. The Administrative Agent shall have received (i) copies of the articles or certificate of incorporation (or the equivalent thereof) of (a) the Borrower and (B) each Guarantor, in each case together with all amendments thereto, and (ii) a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization.
5A.6.    Fees. All fees and expenses owing to the Agents and the Lenders on the Effective Date, including, without limitation, those closing fees described in the engagement letter dated January 14, 2013 by and between the Borrower and the Administrative Agent, as amended or modified from time to time, shall have been fully paid.
5A.7.    Representations and Warranties. On the Effective Date, the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects.
5A.8.    Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Lenders at least ten (10) calendar days prior to the Effective Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
The entering into this Agreement shall constitute a representation and warranty by the Borrower that the applicable conditions specified in Section 5A above have been satisfied.
5B.    Conditions Precedent to Borrowing.
The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 11.1.
5B.1    Loan Documents.  The Administrative Agent shall have received (a) the short form trademark security agreement in form and substance reasonably satisfactory to the Collateral Agent and (b) a Term Loan Note executed by the Borrower in favor of each Lender that has requested a Term Loan Note at least three (3) Business Days in advance of the Funding Date (provided, that if such Term Loan Notes cannot be delivered on or prior to the Funding Date notwithstanding the Borrower’s use of commercially reasonable efforts to deliver the same, delivery thereof shall not be a condition to closing but such Term Loan Notes shall be delivered promptly thereafter).
5B.2    Representations and Warranties.  On the Funding Date, the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects.

5B.3    Solvency Certificate.  On the Funding Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior financial officer of the Borrower substantially in the form of Exhibit J.
5B.4    BP Acquisition.  The BP Acquisition shall be consummated substantially concurrently with the initial funding of the Initial Term Loans.
5B.5    Fees.  The Lenders shall have received all accrued and unpaid Commitment Fees due and payable on the Funding Date.
5B.6    Notice of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.3(a).
5B.7    Certificates. The Administrative Agent shall have received a certificate signed by the chief financial officer or vice president and treasurer of the Borrower stating that on the Effective Date (a) no Default or Unmatured Default has occurred and is then continuing, (b) all of the representations and warranties in Section 6 shall be true and correct in all material respects as of such date (or an earlier date if a representation or warranty relates to a specified earlier date) and (c) the Loans constitute “senior indebtedness” under the indentures governing each of the 2017 Notes, the 2022 Notes and the Borrower’s 9 3/4% Senior Notes Due 2019.
5B.8    Patriot Act. To the extent not previously delivered on the Effective Date, the Administrative Agent and the Lenders shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Lenders at least ten (10) calendar days prior to the Funding Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
5B.9    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.6), shall be in proper form for filing, registration or recordation.
5B.10    Liens. To the extent not previously delivered on the Effective Date, the Collateral Agent shall have received customary intellectual property lien searches requested by it relating to the trademarks acquired in connection with the BP Acquisition.
The initial Borrowing shall constitute a representation and warranty by the Borrower that the applicable conditions specified in Section 5B above have been satisfied.

SECTION 6.    Representations, Warranties and Agreements
In order to induce the Lenders to enter into this Agreement and to make the Loans as provided for herein, the Borrower makes, on the Effective Date, the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:
6.1.    Existence and Standing. Each of the Borrower and its Restricted Subsidiaries is a corporation, partnership (in the case of Restricted Subsidiaries only) or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified does not or would not be expected to cause or result in the occurrence of a Material Adverse Effect.
6.2.    Authorization and Validity. Each of the Borrower and Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which the Borrower or each such Guarantor, as applicable, is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which the Borrower or each such Guarantor, as applicable, is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower or such Guarantor, as applicable, is a party constitute legal, valid and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.
6.3.    No Conflict; Government Consent. Neither the execution and delivery by the Borrower or the Guarantors, as applicable, of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of the Guarantors, or (ii) the Borrower’s or any Guarantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of the Guarantors is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Guarantor pursuant to the terms of, any such indenture, instrument or agreement except where such violation would not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or exemption by, any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of the Guarantors, is required to be obtained by the Borrower or any of the Guarantors in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Secured Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents except where failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.
6.4.    Financial Statements. The December 31, 2011, March 30, 2012, June 30, 2012 and September 30, 2012 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at such date in all material respects.
6.5.    Material Adverse Change. Since December 31, 2011, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Restricted Subsidiaries, taken together, which would reasonably be expected to have a Material Adverse Effect.
6.6.    Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed (except where failure to file such other tax returns would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by clause (5) of the definition of Permitted Liens). The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 2007.
6.7.    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Restricted Subsidiaries which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which would not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.
6.8.    Subsidiaries. Schedule 6.8 contains an accurate list of all Subsidiaries of the Borrower as of the Effective Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Restricted Subsidiaries. Schedule 6.8 also identifies those Subsidiaries that constitute Guarantors. All of the issued and outstanding shares of capital stock or other ownership interests of such Restricted Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
6.9.    ERISA. As of the Effective Date, the Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000,000. As of the Effective Date, each

Plan complies with all minimum funding requirements under ERISA. Except as provided on Schedule 6.9, as of the Effective Date, neither the Borrower nor any member of the Controlled Group is party to a Multiemployer Plan or has, or would reasonably be expected to have, any liability to a Multiemployer Plan.
6.10.    Accuracy of Information. The information, exhibits or reports furnished by the Borrower to the SEC on Form 10-K and Form 10-Q do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
6.11.    Material Agreements. Neither the Borrower nor any Restricted Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or instrument to which it is a party, which default would reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
6.12.    Regulation U. Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Loan, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Restricted Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.
6.13.    Compliance With Laws. The Borrower and its Restricted Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to do so has not caused or resulted in the occurrence of a Material Adverse Effect.
6.14.    Ownership of Properties. On the Effective Date, the Borrower and its Restricted Subsidiaries have good title, free of all Liens other than those permitted by Section 8.6, to all of the assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent, as owned by the Borrower and its Restricted Subsidiaries.
6.15.    Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
6.16.    Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Restricted Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this considera-

tion, the Borrower has concluded that, in its good faith determination, the risks and liabilities accruing to the Borrower due to Environmental Laws are not reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.
6.17.    Investment Company Act. Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
6.18.    Insurance. The Borrower maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice. The Borrower has delivered to the Administrative Agent and the Lenders a complete and accurate list of its insurance policies and programs and the Property subject thereto as of the Effective Date. The Borrower has caused all such policies to be subject to provisions which prohibit the cancellation thereof by the provider thereof without at least thirty (30) days’ prior written notice to the Borrower and each loss payee thereof.
6.19.    No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.
6.20.    USA PATRIOT Act.
(a)    Neither the Borrower nor any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Prohibited Person, and the Borrower, its Restricted Subsidiaries and, to the knowledge of the Borrower, such Controlled Affiliates are in compliance with all applicable orders, rules and regulations of OFAC.
(b)    Neither the Borrower nor any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any of their respective Controlled Affiliates: (i) is targeted by United States or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or acts on behalf of, any Person that is targeted by United States or multilateral economic or trade sanctions currently in force; or (iii) is named, identified or described on any list of Persons with whom United States Persons may not conduct business, including any such blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other such lists published or maintained by the United States, including OFAC, the United States Department of Commerce or the United States Department of State.
6.21.    Embargoed Persons. (a) None of the Borrower’s or its Restricted Subsidiaries’ assets constitute property of, or are beneficially owned, directly or indirectly, by any Person targeted by economic or trade sanctions under United States law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading with the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which includes, without limitation, (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the Act), if the result of such ownership would be that any Loan made by any Lender would be in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in the Borrower if the result of such interest would be that any Loan would be in violation of law; (c) the Borrower has not engaged in business with Embargoed Persons if the result of such business would be that any Loan made by any Lender would be in violation of law; and (d) neither Borrower nor any Controlled Affiliate (i) is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person.” For purposes of determining whether or not a representation is true under this Section 6.21, the Borrower shall not be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the beneficial ownership of any collective investment fund.
SECTION 7.    Affirmative Covenants
7.1.    Financial Reporting.
(a)    Whether or not required by the SEC’s rules and regulations, so long as any Loans are outstanding, the Borrower shall furnish (whether through hard copy or internet-accessible data) to the Lenders and the Administrative Agent, within the time periods specified in the SEC’s rules and regulations, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Borrower were required to file such reports, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower were required to file such reports.
(b)    All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Borrower’s consolidated financial statements by the Borrower’s independent registered public accounting firm. In addition, the Borrower shall file a copy of each of the reports referred to in clauses (a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
(c)    If at any time, the Borrower is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Borrower shall nevertheless continue filing the reports specified in clauses (a) and (b) with the SEC within the time periods specified above unless the SEC will not accept such a filing; provided that, for so long as the Borrower is not subject to the periodic reporting requirements of the Exchange Act for any reason, the time period for filing reports on Form 8-K shall be ten Business Days after the event giving rise to the obligation to file such report. The Borrower agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Borrower’s filings for any reason, the Borrower shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Borrower were required to file those reports with the SEC, subject to the above proviso.
(d)    Delivery of such reports, information and documents to the Administrative Agent is for informational purposes only, and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder (as to which the Administrative Agent is entitled to rely exclusively on Officers’ Certificates).
(e)    The Borrower shall be deemed to have furnished such reports to the Administrative Agent and the Lenders pursuant to this Section 7.1 if it has filed such reports with the SEC using the EDGAR filing system (or any successor thereto) and such reports are publicly available.
7.2.    Compliance Certificate.
(a)    The Borrower shall deliver to the Administrative Agent, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Borrower and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Authorized Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Authorized Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Unmatured Default shall have occurred, describing all such Defaults or Unmatured Defaults of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Loans is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto.
(b)    The Borrower shall, so long as any Loans are outstanding, deliver to the Administrative Agent, forthwith upon any Authorized Officer having knowledge that an event or circumstance constitutes a Default or Unmatured Default and that such event or circumstance has occurred and is existing, an Officers’ Certificate specifying such Default or Unmatured Default and what action the Borrower is taking or proposes to take with respect thereto.
7.3.    Taxes. The Borrower will, and will cause each Restricted Subsidiary to, timely file complete and correct United States federal and applicable material foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.
7.4.    Waiver of Stay, Extension and Usury Laws. Subject to Section 4.6 hereof, each of the Borrower and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Borrower and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.
7.5.    Use of Proceeds. The Borrower will, and will cause each Restricted Subsidiary to, use the proceeds of the Loans (a) to finance the BP Acquisition, (b) for general corporate purposes, including, without limitation, for working capital, to repay certain Indebtedness, capital expenditures, Permitted Acquisition Indebtedness, other investments and dividends and other distributions permitted hereunder and to pay fees and expenses incurred in connection with this Agreement. The Borrower shall use the proceeds of the Loans in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
7.6.    Notice of Default. Within five (5) Business Days after an Authorized Officer has knowledge thereof, the Borrower will, and will cause each Guarantor to, give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default.
7.7.    Corporate Existence. Subject to Section 8.8 hereof, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Restricted Subsidiary; provided, however, that the Borrower shall not be required to preserve the existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole. For the avoidance of doubt, this Section 7.7 shall not prohibit any change of the Borrower or any Restricted Subsidiary (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number.
7.8.    Conduct of Business. The Borrower will, and will cause each Guarantor to, carry on and conduct its business in substantially the same manner and in similar fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in each of its jurisdictions of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not reasonably be expected to cause or result in the occurrence of a Material Adverse Effect.
7.9.    Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practices. The Borrower shall deliver to the Administrative Agent additional insured or lender’s loss payable endorsements in form and substance reasonably acceptable to the Administrative Agent for insurance policies providing coverage for the Collateral. Each such policy providing coverage for the Collateral maintained by the Borrower or a Restricted Subsidiary shall provide that the insurer will endeavor to give at least (30) days’ prior written notice of any cancellation to the Borrower or the applicable Restricted Subsidiary, and the Administrative Agent.
7.10.    Compliance with Laws. The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the Borrower believes in good faith that the failure to do so would not reasonably be expected to cause or result in the occurrence of a Material Adverse Effect.
7.11.    Maintenance of Properties. Subject to Section 8.4, the Borrower will, and will cause each Restricted Subsidiary to, maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times in the ordinary course; provided, however, that the foregoing shall not prohibit, limit or impair the Borrower’s or any Restricted Subsidiary’s ability to sell or discontinue the use of, in its reasonable business judgment, any Property.
7.12.    Inspection; Keeping of Books and Records. The Borrower will, and will cause each Restricted Subsidiary to, permit the Administrative Agent, by its respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Restricted Subsidiary (including all insurance policies), including, without limitation, at least one field exam per calendar year, to examine and make copies of the books of accounts and other financial records of the Borrower and each Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Restricted Subsidiary with, and to be advised as to the same by, their respective officers, at such reasonable times during the Borrower’s or such Restricted Subsidiary’s normal business hours not more than one (1) time per fiscal year, provided that, to the extent a Default then exists, as often as reasonably requested. The Borrower shall keep and maintain, and cause each of its Restricted Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their re-

spective businesses and activities. If a Default has occurred and is continuing, the Borrower shall turn over copies of any such records to the Administrative Agent or its representatives as the Administrative Agent shall reasonably request. The Administrative Agent agrees that it shall conduct any such inspection or examination in reasonable accordance with the Borrower’s and its Restricted Subsidiaries’ safety policies and procedures and shall not materially interfere with or impair the Borrower’s or its Restricted Subsidiaries’ operations.
7.13.    Collateral Documents; Guarantors.
(a)    The Borrower shall execute or shall cause to be executed on the date any Person that is organized under the laws of the United States or any state thereof becomes obligated in respect of the Revolving Facility Obligations, (x) a supplement to the Guarantee pursuant to which such Person shall become a party thereto; (y) a Security Agreement in substantially in the form of Exhibit B hereto (or a supplement thereto) solely to the extent that such Person grants a lien on its property to secure the Revolving Facility Obligations; and (z) a supplement to Schedule 6.8 identifying the applicable additional new Guarantor.
(b)    In order to further effect the requirements of this Section 7.13, the Borrower shall promptly deliver or cause to be delivered to the Collateral Agent all Collateral Documents, together with appropriate corporate resolutions and other documentation (including opinions of counsel, UCC financing statements, and such other documents as shall be reasonably requested to perfect the Collateral Agent’s Lien), in each case in form and substance reasonably satisfactory to the Collateral Agent, necessary to reasonably satisfy the Collateral Agent that it has a perfected pledge of, security interest in and Lien upon the Collateral owned by such new Guarantor subject to Liens permitted pursuant to Section 8.6.
(c)    The Borrower shall cause each Guarantor to acknowledge and agree that such Guarantor’s entry into the Guarantee is a condition to and is given as an inducement for and in consideration of credit accommodations extended to the Borrower under this Agreement and the other Loan Documents and not for any credit accommodation extended to such Guarantor.
(d)    Upon the consummation of the BP Acquisition, (i) the Borrower shall deliver to the Collateral Agent a supplement to “Exhibit E” of such Security Agreement listing those trademarks described in Section 2 of “Exhibit E” as of the Effective Date and (ii) the Borrower shall execute a short form trademark security agreement in form and substance reasonably satisfactory to the Collateral Agent, which grants a security interest in all such newly listed trademarks.
(e)    This Section 7.13 shall not apply with respect to Unrestricted Subsidiaries.
SECTION 8.    Negative Covenants
8.1.    Restricted Payments. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or in-

direct holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Equity) of the Borrower or declared or paid to the Borrower or any of its Restricted Subsidiaries; (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower (other than any such Equity Interests owned by the Borrower or a Restricted Subsidiary of the Borrower); (3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Loans, except (i) any intercompany indebtedness between or among the Borrower and any of its Restricted Subsidiaries and (ii) a payment of interest or principal at the Maturity Date or a purchase, redemption, defeasance or other acquisition of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity in each case due within one year of the date of purchase, redemption, defeasance or other acquisition; or (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(a)    no Default or Unmatured Default shall have occurred and be continuing;
(b)    the Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.3; and
(c)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower or any of its Restricted Subsidiaries after September 27, 2012 (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (viii), (ix), (x), (xi), (xii) or (xiii) of the next succeeding paragraph), is less than the sum of:
(i)    50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from July 1, 2012 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus
(ii)    100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by the Borrower from the issue or sale, in either case, since September 27, 2012 of (A) Equity Interests of the Borrower (other than Disqualified Equity), or (B) Disqualified Equity or debt securities of the Borrower that have been converted into, or exchanged for, Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by the Borrower from any such conversion or exchange of such debt securities sold or issued prior to September 27, 2012 other than Equity Interests (or Disqualified Equity or con-

vertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Borrower and other than Disqualified Equity or debt securities that have been converted or exchanged into Disqualified Equity, plus
(iii)    in case any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary pursuant to the terms hereof or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, the Borrower or a Restricted Subsidiary, 100% of the Fair Market Value of such Investment in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) as of the time of such redesignation, combination or transfer, plus
(iv)    to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by the Borrower or any Restricted Subsidiary after September 27, 2012 is sold, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of assets or property other than cash received and (B) with respect to any Restricted Investment that was made by the Borrower or any Restricted Subsidiary after September 27, 2012, the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment; plus
(v)    $1.0 billion.
The foregoing provisions shall not prohibit:
(i)    the payment of any dividend or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of the declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of this Agreement (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);
(ii)    the making of any Restricted Payments out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance shall be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 120 days after such sale or issuance) (other than to a Restricted Subsidiary of the Borrower) of Equity Interests of the Borrower (other than any Disqualified Equity), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (c)(ii) of the preceding paragraph;
(iii)    the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, any Subordinated Obligation with the net cash pro-

ceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;
(iv)    the payment of any dividend or distribution by a Restricted Subsidiary of the Borrower to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis and the payment of any dividend or distribution by the Borrower to the holders of its Disqualified Equity, provided that such Disqualified Equity is issued on or after September 27, 2012;
(v)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower held by any current or former officer, employee, consultant or director of the Borrower (or any of its Subsidiaries) pursuant to the terms of any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (v) shall not exceed $15.0 million in any twelve-month period (with up to $7.5 million of any unused amount in any 12-month period to be carried forward to successive calendar years and added to such amount); provided, further, that such amount in any calendar year may be increased by an amount not to exceed, (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity) of the Borrower to any current or former officers, employees, consultants or directors of the Borrower or any of its Subsidiaries that occurs after September 27, 2012, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c)(ii) of the preceding paragraph and are not associated with Indebtedness owing to the Borrower or any Restricted Subsidiary; plus (B) the cash proceeds of key man life insurance received by the Borrower or its Restricted Subsidiaries after September 27, 2012; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any current or former officers, employees, consultants or directors of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower shall not be deemed to constitute a Restricted Payment for purposes of this Section 8.1 or any other provision of this Agreement;
(vi)    repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent that such Equity Interest represents all or a portion of the exercise price thereof;
(vii)    the purchase, repurchase, redemption, defeasance, acquisition or other retirement of any Indebtedness that is subordinated in right of payment to the Loans pursuant to provisions similar to those described in Section 8.4; provided that, prior to such purchase, repurchase, redemption, defeasance, acquisition or other retirement, the Borrower (or a third party to the extent permitted by this Agreement) has made an Asset Sale Offer with respect to the Loans as a result of such Asset Sale and has repaid all Loans validly tendered and not withdrawn in connection with such Asset Sale Offer;

(viii)    cash payments in lieu of the issuance of fractional shares, or the purchase by the Borrower of fractional shares in connection with (A) the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower or (B) stock dividends or distributions, stock splits, revenue stock splits, merger, consolidation or other business combinations;
(ix)    the declaration and payment of dividends on mandatorily convertible preferred stock of the Borrower (other than Disqualified Equity) issued after the Effective Date in an aggregate amount not to exceed the amount of Designated Proceeds;
(x)     (A) the payment of dividends or other distributions on Equity Interests of the Borrower and (B) the repurchase, redemption or other acquisition or retirement for value of Equity Interests, in each case, on any date where such series of the Loans are rated Baa or better by Moody’s and BB or better by S&P (or in either case, if such entity ceases to rate such Loans for reasons outside of the control of the Borrower, the equivalent credit rating from any other Rating Agency), provided that on the date of such dividend, other distribution or repurchase, redemption or other acquisition or retirement for value after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available, the Borrower’s Leverage Ratio would have been equal to or less than 2.0 to 1.0;
(xi)    other Restricted Payments made pursuant to this clause (xi) in an aggregate amount not to exceed at any one time outstanding $200.0 million;
(xii)    payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants; or
(xiii)    payments or distributions to dissenting shareholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with Section 8.8 of this Agreement.
In determining whether any Restricted Payment is permitted by this Section 8.1, the Borrower may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (xiii) of the preceding paragraph or among such clauses and the first paragraph of this Section 8.1 including clauses (a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under this Section 8.1. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.
The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if: (i) immediately after giving effect to such designation, the Borrower could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge

Coverage Ratio test under the first paragraph of Section 8.3 hereof or the Fixed Charge Coverage Ratio of the Borrower immediately after giving effect to such designation would not be less than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such designation; and (ii) no Default or Unmatured Default would be in existence following such designation. Any such designation by the Board of Directors shall be evidenced by the Borrower promptly filing with the Administrative Agent a copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
The Board of Directors may designate any Subsidiary of the Borrower to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of “Unrestricted Subsidiary,” which requirements include that such designation shall be made in compliance with this Section 8.1. For purposes of making the determination as to whether such designation would be made in compliance with this Section 8.1, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 8.1. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation.
If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof, and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.
8.2.    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower that is not a Guarantor to:
(i)    (x) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries, provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;
(ii)    make loans or advances to the Borrower or any of its Restricted Subsidiaries; or
(iii)    transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.
However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(a)    agreements in effect on September 27, 2012 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, for the purposes of this Section 8.2, “amendments”) of any such agreements or any Indebtedness outstanding on September 27, 2012 to which such agreements relate, provided that such amendments are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in such agreement, as in effect on the September 27, 2012, as determined by the Borrower;
(b)    any Credit Facility in effect after the Effective Date to the extent its provisions are not materially more restrictive, taken as a whole, with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in any Credit Facility as in effect on the Effective Date, as determined by the Borrower;
(c)    this Agreement, the Loans, the Guarantees or any indenture governing debt securities issued by the Borrower or any Guarantor that are not materially more restrictive, taken as a whole, with respect to such dividend, distribution or other payment restrictions and other loan or investment restrictions than those contained in this Agreement and the Guarantees, as determined by the Borrower;
(d)    any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions hereof;
(e)    applicable law, rule, regulation or order;
(f)    any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by or merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition or at the time it merges with or into the Borrower or any Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person’s subsidiaries, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive taken as a whole than those in effect on the date of the acquisition;
(g)    restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in contracts, agreements, licenses, leases and conveyances entered into in the ordinary course of business;
(h)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature described in clause (iii)    above on the property acquired or leased;

(i)    customary provisions in bona fide contracts for the sale of property or assets that restricts the sale or disposition of such property or assets pending such sale;
(j)    any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;
(k)    agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to Section 8.3 hereof, and not in violation of Section 8.6 hereof, that limit the right of the debtor to dispose of assets subject to such Liens;
(l)    Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Borrower;
(m)    provisions with respect to the disposition or distribution of assets in partnership agreements, limited liability company organizational governance documents, joint venture agreements, asset sale agreements, agreements relating to Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business;
(n)    other Indebtedness, Disqualified Equity or preferred stock permitted to be incurred subsequent to the Effective Date pursuant to Section 8.3 hereof, provided that the encumbrances and restrictions contained therein shall not materially impair the Borrower’s ability to make payments under the Loans when due, as determined in good faith by the Borrower;
(o)    encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under this Agreement from time to time; and
(p)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.
8.3.    Incurrence of Indebtedness and Issuance of Disqualified Equity. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), other than Permitted Debt, and the Borrower shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Equity; provided, however, that the Borrower or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Equity if the Borrower’s Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

The provisions of the first paragraph of this Section 8.3 shall not apply to the incurrence of any Permitted Debt. Notwithstanding anything to the contrary contained in this Section 8.3, accrual of interest, the accretion of accreted value or the amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.3.
The Borrower shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower unless such Indebtedness is also contractually subordinated in right of payment to the Loans on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
For purposes of determining compliance with this Section 8.3, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) of the definition of “Permitted Debt” or is entitled to be incurred pursuant to the first paragraph of this Section 8.3, the Borrower shall, in its sole discretion, classify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner that complies with this Section 8.3 and such item of Indebtedness or a portion thereof may be classified (or later classified or reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph of this Section 8.3; provided that all Indebtedness outstanding under the ABL Credit Facility on the Effective Date shall be treated as incurred on the Effective Date under clause (i) of the definition of Permitted Debt.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the incurrence of such new Indebtedness.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue dis-

count; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (a) the Fair Market Value of such assets at the date of determination; and (b) the amount of the Indebtedness of the other Person.
8.4.    Asset Sales.
(a)    The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Borrower or the Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale and which shall give effect to the assumption by another Person of any liabilities as provided for in clause (ii)(a) of this paragraph) of the assets or Equity Interests issued or sold or otherwise disposed of; (ii) at least 75% of the consideration received in such Asset Sale (provided such requirement shall be 50% for any Asset Sale to an MLP Party, other than sales of core refinery assets) is in the form of cash or Cash Equivalents; provided that any of the following items shall be deemed to be cash and Cash Equivalents for the purposes of this clause (ii): (A) the assumption (by contract or otherwise) of any liabilities (as shown on the Borrower’s or the Restricted Subsidiary’s most recent balance sheet) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans or any Guarantee) by the transferee of any such assets that releases the Borrower or the Restricted Subsidiary from further liability with respect to such liabilities; (B) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following their receipt (to the extent of cash or Cash Equivalents received); (C) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of “Permitted Investments”; (D) accounts receivable of a business retained by the Borrower or any of its Restricted Subsidiaries following the sale of such business; provided that such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable; and (E) any Designated Non-cash Consideration received by the Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) not to exceed 10% of the Consolidated Net Worth of the Borrower at the time of the receipt of such Designated Non-cash Consideration with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value.
(b)    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Borrower or such Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:
(i)    to permanently reduce:
(A)    ABL Obligations or other Obligations under Senior Indebtedness (other than any Equal Priority Obligations or Junior Lien Obligations) that is secured by a Lien permitted under this Agreement (which Lien is either (x) senior to the Lien of the Loans with respect to the Collateral or (y) on an asset not constituting Collateral (in the case of this clause (y), such permanent reduction shall only be permitted with the Net Asset Sale Proceeds of an Asset Sale consisting of assets which do not constitute Collateral)), and, in each case, to correspondingly reduce commitments with respect thereto;
(B)    Equal Priority Obligations of the Borrower or any Restricted Subsidiary (and to correspondingly reduce any outstanding commitments with respect thereto); provided that to the extent the Borrower or any Restricted Subsidiary reduces or makes an offer to prepay, as applicable, Equal Priority Obligations other than the Loans, the Borrower shall equally and ratably reduce or make an offer to prepay, as applicable, the Loans at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of the Loans that would otherwise be prepaid; or
(C)    Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Borrower or another Restricted Subsidiary that is not a Guarantor;
(ii)    to acquire a controlling interest in another business or all or substantially all of the assets of, or Capital Stock or operating line of, another business, in each case engaged in a Permitted Business,
(iii)    to make capital expenditures, or
(iv)    to acquire other non-current assets to be used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of “Permitted Investments”;
provided that the Borrower or the applicable Restricted Subsidiary shall be deemed to have complied with clause (b), (c) or (d) if, within 365 days of such Asset Sale, the Borrower or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b), (c) or (d), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale; provided further, pending the final application of any such Net Proceeds pursuant to this Section 8.4, the Borrower or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by this Agreement.
(c)    Any Net Proceeds from Asset Sales that are not invested or applied within the time period set forth in the last paragraph of Section 8.4(b) shall be deemed to constitute “Excess Asset Sale Proceeds.”
Within five days after the date on which the aggregate amount of Excess Asset Sale Proceeds exceeds $100.0 million (or at the Borrower’s option, an earlier date), the Borrower shall be required to make an offer to all Lenders and the holders of any Indebtedness the Liens securing which rank equally and ratably to the Loans (“Equal Priority Indebtedness”), that is subject to requirements with respect to the application of net proceeds from asset sales that are substantially similar to those contained in this Agreement (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of the Loans and such other Equal Priority Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value) thereof plus accrued and unpaid interest, if any, thereon, to the date of prepayment or purchase, subject to the right of Lenders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in Section 4.2 hereof. To the extent that the aggregate principal amount (or accreted value) of Loans and other Equal Priority Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, the Borrower and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by this Agreement. If the aggregate principal amount (or accreted value) of Loans or Equal Priority Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, the Administrative Agent shall select such Loans and such other Equal Priority Indebtedness to be prepaid or purchased on a pro rata basis based on the principal amount or accreted value tendered. Upon completion of the offer to purchase, the amount of Excess Asset Sale Proceeds shall be reset at zero.
8.5.    Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with any Affiliate of any such Person (each of the foregoing, an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, unless
(i)    the terms of such Affiliate Transaction are no less favorable in any material respect to the Borrower or the relevant Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm’s-length transaction by the Borrower or such Restricted Subsidiary with a Person that is not an Affiliate of the Borrower; and
(ii)    if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Borrower delivers to the Administrative Agent a resolution adopted by its Board of Directors approving such Affiliate Transaction and confirming that such Affiliate Transaction complies with clause (ii) above;
provided that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of this Section 8.5:
(1)    Affiliate Transactions involving the purchase, sale, gathering, marketing, storage, terminalling, construction, transportation, and related logistical and operating activities, of crude oil, natural gas and other hydrocarbons, and re-

fined products therefrom, in the ordinary course of any Permitted Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties;
(2)    reasonable fees and compensation paid to or for the benefit of any employee, officer or director of the Borrower or any of its Restricted Subsidiaries, and any employment agreement, customary benefit program or arrangement, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of its business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;
(3)    transactions between or among (A) the Borrower and one or more Restricted Subsidiaries and (B) any Restricted Subsidiaries;
(4)    the existence of, or performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any written agreement in effect on September 27, 2012, as such agreement may be amended, modified or supplemented from time to time and any similar agreements which it may enter into thereafter; provided, however, that any amendment, modification or supplement to any such agreement or any such similar agreements entered into after September 27, 2012 shall be permitted only to the extent that its terms, taken as a whole, are not materially less favorable to the Borrower or any Restricted Subsidiary as compared to the terms of the agreement in effect on September 27, 2012, as determined by the Borrower;
(5)    loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case, in the ordinary course of business;
(6)    maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;
(7)    fees and compensation paid and other benefits made available to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Restricted Subsidiaries in their capacity as such, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance, to the extent such fees and compensation are customary;
(8)    issuances of Equity Interests of the Borrower (other than Disqualified Equity) to Affiliates of the Borrower or any of its Restricted Subsidiaries and performance of reasonable and customary registration rights;

(9)    Restricted Payments that are permitted by Section 8.1 hereof and the definition of “Permitted Investments”;
(10)    any transactions between the Borrower or any Restricted Subsidiary and any Person, a director of which is also a director of the Borrower or a Restricted Subsidiary; provided that such director abstains from voting as a director of the Borrower or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction;
(11)    any sale or other disposition or related transaction specified by the Omnibus Agreement;
(12)    transactions with a Person that is an Affiliate of the Borrower solely because the Borrower owns, directly or indirectly, an Equity Interest in, or controls, such Person;
(13)    any transaction in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (i) above;
(14)    guarantees of performance by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money; and
(15)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the Borrower or that meet the requirements of clause (i) above.
8.6.    Liens. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing any Indebtedness (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Effective Date or acquired after the Effective Date, unless (i) in the case of Liens securing Subordinated Obligations of the Borrower or a Restricted Subsidiary, the Loans or the Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the Loans or the Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and (ii) in the case of Liens securing Senior Indebtedness of the Borrower or a Restricted Subsidiary, the Loans or the Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

8.7.    Effectiveness of Covenants and Other Provisions Upon an Investment Grade Rating Event.
(a)    Upon and after the occurrence of an Investment Grade Rating Event, the Borrower and its Subsidiaries, as the case may be, shall cease to be subject to Sections 7.1, 7.3, 7.7(other than with respect to the corporate existence of the Borrower), 7.13, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8 hereof (other than clause (i) of the first paragraph thereof) and clause (i) of Section 9.1 hereof and such provisions of this Agreement shall no longer have any effect. Such provisions of this Agreement shall not be reinstituted following the occurrence of an Investment Grade Rating Event even if the rating assigned to the Loans by a Rating Agency falls below an Investment Grade Rating.
(b)    Following the occurrence of an Investment Grade Rating Event, if the Borrower or any Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary, the Borrower or such Subsidiary, as the case may be, shall secure the Loans equally and ratably with (or, at the option of the Borrower, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by a Lien and the Attributable Amounts of all Sale and Leaseback Transactions involving Principal Properties would not exceed 15% of the Borrower’s Consolidated Net Tangible Assets.
8.8.    Merger, Consolidation or Sale of Assets. The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving corporation), or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:
(i)    the Borrower is the resulting, transferee or surviving Person or the resulting, transferee or surviving Person (if other than the Borrower) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, all of the obligations and covenants of the Borrower under this Agreement and the Loans; provided that, unless such resulting, transferee or surviving Person is a corporation, a corporate co-borrower of the Loans shall be added to this Agreement by such documentation;
(ii)    immediately after such transaction no Default or Unmatured Default shall exist; and
(iii)    either (a) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, the Borrower or the resulting, transferee or surviving Person (if other than the Borrower) would have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Borrower immediately prior to such transaction, (b) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, the Borrower or the resulting, transferee or surviving Person (if other than the Borrower) would be able to incur at least $1.00 of ad-

ditional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 8.3 hereof; or (c) immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of the Borrower or the resulting, transferee or surviving Person (if other than the Borrower) would be not less than the Consolidated Net Worth of the Borrower immediately prior to such transaction.
Clause (iii) of the preceding paragraph shall not apply to (1) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Borrower and any of its Restricted Subsidiaries or (2) a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction.
This Section 8.8 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Borrower and any of the Guarantors.
SECTION 9.    Defaults and Remedies
9.1.    Events of Default. The occurrence of any one or more of the following events shall constitute a “Default”:
(a)    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Restricted Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.
(b)    Nonpayment of (i) principal of any Loan when due, or (ii) interest upon any Loan or other Secured Obligations under any of the Loan Documents within three (3) Business Days after such interest, fee or other Secured Obligation becomes due.
(c)    The breach by the Borrower of any of the terms or provisions of Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6 (to the extent related to or affecting Property constituting or required to constitute Collateral), or 8.8.
(d)    The breach by the Borrower (other than a breach which constitutes a Default under another clause of this Section 9.1) of:
(i)    Section 8.6 (to the extent related to or affecting Property not constituting or not required to constitute Collateral) and such breach is not remedied within five (5) Business Days of the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise has knowledge of any such breach;
(ii)    Sections 7.9 or 7.12 and such breach is not remedied within ten (10) Business Days of written notice from the Administrative Agent or any Lender to the Borrower; or

(iii)    any of the other terms or provisions of this Agreement or any Loan Document which is not remedied within thirty (30) Business Days after the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise has knowledge of any such breach.
(e)    Failure of the Borrower or any of its Restricted Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Restricted Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Restricted Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
(f)    The Borrower or any of its Restricted Subsidiaries shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this clause (f) or (vi) fail to contest in good faith any appointment or proceeding described in clause (g) below.
(g)    Without the application, approval or consent of the Borrower or any of its Restricted Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Restricted Subsidiaries or any Substantial Portion of its Property, or a proceeding described in clause (f)(iv) above shall be instituted against the Borrower or any of its Restricted Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) consecutive days.
(h)    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Restricted Subsidiaries which, when taken together with all other

Property of the Borrower and its Restricted Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
(i)    The Borrower or any of its Restricted Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $75,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.
(j)    The Unfunded Liabilities of all Single Employer Plans shall exceed $75,000,000 in the aggregate, or any Reportable Event shall occur in connection with any Plan with Unfunded Liabilities in excess of $75,000,000.
(k)    Any Change of Control shall occur.
(l)    Any Loan Document shall fail to remain in full force or effect or any action shall be taken by the Borrower or any Guarantor to discontinue or to assert the invalidity or unenforceability of any Loan Document or any Lien in favor of the Administrative Agent under the Loan Documents, or such Lien shall not have the priority contemplated by the Loan Documents.
(m)    An event (such event, an “Off-Balance Sheet Trigger Event”) shall occur which (i) permits the investors or purchasers in respect of Off-Balance Sheet Liabilities of the Borrower or any Affiliate of the Borrower to require the amortization or liquidation of such Off-Balance Sheet Liabilities in excess of $75,000,000 and (x) such Off-Balance Sheet Trigger Event shall not be remedied or waived within the later to occur of the tenth (10th) day after the occurrence thereof or the expiry date of any grace period related thereto under the agreement evidencing such Off-Balance Sheet Liabilities, or (y) such investors shall require the amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such Off-Balance Sheet Trigger Event, (ii) results in the termination of reinvestments of collections or proceeds of receivables and related assets under the agreements evidencing such Off-Balance Sheet Liabilities other than as a result of the termination or expiration of the agreement creating such Off-Balance Sheet Liability upon maturity, or (iii) causes or otherwise permits the replacement or substitution of the Borrower or any Affiliate thereof as the servicer under the agreements evidencing such Off-Balance Sheet Liabilities; provided, however, that this clause (m) shall not apply on any date with respect to any voluntary request by the Borrower or an Affiliate thereof for an above-described amortization, liquidation, or termination of reinvestments so long as the aforementioned investors or purchasers cannot independently require on such date such amortization, liquidation or termination of reinvestments.
9.2.    Remedies upon Default, Waivers of Past Defaults.

(a)    If any Default (other than a Default specified in clause (f) or (g) of Section 9.1 hereof) occurs and is continuing under this Agreement, the Administrative Agent may, and, upon written request of the Required Lenders, shall declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Loans to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately; provided that the remedies contained in this Section 9.2(a) shall be subject to the terms and conditions contained in the ABL Intercreditor Agreement.
Notwithstanding the foregoing, in the case of a Default arising under clause (f) or (g) of Section 9.1 hereof, all outstanding Loans and other Obligations shall be due and payable immediately without further action or notice.
(b)    The Required Lenders by notice to the Administrative Agent may on behalf of all Lenders waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Loans (held by a Non-Consenting Lender) and rescind any acceleration with respect to the Loans and its consequences (provided such rescission would not conflict with any judgment of a court of competent jurisdiction; and that the Required Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
9.3.    Application of Proceeds. Subject to the terms of the Equal Priority Lien Intercreditor Agreement and the ABL Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Default with respect to the Borrower under Section 9.1(f) or (g) shall be applied:
(i)    first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent and/or the Collateral Agent in connection with any collection or sale or otherwise in connection with any Loan Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
(ii)    second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and
(iii)    third, any surplus then remaining shall be paid to the applicable Loan Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 10.    The Agents
10.1.    Appointment.
(a)    Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 10 (other than Section 10.1(c) with respect to the Sole Lead Arranger and the Sole Bookrunner and Section 10.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
(b)    The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.
(c)    The Sole Lead Arranger and the Sole Bookrunner, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 10.
10.2.    Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
10.3.    Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
10.4.    Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 5 hereof on the Effective Date and the Funding Date, respectively, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date and the Funding Date, respectively, specifying its objection thereto.
10.5.    Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give prompt notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Unmatured Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Unmatured Default as it shall deem advisable in the best interests of the Lenders.
10.6.    Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Loan Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Loan Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
10.7.    Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective portions of the aggregate prin-

cipal amount of Loans outstanding on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the aggregate principal amount of Loans outstanding immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent or the Collateral Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 10.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.
10.8.    Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
10.9.    Successor Agents. The Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 9.1 hereof is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 9.1 hereof is continuing, appoint a successor Administrative Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the transfer by the retiring (or retired) Agent to the successor Agent of all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 (including Section 10.7 hereof) and Section 11.5 hereof shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Administrative Agent.
10.10.    Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 10.10.
10.11.    Collateral Documents and Collateral Agent under Collateral Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 11.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such disposition of assets or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 11.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 11.1) have otherwise consented.
10.12.    Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.
10.13.    Appointment. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting a Default under clause (g) or (h) of Section 9.1 hereof, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the

Administrative Agent and their respective agents and counsel, to the extent due under Section 11.5) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 11.5.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 11.    Miscellaneous
11.1.    Amendments, Waivers and Releases.
(a)    Except as expressly set forth in this Agreement, neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Loan Party or Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Unmatured Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall: (i) forgive or reduce any portion of any Loan, extend the final scheduled maturity date of any Loan or reduce the stated rate (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 11.1, or reduce the percentages specified in the definition of the term “Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obli-

gations under any Loan Document to which it is a party (except as permitted pursuant to Section 8.8) or alter the order of application set forth in Section 9.3 or modify any definition used in such Section if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 10 then applies in a manner that directly and adversely affects such Person, or (iv) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (v) release all or substantially all of the Collateral under the Collateral Documents (except as expressly permitted by the Collateral Documents or this Agreement) without the prior written consent of each Lender, or (vi) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Loan Document without the prior written consent of such Agent; provided, further, that (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.1 if such Class of Lenders were the only Class of Lenders hereunder at the time and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Collateral Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Collateral Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Required Lenders shall not be required to effect the provisions of Section 2.14 or any clause under “Permitted Liens” relating to Customary Intercreditor Agreements or other intercreditor arrangements. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Unmatured Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Unmatured Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
(b)    Furthermore, the Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents without notice to or consent of any Lender: (i) to comply with Section 8.8; (ii) to add a Guarantor with respect to the Loans or Collateral to secure the Loans; (iii) to release Collateral or a Guarantee as permitted by this Agreement, the Collateral Documents or any Customary Intercreditor Agreements; (iv) to add additional secured creditors holding ABL Obligations, Equal Priority Obligations, or Junior Lien Obligations so long as such obligations are not prohibited by this Agreement or the Collateral Documents; (v) to add to the covenants of the Borrower or any Subsidiaries for the benefit of the Lenders or to surrender any right or power herein conferred upon the Borrower or any Subsidiary; to the extent necessary to integrate any Extended Term Loans as contemplated pursuant to Section 2.14; and (vi) to make any change that does not adversely affect the rights of any Lender.
(c)    Any Customary Intercreditor Agreement may be amended without the consent of any Lender or Administrative Agent (i) in connection with the permitted entry into such Customary Intercreditor Agreement of any class of additional secured creditors holding ABL Obligations, Equal Priority Obligations or Junior Lien Obligations, as applicable, to effectuate such entry into such Customary Intercreditor Agreement and to make the lien of such class equal and ratable with, or junior or senior to, as applicable, the lien of the ABL Obligations, Equal Priority Obligations or Junior Lien Obligations or (ii) to otherwise effectuate the purposes of such Customary Intercreditor Agreement.
(d)    Each Lender hereunder (x) consents to the amendment of any Loan Document in the manner and for the purposes set forth in the foregoing clauses (b) and (c) of this Section 11.1, (y) agrees that it will be bound by and will take no actions contrary to the provisions of any amendment to any Loan Document pursuant to such clauses and (z) authorizes and instructs the Administrative Agent to enter into any amendment to any Loan Document pursuant to such clauses on behalf of such Lender. After an amendment under clauses (b) or (c) of this Section 11.1 becomes effective, the Borrower shall mail to the Administrative Agent, who shall promptly notify the Lenders, a notice briefly describing such amendment. The failure to give such notice to the Administrative Agent, or any defect therein, shall not impair or affect the validity of any such amendment.
11.2.    Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)    if to the Borrower or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)    if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be desig-

nated by such party in a notice to the Borrower and the Administrative Agent and the Collateral Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9 and 4.1 hereof shall not be effective until received.
11.3.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.
11.4.    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
11.5.    Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, in its capacity as counsel to the Sole Lead Arranger and the Sole Bookrunner, and one counsel in each appropriate local jurisdiction (other than any allocated costs of in-house counsel), (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel), or such other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld) (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims or demands arising out of any actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third

Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed) retain its own counsel), relating to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Loan Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 11.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). All amounts payable under this Section 11.5 shall be paid within 30 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 11.5 shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 4.4 and, to the extent set forth therein, Section 2.10.
11.6.    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 11.1 hereof, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 11.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 11.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that, without limitation, the Borrower shall have the right to withhold or delay its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment to (1) a Lender, an Affiliate of a Lender, an Approved Fund or (2) if a Default under Section 9.1(b), (f) or (g) hereof has occurred and is continuing, any other assignee; and
(B)    the Administrative Agent (which consent shall not be unreasonably withheld or delayed), provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
Notwithstanding the foregoing, no such assignment shall be made to a natural person.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 in excess thereof or, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if a Default under Section 9.1(b), (f) or (g) hereof has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”); and
(E)    any assignment to the Borrower or any Subsidiary shall also be subject to the requirements of Section 11.6(h).
(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 11.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 4.4 and 11.5 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 11.6.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). Further, each Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 11.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 11.6, the Ad-

ministrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.
(c)    (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 11.1 that affects such Participant. Subject to clause (c)(ii) of this Section 11.6, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10, 2.11 and 4.4 hereof to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.6, including the requirements of clause (e) of Section 4.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 11.8(b) hereof as though it were a Lender, provided such Participant agrees to be subject to Section 11.8(a) hereof as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 4.4 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 11.6. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 11.6 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit H hereto, as the case may be, evidencing the Loans, owing to such Lender.
(e)    Subject to Section 11.16 hereof, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.
(f)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)    SPV Lender. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.6, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 11.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11 and 4.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11 and 4.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 11.6, including the requirements of clause (e) of Section 4.4). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 4.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).
(h)    Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to the Borrower or any Subsidiary and (y) the Borrower and any Subsidiary may, from time to time, purchase or prepay Loans, in each case, on a non-pro rata basis in accordance with Section 4.1(b); provided that any Loans acquired by the Borrower or any Subsidiary shall be retired and cancelled promptly upon the acquisition thereof.
11.7.    Replacements of Lenders Under Certain Circumstances.
(a)    The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10 or 4.4 hereof, (b) is affected in the manner described in Section 2.10(a)(iii) hereof and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default under Section 9.1(a), (b), (g) or (h) hereof shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.11 or 4.4 hereof, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 hereof (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 11.1 hereof requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, provided that (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 11.6 hereof.
(c)    Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 11.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.
11.8.    Adjustments; Set-off.
(a)    If any Lender (a “benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(g) or (h) hereof, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement and the other Loan Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable LIBOR Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(b)    After the occurrence and during the continuance of a Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets, except to the effect of Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lenders). Each Lender agrees promptly to notify the Borrower (and the Loan Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
11.9.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
11.10.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.11.    Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
11.12.    GOVERNING LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
11.13.    Submission to Jurisdiction; Waivers. The Borrower, the Administrative Agent, the Collateral Agent and each Lender hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general juris-

diction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 11.2 hereto at such other address of which the Administrative Agent shall have been notified pursuant to Section 11.2 hereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.13 any special, exemplary, punitive or consequential damages; and
(f)    agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
11.14.    Acknowledgments. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Loan Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent or any Lender has advised or is currently advising any of the Borrower, the other Loan Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent or any Lender has any obligation to any of the Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.
11.15.    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
11.16.    Confidentiality. The Administrative Agent, each other Agent and each Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding or as otherwise required or requested by any Governmental Authority, regulatory, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law or regulation, (b) to such Lender’s or the Administrative Agent’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case who need to know such information in connection with the administration of the Loan Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Loan Parties, the Loans and the Loan Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (e) to a nationally recognized ratings agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a securitization, (f) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this Section 11.16, (g) to the extent that such information is received from a third party that is not, to such Lender’s, Administrative Agent’s or other Agent’s knowledge, subject to confidentiality obligations owing to the Borrower or any of its Subsidiaries, (h) to the extent that such information was already in such Lender’s, Administrative Agent’s or other Agent’s possession prior to entering into this Agreement or is independently developed by such Lender, Administrative Agent or other Agent and (i) for purposes of establishing a “due diligence” defense; provided that unless specifically prohibited by applicable Requirements of Law, rule or regulation, each Lender, the Administrative Agent and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with a routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 11.6 or to prospective direct or indirect contractual counterparties in Hedging Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 11.16 or confidentiality provisions at least as restrictive as those set forth in this Section 11.16.
11.17.    Direct Website Communications.
(a)    The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the ABL Credit Facility prior to the scheduled date therefor, (C) provides notice of any Default or Unmatured Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the ABL Credit Facility and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electron-

ic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 11.17 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(b)    The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(c)    The Borrower further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 11.16.
(d)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each, an “Agent Party”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Loan Documents.
(e)    The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Loan Documents or otherwise are being distributed through the Platform, any document or notice that the Borrower has indicated contains only publicly available information with respect to the Borrower may be posted on that portion of the Platform designated for such public-side Lenders. If the Borrower has not indicated whether a document or notice delivered contains only publicly available information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material nonpublic information with respect to the Borrower, its Subsidiaries and their securities. Notwithstanding the foregoing, the Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information.
11.18.    USA PATRIOT Act. The Agents and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Agent and such Lender to identify each Loan Party in accordance with the Patriot Act.
11.19.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
11.20.    Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

11.21.    Release of Guarantee. Each Subsidiary’s Subsidiary. Guarantees shall be automatically released upon:
(a)    the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary), of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Agreement;
(b)    the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”;
(c)    the release or discharge of the guarantee by such Guarantor of the Obligations under the ABL Credit Facility or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Loans;
(d)    discharge of the Term Loan Obligations in accordance with the terms hereof;
(e)    such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of Revolving Facility Obligations;
(f)    the occurrence of an Investment Grade Rating Event; and
(g)    as provided in Section 11.1.
A Restricted Subsidiary’s Guarantee shall also be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Equal Priority Indebtedness or other exercise of remedies in respect thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

TESORO CORPORATION, as Borrower

By:	/s/ TRACY D. JACKSON
	Name:	Tracy D. Jackson
	Title:	Vice President and Treasurer

[Signature Page to Term Loan Credit Agreement]

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Administrative Agent, Collateral Agent and a Lender

By:	/s/ HELEN CARR
	Name:	Helen Carr
	Title:	Managing Director

[Signature Page to Term Loan Credit Agreement]

SCHEDULE 1.1(a)
COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, National Association	$500,000,000.00
TOTAL:	$500,000,000.00

SCHEDULE 1.1(b)
GUARANTORS

Tesoro Wasatch, LLC
Tesoro Companies, Inc.
Tesoro Alaska Company
Tesoro Refining & Marketing Company LLC
Tesoro Panama Company, S.A.
Tesoro Canada Supply & Distribution Ltd.
Tesoro Hawaii, LLC
Tesoro West Coast Company, LLC
Tesoro Sierra Properties, LLC
Tesoro Northstore Company
Tesoro South Coast Company, LLC
Tesoro Trading Company
Tesoro Environmental Resources Company
Tesoro Aviation Company
Tesoro Maritime Company
Tesoro Far East Maritime Company
Gold Star Maritime Company
Smiley's Super Service, Inc.
Tesoro Insurance Holding Company
Tesoro SoCal Pipeline Company LLC
Treasure Franchise Company LLC

SCHEDULE 6.8
SUBSIDIARIES

Entity Name	Jurisdiction of Formation	% Ownership Interest	Designation
Tesoro Wasatch, LLC	Delaware	100.0%	Restricted
Tesoro Companies, Inc.	Delaware	100.0%	Restricted
Tesoro Alaska Company	Delaware	100.0%	Restricted
Tesoro Refining & Marketing Company LLC	Delaware	100.0%	Restricted
Tesoro Alaska Pipeline Company	Delaware	100.0%	Restricted
Kenai Pipe Line Company	Delaware	100.0%	Restricted
Tesoro Logistics GP, LLC	Delaware	100.0%	Unrestricted
Tesoro High Plains Pipeline Company LLC	Delaware	37.6%	Unrestricted
Tesoro Logistics LP	Delaware	37.6%	Unrestricted
Tesoro Logistics Operations LLC	Delaware	37.6%	Unrestricted
Tesoro Logistics Finance Corp.	Delaware	37.6%	Unrestricted
Tesoro Logistics Pipelines LLC	Delaware	37.6%	Unrestricted
Tesoro Logistics Northwest Pipeline LLC	Delaware	37.6%	Unrestricted
Interior Fuels Company	Alaska	100.0%	Restricted
Tesoro Panama Company, S.A.	Panama and Delaware	100.0%	Restricted
Tesoro Petroleum (Singapore) Pte. Ltd.	Singapore	100.0%	Restricted
Tesoro Canada Supply & Distribution Ltd.	British Columbia, Canada	100.0%	Restricted
Tesoro Hawaii, LLC	Hawaii	100.0%	Restricted
Tesoro West Coast Company, LLC	Delaware	100.0%	Restricted
Tesoro Sierra Properties, LLC	Delaware	100.0%	Restricted
Tesoro Northstore Company	Alaska	100.0%	Restricted
Tesoro South Coast Company, LLC	Delaware	100.0%	Restricted
Tesoro Trading Company	Delaware	100.0%	Restricted
Tesoro Environmental Resources Company	Delaware	100.0%	Restricted
Tesoro Aviation Company	Delaware	100.0%	Restricted
Tesoro Maritime Company	Delaware	100.0%	Restricted
Tesoro Far East Maritime Company	Delaware	100.0%	Restricted
Gold Star Maritime Company	Delaware	100.0%	Restricted
Smiley's Super Service, Inc.	Hawaii	100.0%	Restricted
Redland Vision, LLC	Delaware	100.0%	Restricted
RW Land Company	Delaware	100.0%	Restricted
RidgeWood Association	Texas	100.0%	Restricted
Ridgewood Insurance Company	Vermont	100.0%	Unrestricted
Tesoro Insurance Holding Company	Delaware	100.0%	Restricted
Tesoro SoCal Pipeline Company LLC	Delaware	100.0%	Restricted
Treasure Franchise Company LLC	Delaware	100.0%	Restricted

SCHEDULE 6.9
ERISA

No multi-employer plans exist.

SCHEDULE 9.20
FURTHER ASSURANCES

None.

SCHEDULE 11.2
NOTICE ADDRESSES

If to the Borrower:
Tesoro Corporation
19100 Ridgewood Parkway,
San Antonio, Texas 78259
Attention of General Counsel (Telecopy No. 210-745-4494; Telephone No. 210-626-6000)

With copies to:
Finance Department/Treasurer
Attention of Tracy Jackson (Telecopy No. 210-569-5130; Telephone No. 210-626-6779)

If to the Administrative Agent:
JPMorgan Chase Bank, N.A.
10 S. Dearborn, 7th Floor
Chicago, IL 60603
Attention of Darren Cunningham, Account Manager (Telecopy No. 312-661-6993; Telephone No. 312-385-7080; E-mail: darren.cunningham@jpmorgan.com)

Escalation Contact: Debra A. DiPasquale (Telecopy No. 312-661-6993; Telephone No. 312-732-2687; E-mail: debra.a.dipasquale@jpmorgan.com)

If to the Collateral Agent:

JPMorgan Chase Bank, NA
10 S. Dearborn, 7th Floor
Chicago, IL 60603
Mailcode IL1-1145
Attention of Clarence Lowe and Erica Lowe, Doc Workflow Management

EXHIBIT A
FORM OF GUARANTEE

THIS GUARANTEE (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guarantee”) is made as of January 28, 2013 by each of the Subsidiaries of the Borrower (as defined below) party hereto on the date hereof (each an “Initial Guarantor”, and together with any additional Domestic Subsidiaries which become parties to this Guarantee by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent (the “Agent”) for the benefit of the Secured Parties under the below-described Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.
WITNESSETH:
WHEREAS, Tesoro Corporation, a Delaware corporation (the “Borrower”), certain lending institutions (each a “Lender”, and collectively, “Lenders”), and the Agent have entered or are about to enter into a Credit Agreement dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guarantee pursuant to Section 7.13 of the Credit Agreement) execute and deliver this Guarantee, whereby each of the Guarantors, without limitation and with full recourse, shall guarantee the payment when due of all Secured Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents; and
WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor to receive funds through contributions to capital, intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor and as a result improves the ability of the Borrower and each Guarantor to safeguard important sources of product supply, and in consideration of the improved coordination and productivity of management of the Borrower and each Guarantor through the centralized and integrated treasury and reporting functions fostered by the credit arrangements evidenced by the Credit Agreement, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the Secured Obligations under the Credit Agreement and the other Loan Documents;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Representations, Warranties and Covenants. In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make the Loans and the other financial accommodations to the Borrower, each of the Guarantors represents and warrants to each Lender and the Agent as of the date of this Agreement, giving effect to the consummation of the transactions contemplated by the Loan Documents on the Effective Closing Date, and thereafter on the Funding Date as required by Section 5B of the Credit Agreement that:
(a)It (i) is a sociedad anónima, corporation, limited liability company or partnership (or equivalent entity under the laws of its jurisdiction of organization or incorporation) duly organized, validly existing and in good standing under the laws of each of its jurisdictions of organization or incorporation, (ii) is duly qualified to do business under the laws of each of its jurisdictions of organization or incorporation, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business in each jurisdiction in which its business is conducted.
(b)It has the power and authority and legal right to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery by it of this Guarantee and the performance by it of each of its obligations hereunder have been duly authorized by proper proceedings, and this Guarantee constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.
(c)Neither the execution and delivery by it of this Guarantee, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with any charter or other organizational documents of such Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award (including, without limitation, any environmental property transfer laws or regulations) applicable to such Guarantor or any provisions of any indenture, instrument or agreement to which such Guarantor is party or is subject or which it or its Property is bound or affected, or require termination of any such indenture, instrument or agreement, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Guarantor, other than Liens permitted or created by the Loan Documents, or (iv) require any approval of any of such Guarantor's board of directors or shareholders or unitholders except such as have been obtained. Except as set forth in Section 6.3 of the Credit Agreement, the execution, delivery and performance by the Guarantors of each of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority, including under any environmental property transfer laws or regulations, except filings, consents or notices which have been made.

In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Secured Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.
Section 2.The Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on the Loans made to the Borrower pursuant to the Credit Agreement, (ii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, including, without limitation, all Hedging Obligations, and (iii) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon (x) the failure by the Borrower, or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guarantee is an absolute, irrevocable and unconditional guarantee of payment and is not a guarantee of collection.
Section 3.Guarantee Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i)any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(ii)any modification or amendment of or supplement to the Credit Agreement, any agreement in respect of Hedging Obligations or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;
(iii)any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(iv)any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
(v)the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Secured Party or any other Person, whether in connection herewith or in connection with any unrelated transactions;
(vi)the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any agreement in respect of Hedging Obligations or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;
(vii)the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
(viii)the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
(ix)any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(x)the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Secured Parties or the Agent for repayment of all or any part of the Guaranteed Obligations;
(xi)the failure of any other guarantor to sign or become party to this Guarantee or any amendment, change, or reaffirmation hereof; or
(xii)any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

Section 4.Discharge Only Upon Payment In Full; Partial Invalidity; Reinstatement In Certain Circumstances. Each of the Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash and the Commitments shall have terminated or expired. If and to the extent that any Guarantor's obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Guarantee with respect to any one or more of the other Guarantors. If at any time any payment of the principal of or interest on any Loan, Hedging Obligation or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
Section 5.General Waivers; Additional Waivers.
(A)General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
(B)Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:
(i)any right it may have to revoke this Guarantee as to future indebtedness or notice of acceptance hereof;
(ii)(1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor's right to make inquiry of Agent and Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Unmatured Default or Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)its right, if any, to require the Agent and the other Secured Parties to institute suit against, or to exhaust any rights and remedies which the Agent and the other Secured Parties has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;

(iv)(a) any rights to assert against the Agent and the other Secured Parties any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Agent and the other Secured Parties; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Agent's and the other Secured Parties' rights or remedies against the other Guarantors; the alteration by the Agent and the other Secured Parties of the Guaranteed Obligations; any discharge of the other Guarantors' obligations to the Agent and the other Secured Parties by operation of law as a result of the Agent's and the other Secured Parties' intervention or omission; or the acceptance by the Agent and the other Secured Parties of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and
(v)any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Agent and the other Secured Parties; or (b) any election by the Agent and the other Secured Parties under Section 1111(b) of Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.
Section 6.Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid (other than contingent indemnity obligations) the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Secured Parties or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Secured Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties and the Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are paid in full in cash (other than contingent indemnity obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Secured Parties and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this

Guarantee, and that the Agent, the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6.
Section 7.Contribution with Respect to Guaranteed Obligations.

(a)To the extent that any payment is made by or on behalf of any Guarantor under or pursuant to this Guarantee or the Security Agreement (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor's “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Guarantor Payment and the Guaranteed Obligations, and all Commitments have terminated or expired, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. Notwithstanding any other provision of this Guarantee, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guarantee, any other agreement or applicable law shall be taken into account
(b)As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guarantee.
(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
(e)The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obliga-

tions in cash and the termination or expiry on terms reasonably acceptable to the Agent of the Commitments under the Credit Agreement.
Section 8.Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any counterparty to any agreement in respect of Hedging Obligations or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of their Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any agreement in respect of Hedging Obligations or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.
Section 9.Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 11.2 of the Credit Agreement with respect to the Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of such Section 11.2.
Section 10.No Waivers. No failure or delay by the Agent or any Secured Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guarantee, the Credit Agreement, any agreement in respect of Hedging Obligations and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 11.Successors and Assigns. This Guarantee is for the benefit of the Agent and the Secured Parties and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 11 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any agreement in respect of Hedging Obligations or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guarantee shall be binding upon each of the Guarantors and their respective successors and assigns.
Section 12.Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a Supplement hereto in the form attached as Annex I, neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent with the consent of the Required Lenders under the Credit Agreement (or all of the Lenders if required pursuant to the terms of Section 11.1 of the Credit Agreement).
Section 13.    CHOICE OF LAW. THIS GUARANTEE AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT

OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. IF ANY COURT, TRIBUNAL OR OTHER ENTITY WITH JURISDICTION OVER THIS GUARANTEE, THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS EVIDENCED HEREBY AND THEREBY REJECTS THE FOREGOING CHOICE OF NEW YORK LAW, THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
Section 14.CONSENT TO JURISDICTION; JURY TRIAL.
(A)CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS (OTHER THAN ANY COLLATERAL DOCUMENTS) AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(B)WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
Section 15.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guarantee. In the event an ambiguity or question of intent or interpretation arises, this Guarantee shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guarantee.
Section 16.Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, after the occurrence of a Default under the Credit Agreement, the Lenders shall have the right at any time to direct the Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Agent and the Secured Parties for any costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Secured Parties), paid or incurred by the Agent or any Secured Parties in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guarantee. The Agent agrees to distribute payments received from any of the Guarantors hereunder to the Secured Parties on a pro rata basis for application in accordance with the terms of the Credit Agreement.
Section 17.Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Secured Party and the Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Secured Party or the Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Secured Party or the Agent or any of their respective affiliates.
Section 18.Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Secured Parties or the Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Secured Party or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Secured Party or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
Section 19.Severability. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guarantee.
Section 20.Merger. This Guarantee represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Secured Party or the Agent.
Section 21.Headings. Section headings in this Guarantee are for convenience of reference only and shall not govern the interpretation of any provision of this Guarantee.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guarantee to be duly executed by its authorized officer as of the day and year first above written.

GOLD STAR MARITIME COMPANY
TESORO ALASKA COMPANY
TESORO AVIATION COMPANY
TESORO CANADA SUPPLY & DISTRIBUTION LTD.
TESORO COMPANIES, INC.
TESORO ENVIRONMENTAL RESOURCES COMPANY
TESORO FAR EAST MARITIME COMPANY
TESORO HAWAII, LLC
TESORO INSURANCE HOLDING COMPANY
TESORO MARITIME COMPANY
TESORO NORTHSTORE COMPANY
TESORO PANAMA COMPANY, S.A.
TESORO REFINING & MARKETING COMPANY LLC
TESORO SIERRA PROPERTIES, LLC
TESORO SOCAL PIPELINE COMPANY LLC
TESORO SOUTH COAST COMPANY, LLC
TESORO TRADING COMPANY
TESORO WASATCH, LLC
TESORO WEST COAST COMPANY, LLC
TREASURE FRANCHISE COMPANY LLC

By:
Name:
Title:

SMILEY'S SUPER SERVICE, INC.

By:
Name:
Title:

Acknowledged:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Agent

By:
Name:
Title:

ANNEX I TO GUARANTEE
Reference is hereby made to the Guarantee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), dated as of January 28, 2013 made by the Subsidiaries of Tesoro Corporation, a Delaware corporation, party thereto on such date (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to the Guarantee by executing a Supplement thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Agent, for the ratable benefit of the Secured Parties, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guarantee. By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guarantee and agrees to be bound by such Guarantee as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guarantee are true and correct in all respects as of the date hereof.
IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guarantee as of this ____ day of _________, ___.
[NAME OF NEW GUARANTOR]

By:
Title:

Annex I to Guarantee

EXHIBIT B
FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of January 28, 2013 by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto on the date thereof (together with the Borrower, collectively, the “Initial Grantors”, and together with any additional Subsidiaries, whether now existing or hereafter formed, which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMorgan Chase Bank, National Association, a national banking association, in its capacity as collateral agent (the “Agent”) for the lenders party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
The Borrower, the lending institutions from time to time party thereto as Lenders (collectively, the “Lenders”) and the Agent, in connection with this Security Agreement, have entered into that certain Term Loan Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Grantors (other than the Borrower) are entering into that certain Guarantee dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) pursuant to which such Grantors will guarantee the “Guaranteed Obligations” (as defined in the Guarantee).
The Grantors are entering into this Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Agent for the benefit of the Secured Parties in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the payment and performance of all of the Secured Obligations.
ACCORDINGLY, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
1.2.    Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Agent” means JPMorgan Chase Bank, N.A. as collateral agent (together with its permitted successors and assigned) under the ABL Security Agreement.
“ABL Collateral” has the meaning assigned to the term “Common Collateral” in the ABL Intercreditor.
“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated the date hereof, among the Borrower, the other Grantors, JPMorgan Chase Bank, N.A., in its capacity as Revolving Credit Collateral Agent, and JPMorgan Chase Bank, N.A., in its capacity as Term Loan Collateral Agent.
“ABL Obligations” has the meaning assigned to the term “Secured Obligations” in the ABL Security Agreement.
“ABL Security Agreement” means the Amended and Restated Security Agreement, dated as of March 16, 2011, among the Borrower, each of the other grantors from time to time party thereto and the ABL Agent, as it may be amended, supplemented or otherwise modified from time to time.
“Accounts” shall have the meaning set forth in Article 9 of the New York UCC.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
“Cash Equivalents” means:
(1)    United States Dollars;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;
(3)    certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better;
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and
(5)    commercial paper having the highest rating obtainable from Moody's or S&P with maturities of not more than one year from the date of acquisition

“Cash Proceeds” shall have the meaning set forth in Article 9 of the New York UCC.
“Chattel Paper” shall have the meaning set forth in Article 9 of the New York UCC.
“Collateral” means:
(1)    all now owned and hereafter acquired Inventory, all Documents related thereto and all rights under any existing or future policy of property loss or casualty insurance on such Inventory:
(2)    all now owned and hereafter acquired rights to payment from Inventory sold or leased and services rendered (whether such rights to payment constitute Accounts or Payment Intangibles, or arise under or in connection with Chattel Paper or Instruments, whether or not such rights to payment constitute Indebtedness or conform to the underlying contract), together with (i) all rights in and to any merchandise or goods which such rights to payment may represent, whether as returned or repossessed goods or otherwise; and (ii) all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment (collectively, “Pledged Accounts”);
(3)    all now owned and hereafter acquired money, Deposit Accounts, Pledged Deposits and deposits therein and Cash Equivalents (whether held directly or in Securities Accounts);
(4)    all now owned and hereafter acquired rights to payment constituting intercompany debt obligations (whether such rights to payment constitute Accounts or Payment Intangibles, or arise under or in connection with Chattel Paper or Instruments, and whether or not such rights to payment constitute Indebtedness), together with all Liens, letters of credit, insurance guarantees and other obligations securing or supporting such rights to payment; provided, however, that such intercompany debt obligations shall not include (x) Specified Intercompany Debt, (y) any Liens, letters of credit, insurance, guarantees and other obligations securing or supporting Specified Intercompany Debt or (z) any Cash Proceeds or Noncash Proceeds of Specified Intercompany Debt;
(5)    all now owned and hereafter acquired rights under contracts and other General Intangibles, but only to the extent necessary, used or useful in (i) the collection, sale or other disposition of the rights to payment described in clause (2) above or (ii) the processing, shipment (including any rights of stoppage in transit), offtake, storage, completion, supply, lease, sale or other disposition (collectively, “Inventory Disposition Actions”) of Inventory which is owned or has been sold as of the date of any such Inventory Disposition Action;
(6)    those Trademarks listed on Exhibit “E” hereof, as such exhibit may be updated from time to time by notice to the Agent; and
(7)    all Cash Proceeds and Noncash Proceeds of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Receivables and any related Receivables Documentation subject to any Permitted Credit Enhancement Transaction.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.
“Default” means an event described in Section 5.1.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the New York UCC.
“Documents” shall have the meaning set forth in Article 9 of the New York UCC.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC and shall include, without limitation, all agreements, documents and instruments in respect of, as well as the rights and remedies under, the Catalyst Sale/Leaseback Transaction (as defined in the ABL Credit Facility).
“Instruments” shall have the meaning set forth in Article 9 of the New York UCC.
“Inventory” shall have the meaning set forth in Article 9 of the New York UCC.
“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.
“Noncash Proceeds” shall have the meaning set forth in Article 9 of the New York UCC.
“Payment Intangibles” shall have the meaning set forth in Article 9 of the New York UCC.
“Pledged Accounts” shall have the meaning set forth in the definition of “Collateral”.
“Pledged Deposits” means all time deposits of money (other than Deposit Accounts), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Agent or to any Secured Party as security for any Secured Obligation, and all rights to receive interest on said deposits.
“Receivables” means the Pledged Accounts, Pledged Deposits, and any other rights or claims to receive money which are General Intangibles which are otherwise included as Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Secured Obligations” means the “Secured Obligations” (as defined in the Credit Agreement) and the “Guaranteed Obligations” (as defined in the Guarantee).

“Securities Accounts” has the meaning set forth in Article 8 of the New York UCC.
“Security” has the meaning set forth in Article 8 of the New York UCC.
“Security Agreement Supplement” means a Security Agreement Supplement in substantially the form of Annex I attached hereto (with appropriate information inserted or attached to complete such Security Agreement Supplement).
“Specified Intercompany Debt” means all rights to payment at any time owned or acquired by the Borrower or any Subsidiary of the Borrower constituting (a) intercompany Indebtedness resulting from the declaration of a dividend or a debt distribution on account of capital stock of a Subsidiary of the Borrower or a redemption, reclassification or recapitalization of the capital stock of any such Subsidiary and (b) intercompany Indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for the Borrower or any Subsidiary of the Borrower as an intercompany loan to the Borrower or any such Subsidiary (other than the funding of proceeds of any extension of credit or borrowing under the Credit Agreement), in each case, whether such rights to payment constitute Accounts or Payment Intangibles, or arise under or in connection with Chattel Paper or Instruments.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower and no Excluded Subsidiary (as defined in the ABL Credit Facility) shall constitute a Subsidiary of the Borrower.
“Trademarks” means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world, but, in each case, excluding applications filed in the U.S. Patent and Trademark Office (the “USPTO”) to register trademarks or service marks on the basis of any Grantor's “intent to use” such marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically be deemed a “Trademark”.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2
GRANT OF SECURITY INTEREST
Each of the Grantors hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Secured Parties and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of (i) the Secured Obligations in the case of the Borrower and (ii) the “Guaranteed Obligations” (as defined in the Guarantee) in the case of each other Grantor.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Each of the Initial Grantors represents and warrants to the Agent and the Secured Parties, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:
3.1.    Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit “B”, the Agent will have a fully perfected first priority security interest (or second priority security interest subject in priority only to the Liens securing the ABL Obligations permitted under the Credit Agreement with respect to the ABL Collateral to the extent provided in the ABL Intercreditor Agreement) in all Collateral owned by such Grantor in which a security interest may be perfected by filing, subject only to Permitted Liens.
3.2.    Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, (ii) such Grantor's charter, by laws or similar constitutive documents, or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its Property may be bound or affected, or conflict with or constitute a default the-

reunder, or result in or require the creation or imposition of any Lien in, of or on the Property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent on behalf of the Secured Parties).
3.3.    Type and Jurisdiction of Organization. Each Grantor's exact legal name and jurisdiction of incorporation, organization or formation (as the case may be) are disclosed in Exhibit “A”.
3.4.    Principal Location. Such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”; such Grantor has no other places of business except those set forth in Exhibit “A”.
3.5.    Property Locations. The Inventory of each Grantor is located solely at the locations of such Grantor described in Exhibit “A”. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held by a bailee or an Eligible Carrier or on consignment by such Grantor as designated in Part C of Exhibit “A”, with respect to which Inventory such Grantor has delivered bailment agreements, warehouse receipts, bills of lading, financing statements or other documents, as required by Section 4.3.2 hereof and otherwise satisfactory to the Agent to protect the Agent's and the Secured Parties' security interest in such Inventory.
3.6.    No Other Names. Except as disclosed on Exhibit “A”, such Grantor has not conducted business under any name except the name in which it has executed this Security Agreement, which is the exact name as it appears in such Grantor's organizational documents, as amended, as filed with such Grantor's jurisdiction of organization as of the Closing Date.
3.7.    No Default. No Default or Unmatured Default exists.
3.8.    Accounts and Related Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Pledged Accounts owned by such Grantor are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
3.9.    Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Trademarks held by such Grantor.
3.10.    No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements naming the Agent on behalf of the Secured Parties and the ABL Agent as the secured parties.
3.11.    Trademarks. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit “B”

and this Security Agreement (or a short form hereof) with the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Agent on such Grantor's Trademarks listed on Exhibit “E” hereof (to the extent registered or applied for in the United States), such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Agent's Lien on such Grantor's Trademarks listed on Exhibit “E” hereof (to the extent registered or applied for in the United States) shall have been duly taken (subject, in all cases, to Permitted Liens). The Trademarks of the Grantors listed on Exhibit “E” hereof are subsisting and have not been adjudged invalid or unenforceable in whole or part, and to each such Grantor's knowledge, are valid and enforceable; and such Grantor is not aware of any uses of any item of Trademarks listed on Exhibit “E” hereof that could be expected to lead to such item becoming invalid or unenforceable. No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to the knowledge of such Grantor, is threatened in writing against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor's rights in or use of any of the Trademarks listed on Exhibit “E” hereof, (ii) alleging that the Grantor's rights in or use of the Trademarks listed on Exhibit “E” hereof or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party in any material respect or (iii) alleging that the Trademarks listed on Exhibit “E” hereof are being licensed or sublicensed in violation or contravention of the terms of any license.
3.12.    Federal Employer Identification Number; State Organization Number. Such Grantor's Federal employer identification number, and if such Grantor is a registered organization, such Grantor's State organization number, are disclosed on Exhibit “A”.
ARTICLE 4
COVENANTS
From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:
4.1.    General.
4.1.1    Notification of Default. Each Grantor will give prompt notice in writing to the Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

4.1.2    Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Agent to file, and if requested will execute and deliver to the Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Agent in order to maintain a first priority perfected security interest (or second priority security interest subject in priority only to the Liens securing the ABL Obligations permitted under the Credit Agreement with respect to the ABL Collateral to the extent provided in the ABL Intercreditor Agreement) in and, if applicable, Control of, the Collateral owned by such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Agent herein. Each Grantor will take any and all commercially reasonable actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.
4.1.3    Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

4.1.3.1	preserve its existence and corporate/entity structure as in effect on the Closing Date; and

4.1.3.2	not change its legal name or jurisdiction of organization,
unless, in each such case, such Grantor shall have given the Agent not less than 30 days' prior written notice of such event or occurrence and the Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Agent's security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Agent's security interest in the Collateral owned by such Grantor.
4.1.4    Other Financing Statements. No Grantor will suffer to exist, or sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any Financing Statement authorized under Section 4.1.2 and financing statements for the benefit of the ABL Agent.
4.2.    Receivables.
4.2.1    Certain Agreements on Receivables. No Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its present policies and in the ordinary course of business.

4.2.2    Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.
4.2.3    Delivery of Invoices. Each Grantor will deliver to the Agent immediately upon its request after the occurrence and during the continuance of a Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Agent shall specify.

4.2.3.1
Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable owned by such Grantor by an amount in excess of $250,000 exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff (other than in the ordinary course of business), claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Grantor will promptly disclose such fact to the Agent in writing in connection with the inspection by the Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the Agent relating to such Receivable.

4.3.    Inventory.
4.3.1    Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory owned by such Grantor in saleable condition.
4.3.2    Documents; Waivers. Subject to the ABL Intercreditor Agreement, each Grantor shall perform any and all steps reasonably requested by the Agent to perfect, maintain and protect the Agent's security interests in and Liens on and against such Grantor's Collateral composed of Inventory to enable the Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

4.3.2.1	if requested by the Agent, delivering to the Agent documents of title covering that portion of the Collateral, if any, located with third parties which issue documents of title;

4.3.2.2
using its commercially reasonable best efforts to obtain waivers of Liens and access agreements in substantially the form of Exhibit “C” hereto or Exhibit “D” hereto, as applicable (or such other form as may be agreed to by the Agent), from landlords or Eligible Carriers or other third parties in possession of Inventory (in connection with which such Grantor shall be permitted to and hereby is required to update Exhibit “A”) of such Grantor as of the date hereof within 90 days after the date hereof (so long as the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement) has not occurred, the requirements of this subsection 4.3.2.2 shall be deemed satisfied so long as the ABL Agent is a party to such agreements described above);

4.3.2.3	at the request of the Agent, appearing in and defending any action or proceeding which may affect adversely such Grantor's title to, or the security interest of Agent in, any of such Collateral; and

4.3.2.4	executing and delivering all further instruments and documents, and taking all further action, as the Agent or any Secured Party may reasonably request.
4.4.    Notification of Bailees. If any Inventory that is part of the Collateral is in the possession or control of any warehouseman or Eligible Carrier or any Grantor's agents or processors, such Grantor shall, upon the Agent's request, notify such warehouseman, agent or processor of the Agent's security interest in such Inventory and, upon the Agent's request, instruct them to hold all such Inventory for the Agent's account and subject to the Agent's instructions.
4.5.    Chattel Paper, Documents and Pledged Deposits. Subject to the ABL Intercreditor Agreement, each Grantor will (i) deliver to the Agent (or to the extent such Collateral constitutes ABL Collateral, have delivered or will deliver to the ABL Agent as agent for purposes of perfection in accordance with Section 5.4 of the ABL Intercreditor Agreement) immediately upon execution of this Security Agreement the originals of all Chattel Paper constituting Collateral (if any then exist), (ii) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent (or to the extent such Collateral constitutes ABL Collateral, have delivered or will deliver to the ABL Agent as agent for purposes of perfection in accordance with Section 5.4 of the ABL Intercreditor Agreement) any Chattel Paper constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Agent (or to the extent such Collateral constitutes ABL Collateral, have delivered or will deliver to the ABL Agent as agent for purposes of perfection in accordance with Section 5.4 of the ABL Intercreditor Agreement) such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Agent shall specify, and (iv) upon the Agent's request, after the occurrence and during the continuance of a Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral.
4.6.    Deposit Accounts. Each Grantor will, upon the Agent's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account into which any proceeds of Collateral are deposited (any such account, a “Collection Account”) (other than a Deposit Account maintained for collections from retail sales) to enter into a control agreement with the Agent, in form and substance satisfactory to the Agent in order to give the Agent Control of such Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) that constitute or contain Collateral to be notified of the security interest granted to the Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement and ABL Intercreditor Agreement regarding setoffs. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), the requirements of this Section 4.6 shall be deemed satisfied so long as the ABL Agent is a party to a control agreement granting “control” (within the meaning of the UCC).
4.7.    Federal, State or Municipal Claims. Each Grantor will notify the Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.8.    Trademarks.
4.8.1    Such Grantor shall notify the Agent promptly if it knows or has reason to know that any application or registration relating to any Trademark listed on Exhibit “E” hereof may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding such Grantor's ownership of any Trademark listed on Exhibit “E” hereof, its right to register the same, or to keep and maintain the same, in each case if such event could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
4.8.2    The Borrower shall notify the Agent within 30 days after each fiscal quarter in which the Borrower or any Grantor acquires any applications for new classes of good/services for the Trademarks listed in part 2 of Exhibit “E” hereof, and upon the request of the Agent, such Grantor shall execute, deliver and file any short form Intellectual Property security agreements to evidence the Agent's security interest on such new Trademarks.
4.8.3    Except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and except as permitted under the Credit Agreement, such Grantor shall take all actions necessary or requested by the Agent to maintain and prosecute each application, to obtain the relevant registration and to maintain the registration of each of the Trademarks listed on Exhibit “E” hereof, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantor shall determine that such Trademark is not material to the conduct of such Grantor's business.
4.8.4    Except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, such Grantor shall, unless it shall reasonably determine that such Trademark listed on Exhibit “E” hereof is in no way material to the conduct of its business or operations, at such Grantor's discretion, promptly sue for infringement, misappropriation or dilution and recover any and all damages for such infringement, misappropriation or dilution or take such all other actions as are reasonably appropriate under the circumstances to protect such listed Trademark.
4.8.5     Nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain any of the Trademarks listed on Exhibit E hereof to the extent permitted by the Credit Agreement or if such Grantor determines in its reasonable business judgment that such actions are desirable in the conduct of its business.

ARTICLE 5
DEFAULT

5.1.    The occurrence of any “Default” under, and as defined in, the Credit Agreement shall constitute a Default.
5.2.    Acceleration and Remedies. Upon the acceleration of the Secured Obligations under the Credit Agreement pursuant to Section 9.2 thereof, the Secured Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies, subject to the provisions of the ABL Intercreditor Agreement:
5.2.1    Those rights and remedies provided in this Security Agreement, the Credit Agreement or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Agent and the Secured Parties prior to a Default.
5.2.2    Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.
5.2.3    Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.
The Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
If, after the Credit Agreement has terminated by its terms and all of the Term Loan Obligations have been paid in full, there remain Hedging Obligations that constitute Secured Obligations outstanding, Lenders party thereto may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Hedging Obligations pursuant to the terms of the agreement governing any such Hedging Obligation.
5.3.    Grantors' Obligations Upon Default. Upon the request of the Agent after the occurrence and during the continuance of a Default, each Grantor will permit the Agent, by the Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.
5.4.    License. Subject to the ABL Intercreditor Agreement, the Agent is hereby granted an irrevocable, non-exclusive license, following the occurrence and during the continuance of a Default, without charge, to use those Trademarks listed on Exhibit “E” hereof solely for the purpose of completing production of, advertising for sale, and selling any Collateral. In addition, each Grantor hereby irrevocably agrees that the Agent may, following the occurrence and during the continuance of a Default, but subject to the ABL Intercreditor Agreement, sell any of such Grantor's Inventory directly to any person, including, without limitation, persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent's rights under this Security Agreement, may sell and finish Inventory which bears or is affixed any Trademark listed on Exhibit “E” hereof and any Inventory that is covered by any such Trademark.
ARTICLE 6
WAIVERS, AMENDMENTS AND REMEDIES
No delay or omission of the Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 11.1 of the Credit Agreement and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent and the Secured Parties until the Secured Obligations have been paid in full.
ARTICLE 7
PROCEEDS; COLLECTION OF RECEIVABLES
7.1.    Collection Amount Agreements. Subject to the terms of the ABL Intercreditor Agreement, upon request of the Agent, each Grantor shall execute and deliver to the Agent agreements with respect to the Collection Accounts in the form provided by or otherwise acceptable to the Agent, which agreements shall be accompanied by an acknowledgment by the bank where the account is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Agent.
7.2.    Collection of Receivables. Subject to the ABL Intercreditor Agreement, the Agent may at any time after the occurrence and during that continuance of a Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Agent's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Agent. Upon receipt of any such notice from the Agent, each Grantor shall thereafter hold in trust for the Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to the Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.
ARTICLE 8
GENERAL PROVISIONS
8.1.    Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article 9, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.
8.2.    Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing and subject to the provisions of the ABL Intercreditor Agreement, each Grantor agrees that the Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.
8.3.    Secured Party Performance of Grantor's Obligations. Without having any obligation to do so, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Agent for any reasonable amounts paid by the Agent pursuant to this Section 8.3. Each Grantor's obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
8.4.    Authorization for Secured Party to Take Certain Action. Subject to the ABL Intercreditor Agreement, each Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (i) to indorse and collect any cash proceeds of the Collateral, (ii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statements with respect to the Collateral (which financing statements may describe the Collateral in substantially the same manner as described herein) as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, (iii) to enforce payment of the Accounts and Receivables in the name of the Agent or such Grantor, (iv) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in the

Credit Agreement and (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Agent on demand for any reasonable payment made or any reasonable expense incurred by the Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
8.5.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 5.3, or 8.7 or in Section 7 will cause irreparable injury to the Agent and the Secured Parties, that the Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
8.6.    Use and Possession of Certain Premises. Upon the occurrence of a Default and subject to the provisions of the ABL Intercreditor Agreement, the Agent and its representatives and agents shall be entitled to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.
8.7.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.
8.8.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
8.9.    Taxes and Expenses. Any taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.10.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.11.    Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of the Agent or the Secured Parties which would give rise to any Secured Obligations are outstanding.
8.12.    Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Agent relating to the Collateral.
8.13.    CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.14.    CONSENT TO JURISDICTION. THE AGENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
8.14.1    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;
8.14.2    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
8.14.3    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH ON SCHEDULE 11.2 OF THE CREDIT AGREEMENT AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 11.2 OF THE CREDIT AGREEMENT;

8.14.4    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY REQUIREMENTS OF LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;
8.14.5    WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; AND
8.14.6    AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
8.15.    Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Agent and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement) except for acts or omissions of the Agent or any Secured Party after such Person has taken possession and control of the Collateral.
8.16.    Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Agent in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all Commitments under the Credit Agreement have terminated or expired. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), subject to the ABL Intercreditor Agreement, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination or expiration of all Commitments of the Lenders under the Credit Agreement, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall, subject to the ABL Intercreditor Agreement, forthwith deliver the same to the Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all Commitments under the Credit Agreement have terminated or expired, no Grantor will assign or transfer to any Person (other than the Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.
8.17.    Partial Invalidity. If and to the extent that any Grantor's obligations hereunder are terminated or are otherwise deemed to be invalid or unenforceable, such termination, invalidity or unenforceability shall not affect the continued effectiveness, validity or enforceability of this Security Agreement with respect to any one or more of the other Grantors.
ARTICLE 9
NOTICES
9.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 11.2 of the Credit Agreement; and any such notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.
9.2.    Change in Address for Notices. Each of the Grantors, the Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.
ARTICLE 10
THE AGENT
JPMorgan Chase Bank, National Association has been appointed Agent for the Secured Parties hereunder pursuant to Section 10 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent he-

reunder is subject to the terms of the delegation of authority made by the Secured Parties to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Section 10. Any successor Agent appointed pursuant to Section 10 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.
ARTICLE 11
THE ABL INTERCREDITOR AGREEMENT
Notwithstanding anything herein to the contrary, the lien and security interest in the Collateral granted to the Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Agent hereunder with respect to the Collateral are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and this Agreement, the terms of the ABL Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as such term is defined in the ABL Intercreditor Agreement), the requirements of this Agreement to deliver ABL Collateral and any certificates, instruments or Documents in relation thereto to the Agent shall be deemed satisfied by delivery of such ABL Collateral and such certificates, instruments or documents in relation thereto to the ABL Agent (as bailee for the Agent). Each Grantor shall provide a prompt written notice to the Agent describing all certificates, instruments, documents or other Collateral delivered to the ABL Agent pursuant to the immediately preceding sentence.
ARTICLE 12
RELEASE OF LIENS
12.1.    The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Secured Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.
12.2.    Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document (other than any such sale to another Grantor), or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower to the Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any con-

sequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Guarantor in respect of) all interests retained by the Borrower or any Guarantor, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
12.3.    The Lenders hereby authorize the Agent to release any Lien granted to or held by the Agent in respect of any assets or property constituting ABL Collateral securing ABL Obligations, upon the release of the security interests in such assets or property securing any ABL Obligations. Notwithstanding the foregoing, Section 5.1(a) of the ABL Intercreditor Agreement shall govern with respect to released ABL Collateral prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement).

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, each of the Grantors and the Agent have executed this Security Agreement as of the date first above written.

TESORO CORPORATION

By:
Name:
Title:

GOLDSTAR MARITIME COMPANY
TESORO ALASKA COMPANY
TESORO AVIATION COMPANY
TESORO COMPANIES, INC.
TESORO ENVIRONMENTAL RESOURCES COMPANY
TESORO FAR EAST MARITIME COMPANY
TESORO HAWAII, LLC
TESORO INSURANCE HOLDING COMPANY
TESORO MARITIME COMPANY
TESORO NORTHSTORE COMPANY
TESORO REFINING & MARKETING COMPANY LLC
TESORO SIERRA PROPERTIES, LLC
TESORO SOCAL PIPELINE COMPANY LLC
TESORO SOUTH COAST COMPANY, LLC
TESORO TRADING COMPANY
TESORO WASATCH, LLC
TESORO WEST COAST COMPANY, LLC
TREASURE FRANCHISE COMPANY LLC

By:
Name:
Title:

SMILEY'S SUPER SERVICE, INC.

By:
Name:
Title:

Signature Page to Security Agreement

Acknowledged:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Signature Page to Security Agreement

EXHIBIT “A”
(See Sections 3.3, 3.4, 3.5, 3.6, 3.11 and 4.1.3 of Security Agreement)

Exact Legal Name of Grantor:
Tesoro Corporation

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Gold Star Maritime Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: Alaska, California, Hawaii, Oregon, Washington1

Exact Legal Name of Grantor:
Smiley's Super Service, Inc.

Chief Executive Office:
1311 Palama Street
Honolulu, HI 96817

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Hawaii
Location of Inventory: N/A

____________________________

[1]	Inventory often in transit.

Exact Legal Name of Grantor:
Tesoro Alaska Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: Alaska

Exact Legal Name of Grantor:
Tesoro Aviation Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Companies, Inc.

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Environmental Resources Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Far East Maritime Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: Alaska, California, Hawaii, Oregon, Washington2

Exact Legal Name of Grantor:
Tesoro Hawaii, LLC

Chief Executive Office:
91-325 Komohana Street
Kapolei, HI 96707

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Hawaii
Location of Inventory: Hawaii3

____________________________

[2]	Inventory often in transit.

[3]	Inventory often in transit.

Exact Legal Name of Grantor:
Tesoro Insurance Holding Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Maritime Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Northstore Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Alaska
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Refining & Marketing Company LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: California, Washington, Utah, North Dakota4

Exact Legal Name of Grantor:
Tesoro Sierra Properties, LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro SoCal Pipeline Company LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

____________________________

[4]	Inventory often in transit.

Exact Legal Name of Grantor:
Tesoro South Coast Company, LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Trading Company

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro Wasatch, LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

Exact Legal Name of Grantor:
Tesoro West Coast Company, LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: California, Washington
Location of Inventory: N/A

Exact Legal Name of Grantor:
Treasure Franchise Company LLC

Chief Executive Office:
19100 Ridgewood Parkway
San Antonio, TX 78259

FEIN: XX-XXXXXXX
Jurisdiction of Incorporation/Organization/Formation: Delaware
Location of Inventory: N/A

EXHIBIT “B”
(See Sections 3.1 and 3.11 of Security Agreement)

UCC FILING JURISDICTIONS

Debtor	Jurisdiction
Tesoro Corporation	Delaware
Gold Star Maritime Company	Delaware
Smiley's Super Service, Inc.	Hawaii
Tesoro Alaska Company	Delaware
Tesoro Aviation Company	Delaware
Tesoro Companies, Inc.	Delaware
Tesoro Environmental Resources Company	Delaware
Tesoro Far East Maritime Company	Delaware
Tesoro Hawaii, LLC	Hawaii
Tesoro Insurance Holding Company	Delaware
Tesoro Maritime Company	Delaware
Tesoro Northstore Company	Alaska
Tesoro Refining & Marketing Company LLC	Delaware
Tesoro Sierra Properties, LLC	Delaware
Tesoro SoCal Pipeline Company LLC	Delaware
Tesoro South Coast Company, LLC	Delaware
Tesoro Trading Company	Delaware
Tesoro Wasatch, LLC	Delaware
Tesoro West Coast Company, LLC	Delaware
Treasure Franchise Company LLC	Delaware

B-1

EXHIBIT “C”
Form of Landlord Agreement5

To:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as Agent
2200 Ross Avenue, 9th Floor
Dallas, Texas 75201
Attention of Region Manager
Telecopy No. (214) 965-4731

[Name of Entity], a [Type of Entity] (“Grantor”), is the lessee under a lease between Grantor and _________________ (the “Lessor”) covering the premises located at                                                                (the “Premises”) as more fully described in the lease attached hereto as Exhibit A and as modified by any amendments, if any, attached thereto (collectively, the “Lease”). The Lessor is the sole owner of the Premises. Grantor has certain of its assets located on the Premises.
Grantor has entered into that certain Security Agreement dated as of January 28, 2013 by and among Tesoro Corporation (the “Company”), certain subsidiaries of the Company and JPMorgan Chase Bank, National Association, as Agent (the “Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) to secure the obligations of the Company under that certain Term Loan Credit Agreement dated as of January 28, 2013 by and among the Company, the lending institutions from time to time parties thereto as Lenders (collectively, the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein or in the Security Agreement shall have the meanings ascribed thereto in the Credit Agreement.
In order to induce the Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees as follows:
(i)     The Lease is in full force and effect, and in the form attached hereto as Exhibit A, represents the full and complete agreement between the Grantor and the undersigned concerning the Premises and the Lease shall not be amended or modified in any material respect without the Agent's prior written consent, which consent shall not be unreasonably withheld.
(ii)    Grantor is not in default under the Lease, nor, to the undersigned's knowledge, are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by Grantor.

___________________________________
5    To be modified to be in recordable form in the applicable jurisdiction.

(iii)    The undersigned will not assert against any of Grantor's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent.
(iv)    The undersigned is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises.
(v)    None of the Collateral located on the Premises shall be deemed to be fixtures.
(vi)    The undersigned will notify the Agent if Grantor defaults on its lease obligations to the undersigned and allow the Agent thirty (30) days from the Agent's receipt of notice in which to cure or cause Grantor to cure any such defaults. If such default cannot reasonably be cured within the thirty (30) day period, and provided the Agent is diligently pursuing a cure, then the Agent shall have a reasonable period to cure such default.
(vii)    The undersigned shall accept performance by the Agent of the Grantor's obligations under the Lease as though the same had been performed by the holder of the Grantor's interest therein at the time of such performance. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default.
(viii)    If, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Grantor's lease, the undersigned will notify the Agent five (5) days before taking such action.
(ix)    If Grantor defaults on its obligations to the Agent or any Lender and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will permit the Agent to remain on the Premises for one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (a) the date on which the Agent gives the undersigned notice of the default and (b) the date on which the Agent is given access to the Premises, provided the Agent pays the rental payments due under the Lease for the period of time the Agent occupies the Premises, or, at the Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (i) the date on which the Agent gives the undersigned notice of the default and (ii) the date on which the Agent is given access to the Premises, provided the Agent pays the rental payments due under the Lease for the period of time the Agent occupies the Premises, and will not hinder the Agent's actions in enforcing its liens on the Collateral.

(x)    In the event that Grantor shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, Grantor shall reject the Lease as an executory contract, then within thirty (30) days following such rejection, upon the written request by the Agent, the undersigned shall enter into a new lease of the Premises with the Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Agent or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Grantor under the Lease.
Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) or (ii) the date on which all of Grantor's obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements between Agent and the Lenders and Grantor have been terminated.
The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.
THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE AGENT OR ANY LENDERS OF ANY OBLIGATIONS OF GRANTOR CONTAINED IN THE LEASE.
THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT GRANTOR'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY GRANTOR OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.
Executed and delivered this ____ day of               , ____, at ______________________, ______________________.

[Name of Lessor]

By:
Title:
Address:

AGREED & ACKNOWLEDGED:

[GRANTOR]

By:
Title:
Address:

ACKNOWLEDGMENT
STATE OF                               )
) SS.
COUNTY OF                           )
Before me, a Notary Public in and for said County, personally appeared                              , a                                [type of entity], by the                                      of such [type of entity], who acknowledged that (s)he did sign the foregoing instrument on behalf of said [type of entity] and that said instrument is the voluntary act and deed of said [type of entity] and his/her voluntary act and deed as such officer of said [type of entity].
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this      day of                             , _____ at                      ,                                     .

Notary Public
My Commission Expires:

(Notarial Seal)

ACKNOWLEDGMENT
STATE OF                               )
) SS.
COUNTY OF                           )
Before me, a Notary Public in and for said County, personally appeared _________________________, a ____________________, by the                                      of such _________________, who acknowledged that (s)he did sign the foregoing instrument on behalf of said _________________ and that said instrument is the voluntary act and deed of said ______________ and his/her voluntary act and deed as such officer of said ______________.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this      day of                             , ____ at                      ,                                     .

Notary Public
My Commission Expires:

(Notarial Seal)

EXHIBIT “A”

to

Landlord Agreement

Lease6

(attached hereto)

________________________________
6    To include legal description of the premises

A-1

EXHIBIT “D”

Form of Third Party Agreement7

To:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Agent
2200 Ross Avenue, 9th Floor
Dallas, Texas 75201
Attention of Region Manager
Telecopy No. (214) 965-4731

[Name of Entity], [Type of Entity], (“Grantor”), now does or hereafter may have certain of its merchandise, inventory, or other of its personal property for processing, storage, consignment, engineering, evaluation or repairs, located at _______________ (the “Premises”) owned or leased by the undersigned.
Grantor has entered into that certain Security Agreement dated as of January 28, 2013 by and among Tesoro Corporation (the “Company”), certain subsidiaries of the Company and JPMorgan Chase Bank, National Association, as Agent (the “Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) to secure the obligations of the Company under that certain Term Loan Credit Agreement dated as of January 28, 2013 by and among the Company, the lending institutions from time to time parties thereto as Lenders (collectively, the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein or in the Security Agreement shall have the meanings ascribed thereto in the Credit Agreement.
In order to induce the Agent and the Lenders (together with their respective agents, successors and assigns) to continue such financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees that:
(i)    it is holding and shall hold all present and future Collateral in its possession for the benefit of Agent;
(ii)    it will not assert against any of Grantor's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;
(iii)    the Collateral shall be identifiable as being owned by the Grantor and kept reasonably separate and distinct from other property in the possession of the undersigned;

_________________________________
7    To be accompanied by three-party UCC in the case of bailees and consignees.

D-1

(iv)    none of the Collateral located on the Premises shall be deemed to be fixtures; and
(v)    if Grantor defaults on its obligations to the Lenders or the Agent and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned (a) will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, (b) will permit the Agent to either remain on the Premises for one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (i) the date on which the Agent gives the undersigned notice of the default and (ii) the date on which the Agent is given access to the Premises or to remove the Collateral from the Premises within a reasonable time, not to exceed one-hundred and twenty (120) days (provided, that the foregoing period shall be tolled from and during the pendency of any bankruptcy or other insolvency proceedings with respect to the Grantor) after the later to occur of (i) the date on which the Agent gives the undersigned notice of the default and (ii) the date on which the Agent is given access to the Premises, provided in either instance that the Agent leaves the Premises in the same condition as existed immediately prior to such 120-day period, and the Agent shall indemnify the undersigned for any damages arising solely out of its occupancy of the Premises, and (c) will not hinder the Agent's actions in enforcing its liens on the Collateral.
Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
The agreements contained herein shall continue in force until the date on which all of Grantor's obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and Grantor have been terminated.
The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.
Executed and delivered this ____ day of __________, ____, at __________________.

[Name and Address of Bailee]

(By)

D-2

EXHIBIT “E”
(See Sections 3.11, 4.8 and 5.4 of Security Agreement)

1. TESORO CORPORATION U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark	Reg. No.	Reg. Date
TESORO	2,417,979	01/02/2001
TESORO	2,417,980	01/02/2001
TESORO	2,417,983	01/02/2001
TESORO	2,470,027	07/17/2001
TESORO	2,473,954	07/31/2001
TESORO & DESIGN (LEFT SIDE)	2,736,950	07/15/2003
TESORO & DESIGN (LEFT SIDE)	2,487,913	09/11/2001
TESORO & DESIGN (LEFT SIDE)	2,406,814	11/21/2000
TESORO & DESIGN (RIGHT SIDE)	2,498,186	10/16/2001
TESORO & DESIGN (TOP)	2,488,024	09/11/2001
TESORO & DESIGN (TOP)	2,386,019	09/12/2000
TESORO ALASKA & DESIGN	1,630,330	01/01/1991
TESORO DAKOTA PREMIER	3,994,555	07/12/2011
TESORO FREE FILLIN'	3,826,200	07/27/2010
TESORO FREE FILLIN' & DESIGN	3,826,201	07/27/2010
TESORO GALLONS FOR GRADES & DESIGN	3,861,943	10/12/2010
TESORO GIFT CARD	2,978,371	07/26/2005

2. OTHER U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

The specific trademarks that (i) contain the name “ARCO” and (ii) will be acquired from Atlantic Richfield Company pursuant to the Purchase and Sale Agreement dated August 8, 2012 by and among Atlantic Richfield Company, BP West Coast Products LLC, ARCO Midcon LLC, ARCO Terminal Services Corporation, ARCO Material Supply Company, CH-Twenty, Inc., Products Cogeneration Company, Energy Global Investments (USA) Inc. and Tesoro Refining and Marketing Company.

E-1

3. TESORO CORPORATION STATE TRADEMARK REGISTRATIONS

Trademark	Reg. No.	Reg. Date
USA Gasoline	89227	04/13/2011
USA Gasoline	20111584567	10/20/2011
USA Gasoline	n/a (Idaho)	12/05/2011
USA Gasoline	C20111115-2662	11/15/2011
USA Gasoline	TKO7122101	12/21/2007
USA Gasoline	S41977	11/03/2011
USA Gasoline	8155543	11/16/2011
USA Gasoline	52192	11/06/2007
USA Gasoline	2012-000619927	04/02/2012
USA Gasoline & Design (Horizontal)	56887	10/31/2002
USA Gasoline (Octogon)	56886	10/31/2002
USA Gasoline (Stylized)	89228	04/13/2011
USA Gasoline (Stylized)	56889	10/31/2002
USA Gasoline (Stylized)	20111584593	10/20/2011
USA Gasoline (Stylized)	C20111115-2680	11/15/2011
USA Gasoline (Stylized)	TK11121901	12/19/2011
USA Gasoline (Stylized)	S41976	11/03/2011
USA Gasoline (Stylized)	8155557	11/16/2011
USA Gasoline (Stylized)	2012-000619850	04/02/2012

E-2

ANNEX I
SECURITY AGREEMENT SUPPLEMENT
Reference is hereby made to the Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of January 28, 2013, made by each of Tesoro Corporation, a Delaware corporation (the “Borrower”) and the Subsidiaries of the Borrower party thereto on such date (together with the Borrower, collectively, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Security Agreement Supplement in substantially the form hereof, the “Grantors”), in favor of the Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Security Agreement.
By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Security Agreement and agrees to be bound by the Security Agreement as if originally a party thereto. The New Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Secured Parties and (to the extent specifically provided in the Security Agreement) their Affiliates, a security interest in all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of (i) the Secured Obligations in the case of the Borrower and (ii) the “Guaranteed Obligations” (as defined in the Guarantee) in the case of each other Grantor.
By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Security Agreement are true and correct in all respects as of the date hereof. The New Grantor represents and warrants that the supplements to the Exhibits to the Security Agreement attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Security Agreement with respect to the New Grantor. The New Grantor shall take all steps necessary to perfect, in favor of the Agent, a first priority security interest (or second priority security interest subject in priority only to the Liens securing the ABL Obligations permitted under the Credit Agreement with respect to the ABL Collateral to the extent provided in the ABL Intercreditor Agreement) in and lien against the New Grantor's Collateral.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the New Grantor has executed and delivered this Annex I counterpart to the Security Agreement as of this ___________ day of ____________, 20___.

[NAME OF NEW GRANTOR]

By:
Title:

Annex I

EXHIBIT C

FORM OF PLEDGE AGREEMENT
PLEDGE AGREEMENT, dated as of January 28, 2013 (this “Agreement”), among Tesoro Corporation, a Delaware corporation (the “Pledgor”) and JPMorgan Chase Bank, National Association, as Collateral Agent (in such capacity, together with its successors in such capacity, the “Agent”) under the Credit Agreement (as hereinafter defined) for the benefit of the Secured Parties (as hereinafter defined).
WHEREAS, reference is made to that certain Term Loan Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 28, 2013, among the Pledgor, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent;
WHEREAS, pursuant to the Credit Agreement, among other things, the Lenders have agreed to provide Loans to the Pledgor as the Borrower under the Credit Agreement;
WHEREAS, the Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loans, the Credit Agreement and any other Loan Documents;
WHEREAS, it is a condition precedent to the obligation of the Secured Parties to make their respective Loans to the Pledgor that the Pledgor shall have executed and delivered this Agreement to the Agent for the benefit of the Secured Parties; and
WHEREAS, the Pledgor is the legal and beneficial owner of the Equity Interests described in Schedule 1 and issued by the entities named therein (the Equity Interests of such entities are, together with Equity Interests of any successor entity, referred to collectively herein as the “Pledged Shares”) as such Schedule may be amended from time to time;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Secured Parties to enter into the Credit Agreement and to make the Loans to the Pledgor under the Credit Agreement and any other Loan Documents, the Pledgor hereby agrees with the Agent, for the benefit of the Secured Parties, as follows:
1.Defined Terms.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used in this Agreement (including terms used in the preamble and the recitals) shall have the meanings given to them in the Credit Agreement.
(b)    Terms used herein that are not defined herein or in the Credit Agreement, but that are terms defined in the UCC and not defined in this Agreement or in the Credit Agreement shall have the meanings specified therein (and if defined in more than one article of the UCC, shall have the meaning specified in Article 9 thereof).
(c)    The rules of construction and other interpretive provisions specified in Sections 1.2 and 1.5 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals to this Agreement.
(d)    The following terms shall have the following meanings:
“Agent” shall have the meaning assigned to such term in the preamble.

“Agreement” shall have the meaning assigned to such term in the preamble.
“Collateral” shall have the meaning assigned to such term in Section 2.
“Credit Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.
“Guarantee” shall have the meaning assigned to such term in the recitals.
“Lenders” shall have the meaning assigned to such term in the recitals.
“Pledged Shares” shall have the meaning assigned to such term in the recitals.
“Pledgor” shall have the meaning assigned to such term in the preamble.
“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to the Pledgor (a) any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, (b) all cash and negotiable instruments received by or held on behalf of the Agent and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Secured Obligations” shall have the meaning assigned to such term in the Credit Agreement.
“Secured Parties” shall have the meaning assigned to such term in the Credit Agreement.
“Security Agreement” shall mean that certain Security Agreement, dated January 28, 2013, among the Pledgor and the Agent.
“Termination Date” shall mean the date on which all Secured Obligations under the Credit Agreement are paid in full (other than contingent indemnification obligations not then due) and all commitments to make Loans have terminated.
“UCC” shall have the meaning assigned to such term in the Credit Agreement.
2.Grant of Security. The Pledgor hereby transfers, assigns and pledges to the Agent, for the benefit of the Secured Parties, and grants to the Agent, for the benefit of the Secured Parties, a lien on and a security interest in all of the Pledgor's right, title and interest in, to and under the following assets and properties, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Pledgor's Secured Obligations:

(a)    the Pledged Shares, and the certificates, if any, representing such Pledged Shares, any interest of the Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares, all rights with respect to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and
(b)    to the extent not covered by clause (a) above, all Proceeds of any or all of the foregoing Collateral.
3.Security for Secured Obligations. This Agreement secures the payment of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Agent or the other Secured Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

4.Delivery of the Collateral. All certificates, if any, representing or evidencing the Collateral shall be (with respect to any certificates existing on the date hereof, and with respect to any certificates acquired after the date hereof, promptly, and in any event within 30 days after their acquisition) delivered to and held by or on behalf of the Agent for the benefit of the Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time after the occurrence and during the continuance of a Default and with notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral shall be accompanied by a schedule describing the assets theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supplement any prior schedules so delivered.

5.Representations and Warranties. The Pledgor represents and warrants as follows:

(a)    Schedule 1 correctly represents as of the Effective Date with respect to each issuer, the certificate number, if any, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares. Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Effective Date.
(b)    The Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by it hereunder free and clear of any Lien, except for non-consensual Liens permitted by Section 8.6 of the Credit Agreement and the Lien created by this Agreement.
(c)    As of the Effective Date, the Pledged Shares have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.
(d)    The execution and delivery by the Pledgor of this Agreement and the pledge of the Collateral pledged by the Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, (i) in the case of certificates representing or evidencing the Collateral, upon the earlier of (x) delivery of such Collateral to the Agent (or its bailee) in the State of New York and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 4.1.2 of the Security Agreement and (ii) in the case of all other Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 4.1.2 of the Security Agreement, shall create a perfected security interest in such Collateral, prior to all other Liens on the Collateral other than Liens permitted to have an equal ranking priority pursuant to Section 8.6 of the Credit Agreement, securing the payment of the Secured Obligations, in favor of the Agent, for the benefit of the Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(e)    The Pledgor has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement and this Agreement, constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or law).
6.Certification of Limited Liability Company.

(a)Any Equity Interests required to be pledged hereunder in Tesoro Refining & Marketing Company LLC (“Tesoro Refining”) shall either (i) be represented by a certificate and the Pledgor shall cause Tesoro Refining to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language reasonably acceptable to the Agent in order to provide that such interests shall be governed by Article 8 of the Uniform Commercial Code or (ii) the Pledgor shall cause Tesoro Refining not to elect to have such interests treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable.

7.Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable Requirements of Law, or which the Agent or any Secured Party may reasonably request, in order (a) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (b) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8.Voting Rights; Dividends and Distributions; Etc.

(a)So long as no Default shall have occurred and be continuing:

(i)The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Loan Documents.

(ii)The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)Subject to paragraph (c) of this Section 8, the Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent not prohibited by any Loan Document; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)Upon written notice to the Pledgor by the Agent following the occurrence and during the continuance of a Default,

(i)all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and, all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Default; provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right (but not the obligation) from time to time following the occurrence and during the continuance of a Default, to permit the Pledgor to exercise such rights. After all Defaults have been cured or waived, the Pledgor will have the right to exercise the voting and consensual rights that the Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Agent under Section 8(a)(ii) shall be reinstated);

(ii)all rights of the Pledgor to receive the dividends, distributions and principal and interest payments that the Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Default. After all Defaults have been cured or waived, the Agent shall repay to the Pledgor (without interest) all dividends, distributions and principal and interest payments that the Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b) that have not been applied to the payment of Secured Obligations;

(iii)all dividends, distributions and principal and interest payments that are received by the Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Pledgor and shall forthwith be delivered to the Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)in order to permit the Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b), to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i), and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and 8(c)(iii), in each case, the Pledgor shall from time to time execute and deliver to the Agent, appropriate proxies, dividend payment orders and other instruments as the Agent may reasonably request in writing.

9.Transfers and Other Liens; Additional Collateral; Etc. The Pledgor shall:

(a)    not (i) except as permitted by the Credit Agreement (including pursuant to waivers and consents thereunder), sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement; and
(b)    defend its and the Agent's title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than non-consensual Liens permitted by Section 8.6 of the Credit Agreement or the Lien created by this Agreement), however arising, and any and all Persons whomsoever.
10.Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and to execute any instrument, and after the occurrence and during the continuance of a Default and with notice to the Pledgor, that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11.The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

12.Remedies. If any Default shall have occurred and be continuing:

(a)    The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable Requirement of Law or in equity and also may with notice to the Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.

Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Requirement of Law now existing or hereafter enacted. The Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, the Pledgor hereby waives any claim against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
(b)    The Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 9 of the Credit Agreement. Upon any sale of the Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.
(c)    The Agent may exercise any and all rights and remedies of the Pledgor in respect of the Collateral.
(d)    All payments received by the Pledgor in respect of the Collateral after the occurrence and during the continuance of a Default shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary indorsement).
13.Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Except for the termination of the Pledgor's Secured Obligations hereunder as provided in Section 14, the Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other Secured Party, (c) the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Loan Document, and (d) any collateral security, guarantee or right of offset at any time held by the Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto.

14.Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a)This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date, notwithstanding that from time to time prior to the Termination Date, the Pledgor may be free from any Secured Obligations.

(b)In the event the Pledgor sells or otherwise disposes of assets as permitted by the Credit Agreement (including pursuant to waivers and consents thereunder), and such assets are or include any of the Collateral, (A) in the event of any such sale or disposition to a Person that is not a Loan Party, the Agent shall release such Collateral to the Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale or disposition in accordance with the Security Agreement and Section 14 and (B) in the event of any such sale or disposition to a Loan Party, the Pledgor shall cause such Loan Party to enter into a pledge agreement substantially in the form of this Agreement (with such changes as may be applicable to the Agent) at the time of the acquisition thereof.

(c)In connection with any termination or release pursuant to the foregoing paragraph (a) or (b), the Agent shall execute and deliver to the Pledgor or authorize the filing of, at the Pledgor's expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Agent.

15.Reinstatement. The Pledgor further agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including the Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of the Pledgor in respect of the amount of such payment.

16.Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.2 of the Credit Agreement.

17.Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of copies of this Agreement signed by all of the parties shall be lodged with the Agent and the Pledgor.

18.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19.Integration. This Agreement together with the other Loan Documents represents the agreement of the Pledgor with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

20.Amendments in Writing; No Waiver; Cumulative Remedies.

(a)None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent in accordance with Section 11.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Annex A, in each case duly executed by the Pledgor.

(b)Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Unmatured Default or in any breach of any of the terms and conditions hereof or of any other applicable Loan Document. No failure to exercise, nor any delay in exercising, on the part of the Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such other Secured Party would otherwise have on any future occasion.

(c)The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Requirement of Law.

21.Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22.Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the other Secured Parties and their respective successors and assigns, except that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent, except pursuant to a transaction permitted by the Credit Agreement.

23.WAIVERS OF JURY TRIAL. THE PLEDGOR, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER AND EACH OTHER SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING

OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

1.1.Submission to Jurisdiction; Waivers. The Pledgor, the Administrative Agent, the Agent and each Lender hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 11.2 hereto at such other address of which the Administrative Agent shall have been notified pursuant to Section 11.2 hereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.13 any special, exemplary, punitive or consequential damages; and
(f)agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

24.Acknowledgments. Each party hereto hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    (i) neither the Agent nor any other Agent or Secured Party has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Pledgor with respect to any of the transactions contemplated in this Agreement or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Agent or any other Agent or Secured Party has advised or is currently advising the Pledgor or its respective Affiliates on other matters) and neither the Agent or other Agent or Secured Party has any obligation to the Pledgor or its respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (ii) the Agent and its Affiliates, each other Agent and each other Secured Party and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Pledgor and its respective Affiliates, and neither the Agent nor any other Agent or Secured Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iii) neither the Agent nor any other Agent or Secured Party has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Pledgor has consulted its own respective legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. The Pledgor agrees that it will not claim that the Agent or any other Agent or Secured Party, as the case may be, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Pledgor, in connection with the transactions contemplated in this Agreement or the process leading thereto; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and any other Secured Party or among the Pledgor, the Agents and any other Secured Party.
25.GOVERNING LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the day and year first above written.

Tesoro Corporation,
as Pledgor

By:
Name:
	Title:	Authorized Officer

Signature Page
Tesoro Corporation
Pledge Agreement

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Agent

By:
Name:
Title:

Signature Page
Tesoro Corporation
Pledge Agreement

SCHEDULE 1
TO THE PLEDGE AGREEMENT
PLEDGED SHARES
Pledged Shares

Pledgor	Issuer	Issuer's Jurisdiction of Formation	Class of Equity Interest	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units
Tesoro Corporation	Tesoro Refining & Marketing Company LLC	Delaware	Membership Interest	Uncertificated	N/A	100.0%
Tesoro Corporation	Tesoro Alaska Company	Delaware	Capital Stock	3	10	100.0%

Schedule 1-1

ANNEX A
TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ], dated as of [            ], 201___ (this “Supplement”) to the PLEDGE AGREEMENT, dated as of January 28, 2013 (the “Pledge Agreement”), among Tesoro Corporation, a Delaware corporation (the “Pledgor”) and JPMorgan Chase Bank, National Association, as Collateral Agent (in such capacity, together with its successors, the “Agent”) under the Credit Agreement referred to below for the benefit of the Secured Parties.

A.
Reference is made to (a) that certain Credit Agreement, dated as of January 28, 2013 (the “Credit Agreement”) among the Pledgor as the Borrower under the Credit Agreement, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent and (b) the Guarantee, dated as of January 28, 2013 (the “Guarantee”), among the Guarantors party thereto and the Agent.

B.
Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Pledge Agreement or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1(c) of the Pledge Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C.	The Pledgor has entered into the Pledge Agreement in order to induce the Secured Parties to enter into the Credit Agreement and to make their respective Loans to the Pledgor thereunder.

D.
The Pledgor is the legal and beneficial owner of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Pledge Agreement (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”).

E.
Section 7.13 of the Credit Agreement and the Pledge Agreement provide that the existing Pledgor may pledge Additional Pledged Shares by execution and delivery of an instrument in the form of this Supplement. The Pledgor is executing this Supplement in accordance with the requirements of Section 4 of the Pledge Agreement to pledge to the Agent, for the benefit of the Secured Parties, the Additional Pledged Shares in order to induce the Secured Parties to enter into the Credit Agreement and to make their respective Loans to the Pledgor thereunder.

Accordingly, the Agent and the Pledgor agree as follows:
SECTION 1. In accordance with Section 4 of the Pledge Agreement, the Pledgor by its signature hereby transfers, assigns and pledges to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Pledgor's right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”) as collateral security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)
the Additional Pledged Shares, the certificates, if any, representing such Additional Pledged Shares, any interest of the Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares, all rights with respect to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

A-1

(b)	to the extent not covered by clause (a), all Proceeds of any or all of the foregoing Additional Collateral.
For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.
SECTION 2. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Agent and the Pledgor. This Supplement shall become effective as to the Pledgor when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the Pledgor and the Agent.
SECTION 3. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
SECTION 4. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 5. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[SIGNATURE PAGES FOLLOW]

A-2

IN WITNESS WHEREOF, the Pledgor and the Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[PLEDGOR],
as Pledgor

By:
Name:
Title:

Signature Page
Tesoro Corporation
Supplement to Pledge Agreement

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Agent

By:
Name:
Title:

Signature Page
Tesoro Corporation
Supplement to Pledge Agreement

SCHEDULE 1
TO SUPPLEMENT NO. [ ]
TO THE PLEDGE AGREEMENT

PLEDGED SHARES

Pledged Shares

Pledgor	Issuer	Issuer's Jurisdiction of Formation	Class of Equity Interest	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units

EXHIBIT D
FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE

Date: [______], [___]
To: JPMorgan Chase Bank, National Association, as Auction Agent
Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 4.1(c)(ii) of that certain Credit Agreement, dated as of January 28, 2013 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 4.1(c) of the Credit Agreement, the Borrower hereby offers to make a Discounted Loan Prepayment to each Lender on the following terms:
1.    This Borrower Offer of Specified Discount Prepayment is available only to each Lender.
2.    The Specified Discount Prepayment Amount is $[ ].1
3.    The Specified Discount is [ ]%. 2
To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the date of delivery of this notice pursuant to Section 4.1(c)(ii) of the Credit Agreement.
The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
[At least ten (10) Business Days have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Loan and/or Other Loan at the Specified Discount.]3
The Borrower acknowledges that the Auction Agent and the Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.
________________________________
1    Must not be less than $1,000,000 and must be in whole increments of $500,000.
2    Expressed in terms of percentage discount to par.
3    Insert applicable representation.

D-1

The Borrower requests that Auction Agent promptly notify each of the Lenders party to the Credit Agreement of this Specified Discount Prepayment Notice.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

D-2

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

[Executed as a Deed by
Tesoro Corporation]

By:
Name:
Title:

By:
Witness
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Specified Discount Prepayment Notice

EXHIBIT E
FORM OF NOTICE OF BORROWING
[ ], 2013
JPMorgan Chase Bank, National Association
as Administrative Agent
Re:    Tesoro Corporation Notice of Borrowing
Ladies and Gentlemen:
This Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Term Loan Credit Agreement, dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).
The Borrower hereby requests that Initial Term Loans be made as follows:

1.	Aggregate principal amount of the requested Initial Term Loans is $500,000,000;

2.	Date of such Borrowing is [_______________];

3.	Requested Borrowing is to be [an ABR Loan] [a LIBOR Loan];

4.	[In the case of a LIBOR Loan, the initial Interest Period applicable thereto is [ ]];[1]

5.	Location and number of the Borrower's account to which funds are to be disbursed is as follows:

[	]
[	]
[	]
[	]
[	]

The Borrower hereby represents and warrants that each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of Borrowing set forth in clause (2) above, both before and after giving effect to the Initial Term Loans requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
[Remainder of page intentionally left blank; signature page follows]
______________________________

[1]	If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

Interest Periods are to be one, two, three or six-month periods or, if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions, any period shorter than one month requested by the Borrower.

E-1

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

TESORO CORPORATION

By:
Name:
Title:

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Notice of Borrowing

EXHIBIT F
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
This Assignment and Acceptance Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and accepts from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrower:	Tesoro Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as Administrative Agent under the Credit Agreement (as defined below).

5.	Credit Agreement:
The Term Loan Credit Agreement, dated as of January 28, 2013 (the “Credit Agreement”), among TESORO CORPORATION, a Delaware corporation (the“Borrower”), the lenders from time to time party thereto (the “Lenders”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

F-1

6.	Assigned Interest:

Class of Loans	Total Loans of all Lenders of such Class	Amount of Loans Assigned	Percentage of all Loans of such Class[1]
[Initial Term Loans]	$_______________	$_______________	______________%
[Class [___] Loans]

Effective Date: ______________, 20__
[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

[_________________]

[NAME OF ASSIGNEE]

Notices:

_________________________
_________________________
_________________________
Attention:
Telecopier:

with a copy to:
_________________________
_________________________
_________________________
Attention:
Telecopier:

Wire Instructions:

[_________________]

[Remainder of page intentionally left blank; signature page follows]

___________________________________
1 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders of such Class.

F-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Assignment and Acceptance Agreement

Consented to and Accepted:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Assignment and Acceptance Agreement

Consented to:

TESORO CORPORATION

By:
Name:
Title:

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Assignment and Acceptance Agreement

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT

A.	Representations and Warranties.

1.
Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

2.
Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.6(b)(i) of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non‑U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

B.
Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex 1-1

C.
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex 1-2

EXHIBIT G
[Reserved]

G-1

EXHIBIT H
FORM OF TERM LOAN NOTE
___________, ______
FOR VALUE RECEIVED, the undersigned, Tesoro Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to ______________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of (a) [AMOUNT] [($[])], or, if less, (b) the aggregate unpaid principal amount of the Loan from time to time made by the Lender to the Borrower under that certain Term Loan Credit Agreement, dated as January 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other parties named therein.
The Borrower promises to pay interest on the unpaid principal amount of the Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's office or such other place as the Administrative Agent shall have specified. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This promissory note (this “Promissory Note”) is one of the promissory notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Loan evidenced hereby is guaranteed as provided therein and in the other Loan Documents. The Loans evidenced hereby are subject to prepayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement. The Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Promissory Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

H-1

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

TESORO CORPORATION

By:

Name:
Title:

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Term Loan Note

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE
Date: [ ], 2013

To:	The Administrative Agent and each of the Lenders
party to the Credit Agreement referred to below

Re:
Term Loan Credit Agreement, dated as of January 28, 2013 (the “Credit Agreement”), by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent

Ladies and Gentlemen:
I, the undersigned, the [Vice President and Treasurer] of the Borrower, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.
This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 5B of the Credit Agreement. Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.	For purposes of this certificate, the terms below shall have the following definitions:

a.	“Fair Value”
The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Restricted Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.	“Present Fair Salable Value”
The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Restricted Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

c.	“Stated Liabilities”
The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Restricted Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the BP Acquisition, the related transactions thereto (including the execution and delivery of the Credit Agreement) and the making of the Loans and the use of proceeds of such Loans on the date hereof, determined in accordance with GAAP consistently applied.

d.	“Identified Contingent Liabilities”
The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Restricted Subsidiaries taken as a whole after giving effect to the BP Acquisition, the related transactions thereto (including the execution and delivery of the Credit Agreement) and the making of the Loans and the use of proceeds of such Loans on the date hereof (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

e.	“Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”
For the period from the date hereof through the Maturity Date, the Borrower and its Restricted Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of Identified Contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

f.	“Do not have Unreasonably Small Capital”
For the period from the date hereof through the Maturity Date, the Borrower and its Restricted Subsidiaries taken as a whole after consummation of the BP Acquisition, the related transactions thereto (including the execution and delivery of the Credit Agreement) and the making of the Loans and the use of proceeds of such Loans on the date hereof is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for such period. I understand that “Unreasonably Small Capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

3.	For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

a.	I have reviewed the financial statements referred to in Section 6.4 of the Credit Agreement.

b.	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

c.	As the [Vice President and Treasurer] of the Borrower, I am familiar with the financial condition of the Borrower and its Restricted Subsidiaries.

4.
Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the BP Acquisition, the related transactions thereto (including the execution and delivery of the Credit Agreement) and the making of the Loans and the use of proceeds of such Loans on the date hereof, it is my opinion that (i) the Fair Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) the Present Fair Salable Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (iii) the Borrower and its Restricted Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iv)

the Borrower and its Restricted Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by the undersigned [Vice President and Treasurer] as of the date first written above.

TESORO CORPORATION

By:

Name:
Title:

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Solvency Certificate

EXHIBIT J

FORM OF NON-BANK TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Term Loan Credit Agreement, dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to Section 4.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:	, 20[ ]

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Non-Bank Tax Certificate

FORM OF
NON-BANK TAX CERTIFICATE
(For Non-U.S. Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to Section 4.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned's or any of its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:	, 20[ ]

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Non-Bank Tax Certificate

FORM OF
NON-BANK TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax
Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to Section 4.4(e) and Section 11.6(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments with respect to such participation are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:	, 20[ ]

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Non-Bank Tax Certificate

FORM OF
NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax
Purposes)

Reference is made to that certain Term Loan Credit Agreement, dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Tesoro Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as Administrative Agent and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
Pursuant to Section 4.4(e) and Section 11.6(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned's or any of its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.
[Signature Page Follows]

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:	, 20[ ]

Signature Page
Tesoro Corporation –Term Loan Credit Agreement
Non-Bank Tax Certificate

EXHIBIT K

FORM OF ABL INTERCREDITOR AGREEMENT
ABL INTERCREDITOR AGREEMENT dated as of January 28, 2013, between JPMorgan Chase Bank, National Association, in its capacity as administrative agent under the ABL Credit Agreement, including its successors and assigns from time to time, and JPMorgan Chase Bank, National Association, in its capacity as collateral agent under the Term Loan Credit Agreement, including its successors and assigns from time to time. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the ABL Credit Agreement and the Term Loan Credit Agreement, as applicable.
A.    Tesoro Corporation, a Delaware corporation (the “Company”) is party to that certain Sixth Amended and Restated Credit Agreement dated as of January 4, 2013 (as further amended, restated, supplemented, waived, refinanced or otherwise modified from time to time, the “ABL Credit Agreement”), among each lender from time to time party thereto and JPMorgan Chase Bank, National Association, as administrative agent.
B.    The Company is party to that certain Term Loan Credit Agreement (as amended, restated, supplemented, waived, refinanced, or otherwise modified from time to time, the “Term Loan Credit Agreement”) dated as of January 28, 2013 among the Company, each lender from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent and collateral agent.
Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1.    Definitions.
1.1.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Collateral Agent” shall mean JPMorgan Chase Bank, National Association in its capacity as administrative agent or agent for the lenders and other secured parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not JPMorgan Chase Bank, National Association, such ABL Collateral Agent shall have become a party to this Agreement and the other applicable ABL Security Documents.
“ABL Credit Agreement” shall have the meaning set forth in the recitals herein.
“ABL Documents” means the ABL Credit Agreement and the Loan Documents (as defined in the ABL Credit Agreement), each document relating to Rate Management Obligations and Bank Products (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL

Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.
“ABL Obligations” shall mean all “Secured Obligations” as defined in the ABL Security Agreement.
“ABL Secured Parties” shall mean, at any relevant time, the holders of ABL Obligations.
“ABL Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of March 16, 2011, among the Company, each of the other grantors from time to time party thereto and the ABL Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.
“ABL Security Documents” shall mean the ABL Security Agreement and the other Collateral Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to Common Collateral.
“Additional Debt” means the indebtedness issued or incurred under any Additional Debt Instrument.
“Additional Debt Instrument” means any (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, secured by the lien on the Common Collateral on a pari passu basis with the lien securing the Term Loan Obligations, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time in accordance with each applicable ABL Document and Term Loan Facility Document; provided that neither the ABL Credit Agreement, the Term Loan Credit Agreement, nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Debt Instrument at any time.
“Agreement” shall mean this ABL Intercreditor Agreement, as amended, renewed, extended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 USC § 101, et seq., as amended from time to time.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of assets and/or liabilities of the Company and/or its affiliates, or any similar law relating to or affecting creditors’ rights generally.
“Common Collateral” shall mean “Collateral” as defined in the ABL Security Agreement as in effect on the date hereof.
“Company” shall have the meaning set forth in the recitals hereto.
“Comparable Term Loan Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any ABL Document, those Term Loan Security Documents that create a Lien on the same Common Collateral, granted by the same Grantor.
“Control Collateral” means any Common Collateral consisting of any Certificated Security, Instrument, Deposit Account (each as defined in the UCC as from time to time in effect in the State of New York), rights, cash and any other Common Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.
“DIP Financing” shall have the meaning set forth in Section 6.1.
“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 5.6, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the ABL Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the ABL Secured Parties under the ABL Documents; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute an exchange or replacement for, or a Refinancing of, such Obligations or ABL Obligations.
“First Priority Liens” shall mean Liens on Common Collateral securing the ABL Obligations, which Liens are superior and prior in priority to the Liens securing the Term Loan Obligations.
“Grantors” means the Company and each Guarantor that has or may from time to time hereafter execute and deliver an ABL Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).
“Guarantor” means, collectively, each “Guarantor” as defined in the Term Loan Credit Agreement and each “Subsidiary Guarantor” as defined in the ABL Credit Agreement.
“Insolvency or Liquidation Proceeding” shall mean:

(1)    any voluntary or involuntary case commenced or proceeding by or against the Company or any other Grantor under the Bankruptcy Code or any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership, assignment for the benefit of creditors, or liquidation relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether voluntary or involuntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature, whether or not involving insolvency or bankruptcy, in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Lien” shall have the meaning assigned to such term in the ABL Credit Agreement.
“New Agent” shall have the meaning set forth in Section 5.6.
“Non-Common Collateral” means all assets securing or purporting to secure any Term Loan Obligations, but excluding all Common Collateral.
“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization that either grants the Term Loan Collateral Agent or any Term Loan Secured Party any right or benefit, directly or indirectly, which right or benefit is expressly prohibited by the provisions of this Agreement, or which fails to provide for the Discharge of ABL Obligations upon the effective date thereof.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government or governmental unit, and any political subdivision, agency or instrumentality thereof.
“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law.
“Rate Management Obligations” has the meaning given to the term in the ABL Credit Agreement; provided that the aggregate outstanding amount of Rate Management Obligations shall be determined in accordance with GAAP.
“Recovery” shall have the meaning set forth in Section 6.3.
“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.
“Reinstatement” shall have the meaning set forth in Section 5.6.
“Second Liens” shall mean the Liens on Common Collateral securing the Term Loan Obligations.
“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the ABL Credit Agreement or the Term Loan Credit Agreement.
“Term Loan Collateral Agent” shall mean JPMorgan Chase Bank, National Association, in its capacity as collateral agent for the lenders and other secured parties under the Term Loan Credit Agreement and the other Term Loan Documents entered into pursuant to the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such Term Loan Collateral Agent is not JPMorgan Chase Bank, National Association, such Term Loan Collateral Agent shall have become a party to this Agreement and the other applicable Term Loan Security Documents.
“Term Loan Credit Agreement” shall have the meaning set forth in the recitals hereto.
“Term Loan Documents” shall mean the credit and security documents governing the Term Loan Obligations, including, without limitation, the Term Loan Security Documents.
“Term Loan Enforcement Date” means the date which is 180 days after the occurrence of (i) a Default (under and as defined in the Term Loan Credit Agreement) and (ii) the ABL Collateral Agent’s receipt of written notice from the Term Loan Collateral Agent certifying that (x) a Default (under and as defined in the Term Loan Credit Agreement) has occurred and is continuing and (y) the Term Loan Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Term Loan Credit Agreement; provided that the Term Loan Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the ABL Collateral Agent or the ABL Secured Parties have commenced and are diligently pursuing any enforcement action with respect to a material portion of the Common Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the acceleration of the Term Loan Obligations (if any) is rescinded in accordance with the terms of the Term Loan Credit Agreement.
“Term Loan Obligations” shall mean all “Secured Obligations” as defined in the Security Agreement (as defined in the Term Loan Credit Agreement).

“Term Loan Secured Parties” shall mean, at any relevant time, the holders of Term Loan Obligations at such time.
“Term Loan Security Documents” shall mean the Collateral Documents (as defined in the Term Loan Credit Agreement) and any other agreement, document or instrument, in each case pursuant to which a Lien on the Common Collateral is granted or purported to be granted securing Term Loan Obligations or under which rights or remedies with respect to such Liens are governed other than the Pledge Agreement (as defined in the Term Loan Credit Agreement) and any trademark security agreement.
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
1.2.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2.    Lien Priorities.
2.1.    Subordination of Liens. Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Term Loan Collateral Agent or the Term Loan Secured Parties on the Common Collateral or of any Liens granted to the ABL Collateral Agent or the ABL Secured Parties on the Common Collateral, (ii) any provision of the UCC, the Bankruptcy Code, any applicable Bankruptcy Law or other applicable law, the Term Loan Documents or the ABL Documents, (iii) whether the ABL Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Term Loan Collateral Agent, on behalf of itself and each Term Loan Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall have priority over and be senior and prior to any Lien on the Common Collateral securing any Term Loan Obligations in all respects, and (b) any Lien on the Common Collateral securing any Term Loan Obligations now or hereafter held by or on behalf of the Term Loan Collateral Agent or any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any ABL Obligations. All Liens on the Common Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Term Loan Obligations for all purposes, whether or not such Liens securing any ABL Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person. The Term Loan Collateral Agent, for itself and on behalf of the Term Loan Secured Parties, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the ABL Obligations shall be deemed to be, and shall be deemed to remain, senior in all respects and prior to all Liens on the Common Collateral securing any Term Loan Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.
2.2.    Prohibition on Contesting Liens. The Term Loan Collateral Agent, for itself and on behalf of each applicable Term Loan Secured Party, agrees that (a) it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of a Lien in any Common Collateral securing any ABL Obligations held (or purported to be held) by or on behalf of the ABL Collateral Agent or any of the ABL Secured Parties or any agent or trustee therefor and (b) none of them will oppose or otherwise contest (or support any Person contesting) any other request for judicial relief made in any court by the ABL Collateral Agent or any ABL Secured Parties relating to the lawful enforcement of any First Priority Lien on Common Collateral.
2.3.    Perfection of Liens. Except as expressly set forth in Section 5.5 hereof, neither the ABL Collateral Agent nor any ABL Secured Party shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Term Loan Collateral Agent or any other Term Loan Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Collateral Agent, the Term Loan Collateral Agent, the Term Loan Secured Parties or the ABL Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
2.4.    Nature of ABL Obligations.    The Term Loan Collateral Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges that (a) the ABL Obligations are revolving in nature, (b) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (c) the terms of the ABL Obligations may be modified, extended or amended from time to time, and (d) the aggregate amount of the ABL Obligations may be increased or Refinanced, in either event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.
SECTION 3.    Enforcement.
3.1.    Exercise of Remedies.
(a)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) the Term Loan Collateral Agent and each Term Loan Secured Party (x) from the date hereof until the occurrence of the Term Loan Enforcement Date will not exercise or seek to exercise any rights or remedies (including, but not limited to, setoff, recoupment, and the right to credit bid debt, if any) with respect to any Common Collateral in respect of any applicable Term Loan Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) will not contest, protest or otherwise object to any foreclosure or enforcement proceeding or action brought with respect to the Common Collateral by the ABL Collateral Agent or any ABL Secured Party in respect of the ABL Obligations, the exercise of any right by the ABL Collateral Agent or any ABL Secured Party (or any agent or sub-agent on their behalf) in respect of the Common Collateral under any control agreement, lockbox agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Loan Collateral Agent or any Term Loan Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies as a secured party relating to the Common Collateral under the ABL Documents or otherwise in respect of the ABL Obligations, and (z) will not object to any waiver or forbearance by the ABL Secured Parties from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of ABL Obligations and (ii) except as otherwise provided herein, the ABL Collateral Agent and the ABL Secured Parties shall have the sole and exclusive right to enforce rights, exercise remedies (including, but not limited to, setoff, recoupment, and any right to credit bid their debt), marshal, process and make determinations regarding the release, disposition or restrictions, or waiver or forbearance of rights or remedies with respect to the Common Collateral without any consultation with or the consent of the Term Loan Collateral Agent or any Term Loan Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Term Loan Collateral Agent may file a proof of claim or statement of interest with respect to the Term Loan Obligations, (B) the Term Loan Collateral Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the ABL Obligations, or the rights of the ABL Collateral Agent or the ABL Secured Parties to exercise remedies in respect thereof), including sending such notices of the existence of, or any evidence or confirmation of, the Term Loan Obligations or the Liens of Term Loan Collateral Agent in the Common Collateral to any court or governmental agency, or file or record any such notice or evidence, in order to prove, preserve, or protect (but not enforce) its rights in, including the perfection and priority of any Lien on, the Common Collateral, (C) the Term Loan Secured Parties shall be entitled to file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Term Loan Secured Parties, including without limitation any claims secured by the Common Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (D) the Term Loan Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the applicable Bankruptcy Law or applicable non-bankruptcy law, in each case if not otherwise in contravention of the terms of this Agreement, or as may otherwise be consented to by the ABL Collateral Agent, (E) the Term Loan Collateral Agent or any Term Loan Secured Party shall be entitled to vote on any Plan of Reorganization, in a manner and to the extent consistent with the provisions hereof, and (F) the Term Loan Collateral Agent or any Term Loan Secured Party may exercise any of its rights or remedies with respect to (1) the Common Collateral upon the occurrence and during the effective continuation of the Term Loan Enforcement Date and (2) with respect to the Non-Common Collateral, at any time, including, without limitation, objecting to any action by the ABL Collateral Agent or any ABL Secured Party with respect to the Non-Common Collateral. In exercising rights and remedies with respect to the Common Collateral, the ABL Collateral Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(b)    So long as the Discharge of ABL Obligations has not occurred, the Term Loan Collateral Agent, on behalf of itself and each applicable Term Loan Secured Party, agrees that it will not, in the context of its role as secured lender or otherwise as a Term Loan Secured Party, take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy or otherwise in an Insolvency or Liquidation Proceeding (including, but not limited to, setoff, recoupment, or the right to credit bid debt) with respect to any Common Collateral in respect of the applicable Term Loan Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the proviso in Section 3.1(a), the sole right of the Term Loan Collateral Agent and the Term Loan Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Term Loan Obligations pursuant to the Term Loan Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.
(c)    Subject to the proviso in Section 3.1(a), (i) the Term Loan Collateral Agent, for itself and on behalf of each Term Loan Secured Party, agrees that none of the Term Loan Collateral Agent or any Term Loan Secured Party will take any action that would hinder, delay or impede any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Secured Parties with respect to the Common Collateral, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) the Term Loan Collateral Agent, for itself and on behalf of each Term Loan Secured Party, hereby waives any and all rights it or any Term Loan Secured Party may have as a junior lien creditor, including, but not limited to, any rights to “adequate protection,” as such term is defined in Section 3(b) of the Bankruptcy Code, in any Insolvency or Liquidation Proceeding or otherwise to object to the manner or order in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the Common Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interests of the Term Loan Secured Parties.
(d)    The Term Loan Collateral Agent and each Term Loan Secured Party hereby acknowledge and agree that no covenant, agreement or restriction contained in any applicable Term Loan Document shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the Common Collateral as set forth in this Agreement and the ABL Documents.
(e)    So long as the Discharge of ABL Obligations has not occurred, the Term Loan Collateral Agent, on behalf of itself and the applicable Term Loan Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under any applicable law, including, but not limited to, the Bankruptcy Code or other Bankruptcy Law, with respect to the Common Collateral or any other similar rights a junior secured creditor may have under such applicable law.
3.2.    Cooperation. Subject to the proviso in Section 3.1(a), the Term Loan Collateral Agent, on behalf of itself and each applicable Term Loan Secured Party, agrees that, unless and until the Discharge of ABL Obligations has occurred, it will not commence, or join with any Person (other than the ABL Secured Parties and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral.
3.3.    Actions Upon Breach. If any Term Loan Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to take, or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, this Agreement shall create a conclusive presumption and admission by such Term Loan Secured Party that relief against such Term Loan Secured Party sought by the ABL Secured Parties, whether by injunction, specific performance, and/or any other equitable or other relief, is necessary to prevent irreparable harm to the ABL Secured Parties, it being understood and agreed by each Term Loan Collateral Agent on behalf of each applicable Term Loan Secured Party that (i) the ABL Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable and (ii) each Term Loan Secured Party waives any defense that the Grantors and/or the ABL Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4.    Payments.
4.1.    Application of Proceeds. So long as the Discharge of ABL Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies as a secured party, shall be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the relevant ABL Documents unless and until the Discharge of ABL Obligations has occurred. Upon the Discharge of ABL Obligations, subject to Section 5.6 hereof, the ABL Collateral Agent shall deliver promptly to the Term Loan Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
4.2.    Payments Over. Any Common Collateral or proceeds thereof received by the Term Loan Collateral Agent or any Term Loan Secured Party in connection with the exercise of any right or remedy (including, but not limited to, setoff, recoupment, or credit bid) or in any Insolvency or Liquidation Proceeding relating to the Common Collateral not expressly permitted by this Agreement or prior to the Discharge of ABL Obligations, shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the Term Loan Collateral Agent or any such Term Loan Secured Party. Such authorization is coupled with an interest and is irrevocable.
4.3.    Access to Information. The Term Loan Collateral Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use all of the Non-Common Collateral constituting trademarks, to complete the sale of inventory and (b) a royalty free non-exclusive license (which will be binding on any successor or assignee of the trademarks) to use any and all such trademarks, in each case, at any time in connection with any enforcement of the ABL Collateral Agent’s liens on the Common Collateral; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of all such Common Collateral.
SECTION 5.    Other Agreements.
5.1.    Releases.
(a)    If, at any time any Grantor or any ABL Secured Party delivers notice to the Term Loan Collateral Agent with respect to any specified Common Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(A)    such specified Common Collateral has been or is being sold, transferred or otherwise disposed of in connection with a disposition by the owner of such Common Collateral in a transaction permitted under the ABL Credit Agreement; or
(B)    the First Priority Liens thereon have been or are being released in connection with a Subsidiary that is released from its guarantee under the ABL Credit Agreement; or
(C)    the First Priority Liens thereon have been or are being otherwise released as permitted by the ABL Credit Agreement or by the ABL Collateral Agent on behalf of the ABL Secured Parties (including in connection with a foreclosure of, or any other exercise of remedies with respect to, Common Collateral by the ABL Secured), then the Second Liens upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing ABL Obligations are released and discharged (provided that the Liens on any Common Collateral disposed of in connection with the satisfaction in whole or in part of ABL Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of ABL Obligations or otherwise in accordance with the Term Loan Credit Agreement shall be subject to Second Liens and shall be applied pursuant to Section 4.1). Upon delivery to the Term Loan Collateral Agent of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Obligations has become effective (or shall become effective upon the Term Loan Collateral Agent’s release), the Term Loan Collateral Agent will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release.
(b)    The Term Loan Collateral Agent, for itself and on behalf of each Term Loan Secured Party, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Term Loan Collateral Agent or such holder or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
(c)    Unless and until the Discharge of ABL Obligations has occurred, the Term Loan Collateral Agent for itself and on behalf of each Term Loan Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the payment of ABL Obligations pursuant to the ABL Documents.

5.2.    Insurance. Unless and until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent and the ABL Secured Parties shall have the sole and exclusive right, to the extent permitted by the ABL Documents and subject to the rights of the Grantors thereunder, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of ABL Obligations has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, until to the occurrence of the Discharge of ABL Obligations, to the ABL Collateral Agent for the benefit of ABL Secured Parties pursuant to the terms of the ABL Documents, (b) second, after the occurrence of the Discharge of ABL Obligations, to the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties pursuant to the terms of the applicable Term Loan Documents and (c) third, if no Term Loan Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Term Loan Collateral Agent or any Term Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, such proceeds shall be segregated and held in trust for the benefit of the ABL Collateral Agent for the benefit of the ABL Secured Parties and it shall forthwith pay such proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.2.
5.3.    Amendments to Documents. So long as the Discharge of ABL Obligations has not occurred, without the prior written consent of the ABL Collateral Agent, no Term Loan Security Document may be amended, supplemented or otherwise modified or entered into to the extent any such amendment, supplement or modification would be prohibited or inconsistent with any of the terms of this Agreement. The Term Loan Collateral Agent agrees that each Term Loan Security Document shall include the following language (or language to similar effect approved by the ABL Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the limitations and provisions of the ABL Intercreditor Agreement, dated as of January 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”) among JPMorgan Chase Bank, National Association, as ABL Collateral Agent, JPMorgan Chase Bank, National Association, as Term Loan Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement governing the exercise of any right or remedy by the Term Loan Collateral Agent, the terms of the ABL Intercreditor Agreement shall govern and control.”
In addition, the Term Loan Collateral Agent, on behalf of the Term Loan Secured Parties, agrees that each mortgage, if applicable, covering any Common Collateral shall contain such other language as the ABL Collateral Agent may reasonably request to reflect the subordination of such mortgage to the ABL Document covering such Common Collateral.

5.4.    Rights as Unsecured Creditors. Except as otherwise expressly set forth in, or barred by, this Agreement, the Term Loan Collateral Agent and the Term Loan Secured Parties may exercise their rights and remedies, if any, as an unsecured creditor against the Company or any Grantor that has guaranteed the Term Loan Obligations in accordance with the terms of the applicable Term Loan Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the Term Loan Collateral Agent or any Term Loan Secured Party of required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Term Loan Collateral Agent or any Term Loan Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien on the Common Collateral in respect of Term Loan Obligations held by any of them or in any Insolvency or Liquidation Proceeding. In the event the Term Loan Collateral Agent or any Term Loan Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral, as a result of its enforcement of its rights as an unsecured creditor in respect of Term Loan Obligations or otherwise, such judgment Lien or any other Lien shall be (i) subordinated to the Liens securing ABL Obligations on the same basis as the other Liens securing the Term Loan Obligations are so subordinated to the First Priority Liens securing ABL Obligations under this Agreement, and (ii) otherwise subject to the terms of this Agreement for all purposes to the same extent as all other Liens on Common Collateral securing the Term Loan Obligations are subject to this Agreement. Nothing in this Agreement impairs, shall be construed to impair, or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have with respect to the Common Collateral.
5.5.    ABL Collateral Agent as Gratuitous Bailee for Perfection.
(a)    The ABL Collateral Agent agrees to hold the Control Collateral in its possession or control (within the meaning of the UCC) (or in the possession or control of its agents or bailees) for the benefit and on behalf of the Term Loan Collateral Agent for the benefit of each Term Loan Secured Party and any assignee thereof solely for the purpose of perfecting by possession or control the security interest granted in such Control Collateral pursuant to the Term Loan Security Documents, subject to the terms and conditions of this Section 5.5.
(b)    In furtherance of this Section 5.5, with respect to each deposit account or securities account that is subject to control agreement in favor of the ABL Collateral Agent (including any such agreement existing on the date hereof), the ABL Collateral Agent agrees to act as agent of the Term Loan Collateral Agent and Term Loan Secured Parties under each such agreement for the purposes of perfecting the Term Loan Collateral Agent’s security interests in such accounts by “control” (within the meaning of Section 9-314 of the UCC). In addition, with respect to each landlord waiver of liens and access agreement (including any such agreement existing on the date hereof), the ABL Collateral Agent agrees to act as agent of the Term Loan Collateral Agent and Term Loan Secured Parties under each such agreement.  In furtherance of the foregoing, the Term Loan Collateral Agent on behalf of the Term Loan Secured Parties hereby appoints the ABL Collateral Agent as such Term Loan Collateral Agent’s collateral agent under any control agreement and landlord waiver of liens and access agreement that the ABL Collateral Agent is a party to at any time with respect to control agreements solely for the purpose of perfecting the lien and security interest on the deposit accounts and securities accounts subject thereto, and the ABL Collateral Agent accepts such appointment.  Each Grantor hereby grants to the ABL Collateral Agent for the benefit of the Term Loan Secured Parties a security interest in all deposit accounts and securities accounts as security for the Term Loan Obligations.   Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall cooperate with the Grantors and the Term Loan Collateral Agents in order to assign any Deposit Account Control Agreements and Securities Account Control Agreements to the Term Loan Collateral Agent.
(c)    The ABL Collateral Agent shall have no obligation whatsoever to any Term Loan Secured Party to assure that the Control Collateral is genuine or owned by the Grantors, that its lien is valid or perfected or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5(c). The duties or responsibilities of the ABL Collateral Agent under this Section 5.5(c) shall be limited solely to holding the Control Collateral as agent and/or gratuitous bailee for the benefit and on behalf of the Term Loan Collateral Agent and each Term Loan Secured Party for purposes of perfecting the Liens held by the Term Loan Secured Parties.
(d)    The ABL Collateral Agent shall not have by reason of the Term Loan Documents or this Agreement or any other document a fiduciary relationship in respect of any Term Loan Collateral Agent or any Term Loan Secured Party, and each of the Term Loan Collateral Agent and the Term Loan Secured Parties hereby waive and release the ABL Collateral Agent from all claims and liabilities arising pursuant to the ABL Collateral Agent’s role under this Section 5.5(d), as agent and gratuitous bailee with respect to the Common Collateral.
(e)    Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall upon Company’s request (x) deliver to the Term Loan Collateral Agent written notice of the occurrence thereof (which notice may state that such Discharge of ABL Obligations is subject to the provisions of this Agreement, including without limitation Sections 5.6 and 6.3 hereof) it being understood that until the delivery of such notice to the Term Loan Collateral Agent, the Term Loan Collateral Agent shall not be charged with knowledge of the Discharge of ABL Obligations or required to take any actions based on such Discharge of ABL Obligations, (y) deliver to the Term Loan Collateral Agent, to the extent that it is legally permitted to do so, the remaining Control Collateral (if any) together with any necessary endorsements (or otherwise allow the Term Loan Collateral Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and (z) cooperate with the Grantors and the Term Loan Collateral Agent in order to assign any control agreements to the Term Loan Collateral Agent. The ABL Collateral Agent has no obligation to follow instructions from the Term Loan Collateral Agent or any Term Loan Secured Party in contravention of this Agreement.
(f)    Neither the ABL Collateral Agent nor any of the ABL Secured Parties shall be required to marshal any present or future collateral security for the Company’s or any Grantor’s obligations to the ABL Collateral Agent or the ABL Secured Parties under the ABL Credit Agreement or the ABL Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
5.6.    No Release in Event of Reinstatement. If at any time in connection with or after the Discharge of ABL Obligations the Company either in connection therewith or thereafter enters into any Refinancing of any ABL Document evidencing an ABL Obligation, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the ABL Documents and the Term Loan Documents, and the obligations under such Refinancing shall automatically be treated as ABL Obligations for all purposes of this Agreement (a “Reinstatement”), including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the related documents shall be treated as ABL Documents for all purposes of this Agreement and the ABL Collateral Agent under such Refinanced ABL Documents shall be the ABL Collateral Agent for all purposes of this Agreement. Upon receipt of a notice from the Company stating that the Company has entered into a new ABL Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Term Loan Collateral Agent shall promptly (at the expense of the Company) (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to confirm to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent the Control Collateral together with any necessary endorsements (or otherwise allow the New Agent to obtain possession or control of such Control Collateral). The Term Loan Collateral Agent shall not be charged with knowledge of such Reinstatement until it receives written notice from the ABL Collateral Agent, New Agent or the Company of the occurrence of such Reinstatement.
5.7.    Additional Debt. The Company and the other applicable Grantors will be permitted to designate as an additional holder of Term Loan Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of any Additional Debt incurred by the Company or such Grantor after the date of this Agreement in accordance with the terms of all applicable ABL Documents and Term Loan Documents. Upon the issuance or incurrence of any such Additional Debt:
(a)    The Company shall deliver to the Term Loan Collateral Agent and the ABL Collateral Agent an Officers’ Certificate stating that the Company or such Grantor intends to enter into an Additional Debt Instrument and certifying that the issuance or incurrence of Additional Debt under such Additional Debt Instrument is permitted by each applicable ABL Documents and Term Loan Documents;
(b)    the administrative agent or trustee and collateral agent for such Additional Debt shall execute and deliver to the Collateral Agents a joinder agreement to this Agreement in form and substance reasonably satisfactory to the ABL Collateral Agent and Term Loan Collateral Agent;
(c)    the ABL Collateral Agent and the Term Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this ABL Intercreditor Agreement) as the Company or the administrative agent or trustee and collateral agent for such Additional Debt may reasonably request in order to provide to them the rights, remedies and powers and authorities contemplated hereby, in each consistent in all respects with the terms of this ABL Intercreditor Agreement.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable ABL Document and Term Loan Document.
SECTION 6.    Insolvency or Liquidation Proceedings.
6.1.    DIP Financing.
(a)    If the Company or any Grantor shall be subject to any Insolvency or Liquidation Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Collateral Agent or the ABL Secured Parties shall seek to provide the Company or any Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Common Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Common Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Common Collateral) but not any other asset or any Non-Common Collateral, then the Term Loan Collateral Agent agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Loan Collateral Agent securing the Term Loan Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Common Collateral, except as permitted by Section 6.3(b)), so long as (i) the Term Loan Collateral Agent retains its Lien on the Common Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code), (ii) the terms of the DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document; and (iii) all Liens on Common Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent and the ABL Secured Parties securing the ABL Obligations on Common Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Term Loan Collateral Agent or Term Loan Secured Party from raising any objection or supporting any objection to (i) such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Term Loan Collateral Agent on Non-Common Collateral securing the Term Loan Obligations or (ii) any financing under Section 364 of the Bankruptcy Code that would be secured by the Non-Common Collateral or any order for the use of cash collateral constituting Non-Common Collateral under Section 363 of the Bankruptcy Code.
(b)    All Liens granted to the ABL Collateral Agent or the Term Loan Collateral Agent in any Insolvency or Liquidation Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the lien priority and the other terms and conditions of this Agreement.
6.2.     Relief from Stay. The Term Loan Collateral Agent, on behalf of the Term Loan Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any

Insolvency or Liquidation Proceeding in respect of any portion of the Common Collateral without the ABL Collateral Agent’s express written consent.
6.3.    No Contest; Adequate Protection.
(a)    The Term Loan Collateral Agent, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not contest (or support any other Person contesting) (x) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection of its interest in the Common Collateral, (y) any objection by the ABL Collateral Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Secured Party that its interests in the Common Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency or Liquidation Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to this Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Secured Party of the right to credit bid ABL Obligations at any sale of Common Collateral or Common Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the Term Loan Collateral Agent or Term Loan Secured Party from contesting or challenging (or support any other Person contesting or challenging) any request by the ABL Collateral Agent or any ABL Secured Party for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-Common Collateral.
(b)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to Common Collateral in the form of additional or replacement collateral (even if such collateral is not of a type which would otherwise have constituted Common Collateral) or a superpriority administrative claim, then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Loan Collateral Agent, on behalf of itself and/or any of the Term Loan Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Common Collateral in the form of a Lien on the same additional or replacement collateral and/or a superpriority administrative claim, which Lien and/or superpriority administrative claim will be subordinated to the Liens securing, and/or superpriority administrative claims granted with respect to, the ABL Obligations, on the same basis as the other Liens of, and claims with respect to, such Term Loan Collateral Agent on the Common Collateral (it being understood that to the extent that any such additional or replacement collateral constituted Non-Common Collateral at the time it was granted to the ABL Secured Parties, the Lien thereon in favor of the ABL Secured Parties shall be subordinate in all respects to the Liens thereon in favor of the Term Loan Secured Parties).
(c)    To the extent that the order of the Bankruptcy Court approving the DIP Financing or use of cash collateral provides that the ABL Secured Parties are entitled to receive adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments, or otherwise with the consent of the ABL Collateral Agent, then the Term Loan Collateral Agent and the Term Loan Secured Parties shall not be prohibited from seeking and obtaining adequate protection with respect to their interests in the Common Collateral in the form of such payments in the amount of current post-petition interest, incurred fees and expenses of other cash payments in the applicable Insolvency or Liquidation Proceeding.

(d)    Nothing contained in this Agreement shall prohibit or restrict the Term Loan Collateral Agent or Term Loan Secured Party from seeking or obtaining “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is with respect to its interests in the Non-Common Collateral.

6.4.    Asset Sales. The Term Loan Collateral Agent agrees, on behalf of itself and the Term Loan Secured Parties, that it will not oppose any sale consented to by the ABL Collateral Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement; provided, however, that the Term Loan Secured Parties may assert any objection to any sale of any Common Collateral that could be asserted by an unsecured creditor (without limiting the foregoing, neither the Term Loan Collateral Agent nor any other Term Loan Secured Party may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets); and provided further, however, that the Term Loan Secured Parties are not deemed to have waived any rights to credit bid on the Common Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code, so long as any such credit bid provides for the immediate payment in full in cash or other Discharge of ABL Obligations. Nothing contained in this Agreement shall prohibit or restrict the Term Loan Collateral Agent or Term Loan Secured Party from opposing any sale or other disposition of the Non-Common Collateral without its express written consent.
6.5.    Separate Grants of Security and Separate Classification. Term Loan Collateral Agent, each Term Loan Secured Party, each ABL Secured Party and the ABL Collateral Agent each acknowledge and agree that (i) the grants of Liens pursuant to the ABL Security Documents on the one hand and the Term Loan Security Documents on the other hand constitute separate and distinct grants of Liens and the Term Loan Secured Parties’ claims against the Company and/or any Grantor in respect of Common Collateral constitute junior secured claims separate and apart (and of a different class) from the senior secured claims of the ABL Secured Parties against the Company and the Grantors in respect of Common Collateral and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and any Term Loan Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions from the Common Collateral shall be made as if there were separate classes of ABL Obligation claims and Term Loan Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts dis-

tributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate, before any distribution is made in respect of the claims held by the Term Loan Secured Parties from such Common Collateral, with the Term Loan Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties amounts otherwise received or receivable by them from the Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries. Nothing contained in this Agreement shall in any way compel the Term Loan Collateral Agent or Term Loan Secured Party to turn over any distribution they may receive from the Non-Common Collateral.
6.6.    Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.
6.7.    ABL Obligations Unconditional.All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties, and the Term Loan Collateral Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Documents or any Term Loan Documents or any setting aside or avoidance of any Lien;
(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Document or of the terms of the Term Loan Credit Agreement or any other Term Loan Document;
(c)    any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guarantee thereof;
(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
(e)    any other circumstances that otherwise might constitute a defense (other than a defense that such obligations have in-fact been repaid) available to, or a discharge of, the Company or any other Grantor in respect of ABL Obligations or Term Loan Obligations in respect of this Agreement.
6.9.    Post-Petition Interest.
(a)    Neither the Term Loan Collateral Agent nor any Term Loan Secured Party shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees, or expenses, without regard to or otherwise taking into account the existence of the Lien of the Term Loan Collateral Agent on behalf of the Term Loan Secured Parties on the Common Collateral.

(b)    Neither the ABL Collateral Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Term Loan Collateral Agent or any Term Loan Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien in favor of the Term Loan Secured Parties on the Common Collateral (after taking into account the Lien in favor of the ABL Secured Parties thereon).
(c)    Nothing contained in this Agreement shall prohibit or restrict the Term Loan Collateral Agent or Term Loan Secured Party from seeking the allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien in favor of the Term Loan Secured Parties on the Non-Common Collateral, without regard to or otherwise taking into account the existence of any Lien of any other party, if any, on the Non-Common Collateral.
SECTION 7.    Reliance; Waivers; etc.
7.1.    Reliance. The consent by the ABL Secured Parties to the execution and delivery of the Term Loan Documents to which the ABL Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the ABL Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Term Loan Collateral Agent, on behalf of itself and each Term Loan Secured Party, acknowledges that it and the Term Loan Secured Parties have, independently and without reliance on the ABL Collateral Agent or any ABL Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the applicable Term Loan Document, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Term Loan Document or this Agreement.
7.2.    No Warranties or Liability. The Term Loan Collateral Agent, on behalf of itself and each Term Loan Secured Party, acknowledges and agrees that neither the ABL Collateral Agent nor any of the ABL Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Documents in accordance with law and as they, in their sole discretion, may otherwise deem appropriate, and the ABL Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Term Loan Collateral Agent or any of the Term Loan Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the ABL Collateral Agent nor any ABL Secured Parties shall have any duty to the Term Loan Collateral Agent or any Term Loan Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a Default under any agreements with the Company or any Grantor (including the Term Loan Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Term Loan Obligations, the ABL Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s or any Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.
7.3.    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties, and the Term Loan Collateral Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Documents or any Term Loan Documents;
(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Document or of the terms of the Term Loan Credit Agreement or any other Term Loan Document;
(b)    any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guarantee thereof;
(c)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
(d)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Obligations or the Term Loan Obligations in respect of this Agreement.
SECTION 8.    Miscellaneous.
8.1.    Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern.
8.2.    Continuing Nature of This Agreement; Severability. Subject to Section 5.6 and Section 6.3, this Agreement shall continue to be effective until the Discharge of ABL Obligations shall have occurred or such later time as all the obligations in respect of the Term Loan Obligations shall have been paid in full. This is a continuing agreement of lien subordination, and the ABL Secured Parties may continue, at any time and without notice to the Term Loan Collateral Agent or any Term Loan Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting ABL Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.3.    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed by or on behalf of the ABL Collateral Agent and the Term Loan Collateral Agent or their respective authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.
8.4.    Information Concerning Financial Condition of the Company and the Subsidiaries. The ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Grantors and all endorsers and/or guarantors of the ABL Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the ABL Collateral Agent, any ABL Secured Party, the Term Loan Collateral Agent or any Term Loan Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
The Grantors agree that any information provided to the ABL Collateral Agent, the Term Loan Collateral Agent, any ABL Secured Party or any Term Loan Secured Party may be shared by such Person with any ABL Secured Party, any Term Loan Secured Party, the ABL Collateral Agent or the Term Loan Collateral Agent notwithstanding any request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Term Loan Credit Agreement, as applicable.
8.5.    Subrogation. The Term Loan Collateral Agent, on behalf of itself and each Term Loan Secured Party, hereby waives its rights of subrogation, if any, it may acquire under applicable law as a result of any payment hereunder until the Discharge of ABL Obligations has occurred.

8.6.    Application of Payments. Except as otherwise provided herein, all payments received by the ABL Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Obligations by the ABL Secured Parties in a manner consistent with the terms of the ABL Documents. Except as otherwise provided herein, the Term Loan Collateral Agent, on behalf of itself and each applicable Term Loan Secured Party, assents to any such extension or postponement of the time of payment of the ABL Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the ABL Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
8.7.    Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.
8.8.    Notices. All notices to the ABL Secured Parties and the Term Loan Secured Parties permitted or required under this Agreement may be sent to the ABL Collateral Agent or the Term Loan Collateral Agent, respectively, as provided in the ABL Credit Agreement, the Term Loan Credit Agreement, the other relevant ABL Document or the other relevant Term Loan Document, as applicable. All notices to the Term Loan Secured Parties and the ABL Secured Parties permitted or required under this Agreement shall also be sent to the Term Loan Collateral Agent and the ABL Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.9.    Further Assurances. The Term Loan Collateral Agent, on behalf of itself and each Term Loan Secured Party, and the ABL Collateral Agent, on behalf of itself and each ABL Secured Party, agree that each of them shall take such further action and shall execute and deliver to the ABL Collateral Agent and the ABL Secured Parties such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or the ABL Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10.    Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
8.11.    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent, the Term Loan Secured Parties and their respective permitted successors and assigns.
8.12.    Specific Performance. The ABL Collateral Agent may demand specific performance of this Agreement. The Term Loan Collateral Agent, on behalf of itself and each Term Loan Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the ABL Collateral Agent.
8.13.    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
8.14.    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.
8.15.    Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The ABL Collateral Agent represents and warrants that this Agreement is binding upon the ABL Secured Parties. The Term Loan Collateral Agent represents and warrants that this Agreement is binding upon the Term Loan Secured Parties.
8.16.    No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the ABL Collateral Agent, the ABL Secured Parties, the Term Loan Collateral Agent and the Term Loan Secured Parties and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of ABL Obligations and Term Loan Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.
8.17.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
8.18.    ABL Collateral Agent and Term Loan Collateral Agent. It is understood and agreed that (a) JPMorgan Chase Bank, National Association is entering into this Agreement in its capacity as agent under the ABL Credit Agreement, and the provisions of Article X of the ABL Credit Agreement applicable to the agent thereunder shall also apply to the ABL

Collateral Agent hereunder and (b) JPMorgan Chase Bank, National Association is entering in this Agreement in its capacity as Term Loan Collateral Agent, and the provisions of Article IX of the Term Loan Credit Agreement applicable to the collateral agent thereunder shall also apply to the Term Loan Collateral Agent hereunder.
8.19.    Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the ABL Credit Agreement or any other ABL Document, or the Term Loan Credit Agreement or any other Term Loan Document, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Documents or the Term Loan Credit Agreement or any other Term Loan Documents, (b) change the relative priorities of the ABL Obligations or the Liens granted under the ABL Documents on the Common Collateral (or any other assets) as among the ABL Secured Parties, or (c) otherwise change the relative rights of the ABL Secured Parties in respect of the Common Collateral as among such ABL Secured Parties. None of the Company or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor to pay the ABL Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.
8.20.    References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of any ABL Document or Term Loan Document (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the applicable ABL Document or Term Loan Document, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with this Agreement and the applicable ABL Document or Term Loan Document.
8.21.    Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the ABL Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the ABL Secured Parties in respect of the Common Collateral, this Agreement and the other ABL Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the ABL Documents. The Term Loan Secured Parties (as among themselves) may enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the Term Loan Secured Parties in respect of the Common Collateral, this Agreement and the other Term Loan Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the Term Loan Documents. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other ABL Security Document or Term Loan Security Document, and the provisions of this Agreement and the other ABL Security Documents and Term Loan Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)). The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties on the one hand and the Term Loan Secured Parties on the other hand.
8.22.    Non-Common Collateral. The ABL Collateral Agent hereby acknowledges for itself and on behalf of ABL Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the Term Loan Collateral Agent or other creditors but which do not constitute Common Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of any ABL Secured Party to secure any ABL Obligations and nothing in this Agreement shall affect or limit the rights of the Term Loan Collateral Agent or any Term Loan Secured Party in any Non-Common Collateral or any other assets of the Company or any of its Subsidiaries (other than Common Collateral) securing any Term Loan Obligations.
8.23.    Drafting of Agreement. This ABL Intercreditor Agreement embodies arms’ length negotiations and compromises between the parties, was drafted jointly by the parties, and shall not be construed against any party hereto, or such parties’ successors and assigns, if any, by reason of its preparation or drafting of this ABL Intercreditor Agreement. Each of the parties agrees that drafts of this ABL Intercreditor Agreement and modifications reflected in such drafts shall not be utilized in any manner, dispute, or proceeding, including as evidence of any of the parties’ intent or interpretation of this ABL Intercreditor Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as ABL Collateral Agent

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Term Loan Collateral Agent

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

CONSENT OF COMPANY AND GRANTORS
Dated: January 28, 2013
Reference is made to the ABL Intercreditor Agreement dated as of the date hereof between JPMorgan Chase Bank, National Association, as ABL Collateral Agent, and JPMorgan Chase Bank, National Association, as Term Loan Collateral Agent, (such agreement as in effect on the date hereof, the “ABL Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the ABL Intercreditor Agreement.
Each of the undersigned Grantors has read the foregoing ABL Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing ABL Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing ABL Intercreditor Agreement and agrees that, except as otherwise provided therein, no ABL Secured Party or Term Loan Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing ABL Intercreditor Agreement, the ABL Documents or the Term Loan Documents. Each Grantor understands that the foregoing ABL Intercreditor Agreement is for the sole benefit of the ABL Secured Parties and the Term Loan Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof.
Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or the Term Loan Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the ABL Intercreditor Agreement.
This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the ABL Credit Agreement.

Acknowledged and Agreed to by:

TESORO CORPORATION

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

The Grantors

GOLD STAR MARITIME COMPANY
TESORO ALASKA COMPANY
TESORO AVIATION COMPANY
TESORO COMPANIES, INC.
TESORO ENVIRONMENTAL RESOURCES COMPANY
TESORO FAR EAST MARITIME COMPANY
TESORO HAWAII, LLC
TESORO INSURANCE HOLDING COMPANY
TESORO MARITIME COMPANY
TESORO NORTHSTORE COMPANY
TESORO REFINING & MARKETING COMPANY LLC
TESORO SIERRA PROPERTIES, LLC
TESORO SOCAL PIPELINE COMPANY LLC
TESORO SOUTH COAST COMPANY, LLC
TESORO TRADING COMPANY
TESORO WASATCH, LLC
TESORO WEST COAST COMPANY, LLC
TREASURE FRANCHISE COMPANY LLC

By:
Name:
Title:

SMILEY'S SUPER SERVICE, INC.

By:
Name:
Title:

[Signature Page to ABL Intercreditor Agreement]

FORM OF EQUAL PRIORITY LIEN INTERCREDITOR AGREEMENT

EQUAL PRIORITY LIEN INTERCREDITOR AGREEMENT, dated as of [______], 20[  ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among TESORO CORPORATION, a Delaware corporation, the other Grantors (as defined below) from time to time party hereto, JPMORGAN CHASE, NATIONAL ASSOCIATION, as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), JPMORGAN CHASE, NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [                        ], as the collateral agent and Authorized Representative for the Initial Additional Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Agreement Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (in each case, for itself and on behalf of the Initial Additional Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
SECTION 1.01    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
“Additional Class Debt” has the meaning assigned to such term in Section 5.13.
“Additional Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.13.
“Additional Class Debt Parties” has the meaning assigned to such term in Section 5.13.
“Additional Class Debt Representative” has the meaning assigned to such term in Section 5.13.
“Additional Collateral Agent” means (x) for so long as the Initial Additional Obligations are the only Series of Additional Obligations, the Initial Additional Authorized Representative and (y) thereafter, the Major Non Controlling Authorized Representative.
“Additional Documents” means, with respect to the Initial Additional Obligations or any Series of Additional Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Documents and the Additional Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Obligations or any Series of Additional Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Obligations) has been designated as Additional Class Debt pursuant to Section 5.13 hereto.

“Additional Obligations” means all amounts owing pursuant to the terms of any Additional Document (including the Initial Additional Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.
“Additional Secured Parties” means the holders of any Additional Obligations and any Authorized Representative or Collateral Agent with respect thereto, and shall include the Initial Additional Secured Parties and the Additional Class Debt Parties.
“Additional Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Obligations.
“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”.
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.
“Applicable Collateral Agent” means at any time, the Collateral Agent with respect to the Series of Obligations represented by the Authorized Representative that is the Applicable Authorized Representative at such time.
“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Obligations or the Initial Additional Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Additional Class Debt Representative or Authorized Representative for such Series named in the applicable Joinder Agreement.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.
“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional Obligations, [ ], and (iii) in the case of any other Series of Additional Obligations that become subject to this Agreement after the date hereof, the Additional Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement.
“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent with respect to such Shared Collateral, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.
“Credit Agreement” means that certain Term Loan Credit Agreement, dated as of January 28, 2013, among the Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Credit Agreement Collateral Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.
“Credit Agreement Obligations” means all Obligations as defined in the Security Agreement.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.
“Default” means a “Default” (or similarly defined term) as defined in any Secured Credit Document.
“DIP Financing” has the meaning assigned to such term in Section 2.05(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.
“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Obligations secured by such Shared Collateral under an Additional Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Grantors” means the Borrower and each other Subsidiary of the Borrower that has granted a security interest pursuant to any Security Document to secure any Series of Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.
“Impairment” has the meaning assigned to such term in Section 1.03.
“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Initial Additional Agreement” mean that certain [Indenture] [Other Agreement], dated as of [              ], among the [Borrower identified therein], [the Guarantors identified therein,] and [                        ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Initial Additional Documents” means the Initial Additional Agreement, the debt securities issued thereunder, the Initial Additional Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Obligations.
“Initial Additional Obligations” means the [Obligations] as such term is defined in the Initial Additional Security Agreement.
“Initial Additional Secured Parties” means the Additional Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Obligations issued pursuant to the Initial Additional Agreement.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).
“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereto required to be delivered by an Additional Class Debt Representative and the related Additional Class Debt Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Class Debt and add Additional Class Debt Parties hereunder.

“Lien” means with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Authorized Representative of the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations (other than the Credit Agreement Obligations) with respect to such Shared Collateral and (ii) at any time when the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Authorized Representative of the Series of Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations (including the Credit Agreement Obligations) with respect to such Shared Collateral.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) a Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent's and each other Authorized Representative's receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that a Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent, the Applicable Authorized Representative or the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
“Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities (as defined in the New York UCC) delivered to or in the possession of the Collateral Agent under the terms of the Security Documents.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional Document and (iii) each Additional Document.
“Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Secured Parties with respect to each Series of Additional Obligations.
“Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Security Documents.
“Security Agreement” means the Security Agreement, dated as of January 28, 2013, among the Borrower, the Credit Agreement Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Series” means (a) with respect to the Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacities as such), and (iii) the Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Obligations, and (iii) the Additional Obligations incurred pursuant to any Additional Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
SECTION 1.03    Impairments. It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations or (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including, without limitation, the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Security Documents governing such Obligations shall refer to such obligations or such documents as so modified.
ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
SECTION 2.01    Priority of Claims.
(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if a Default has occurred and is continuing, and the Applicable Collateral Agent or any Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Secured Party or received by the Applicable Collateral Agent or any Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.01(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.
(b)    It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.
(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.
SECTION 2.02    Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
(a)    Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Secured Party shall or shall instruct any Collateral Agent to, and neither the Additional Collateral Agent nor any other Collateral Agent that is not the Applicable Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.
(b)    With respect to any Shared Collateral at any time when the Credit Agreement Collateral Agent is not the Applicable Collateral Agent with respect thereto, (i) the Applicable Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.
(c)    Notwithstanding the equal priority of the Liens securing each Series of Obligations with respect to any Shared Collateral, the Applicable Collateral Agent with respect thereto (acting on the instructions of the Applicable Authorized Representative if it is not the Credit Agreement Collateral Agent) may deal with such Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.
(d)    Each of the Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.
SECTION 2.03    No Interference; Payment Over.
(a)    Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in

Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Applicable Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other Secured Party to enforce this Agreement.
(b)    Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.
SECTION 2.04    Automatic Release of Liens; Amendments to Security Documents.
(a)    If, at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.
(b)    Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.
SECTION 2.05    Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Bankruptcy Law by or against the Borrower or any of its respective Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

(b)    If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Law and shall, as debtor(s)‑in‑possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent (in the case of any Collateral Agent other than the Credit Agreement Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional collateral), with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing or use of cash collateral.
SECTION 2.06    Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

SECTION 2.07    Insurance. As between the Secured Parties, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
SECTION 2.08    Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09    Possessory Collateral Agent as Gratuitous Bailee for Perfection.
(a)    Possessory Collateral shall be delivered to the Applicable Collateral Agent therefor and each Applicable Collateral Agent agrees to hold all Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time a Applicable Collateral Agent ceases to be Applicable Collateral Agent with respect to any Possessory Collateral, such former Applicable Collateral Agent shall, at the request of the new Applicable Collateral Agent, promptly deliver all such Possessory Collateral to such new Applicable Collateral Agent together with any necessary endorsements (or otherwise allow such new Applicable Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.
(b)    The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
(c)    The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon.
SECTION 2.10    Amendments to Security Documents.
(a)    Without the prior written consent of the Credit Agreement Collateral Agent, each Additional Secured Party agrees that no Additional Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
(b)    Without the prior written consent of the Additional Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended,

supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
(c)    In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of an Authorized Officer of any Borrower.
ARTICLE III
Existence and Amounts of Liens and Obligations
SECTION 3.01    Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.
ARTICLE IV
The Applicable Collateral Agent
SECTION 4.01    Authority.
(a)    Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.
(b)    In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, pursuant to which the Applicable Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions in accordance with this Agreement which any Collateral Agent, Authorized Representative or the Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election in accordance with this Agreement by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of their respective Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Obligations for whom such Collateral constitutes Shared Collateral.
ARTICLE V
Miscellaneous
SECTION 5.01    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(a)    if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at [                                    ], Attention of [           ] (Fax No. [             ]);
(b)    if to the Initial Additional Authorized Representative, to it at [___], Attention of [           ] (Fax No. [             ]);
(c)    if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e‑mail to the e‑mail address of a representative of the applicable Person provided from time to time by such Person.
SECTION 5.02    Waivers; Amendment; Joinder Agreements.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such particular termination, waiver, amendment or modification which by the terms of this Agreement expressly requires the Borrower consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower, which consent in each instance shall not unreasonably be withheld).
(c)    Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Security Documents applicable thereto.
(d)    Notwithstanding the foregoing, without the consent of any other Authorized Representative or Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Obligations in accordance with Section 5.13 and in compliance with the Credit Agreement and the other Secured Credit Documents.
SECTION 5.03    Parties in Interest. The parties hereto acknowledge that this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement; provided, however, that the Borrower shall only be deemed to be a beneficiary of this Agreement to the extent a particular provision specifically grants them any rights, remedies, or obligations hereunder.
SECTION 5.04    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 5.05    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this

Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 5.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State and County of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;
(d)    agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
SECTION 5.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.
SECTION 5.10    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.
SECTION 5.12    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 5.13    Additional Class Debt. To the extent, but only to the extent, permitted by the provisions of the Credit Agreement and the Additional Documents, the Borrower may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional Documents to be incurred and secured on an equal and ratable basis by the Liens securing the Obligations (such indebtedness referred to as “Additional Class Debt”). Any such Additional Class Debt, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional Class Debt (each, an “Additional Class Debt Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional Class Debt (each, an “Additional Class Debt Collateral Agent” and, together with the holders of such Additional Class Debt and the related Additional Class Debt Representative, the “Additional Class Debt Parties”), in each case acting on behalf of the holders of such Additional Class Debt, become a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
In order, with respect to any Additional Class Debt, for an Additional Class Debt Representative and the related Additional Class Debt Collateral Agent to become a party to this Agreement,
(i)    such Additional Class Debt Representative and Additional Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Authorized Representatives and such Additional Class Debt Representative) pursuant to which such Additional Class Debt Representative becomes an “Authorized Representative” hereunder, such Additional Class Debt Collateral Agent becomes a “Collateral Agent” hereunder and such Additional Class Debt and the related Additional Class Debt Parties become subject hereto and bound hereby;
(ii)    the Borrower shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional Documents relating to such Additional Class Debt, certified as being true and correct by an Authorized Officer of the Borrower and (y) identified in a certificate of an Authorized Officer of the Borrower such Additional Class Debt, stating the initial aggregate principal amount or face amount thereof, and the obligations to be designated as Additional Obligations and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then-extant Obligations and by the terms of the then-extant Secured Credit Documents;

(iii)    all filings, recordations and/or amendments or supplements to the Security Documents necessary or desirable in the reasonable judgment of such Additional Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Class Debt Representative); and
(iv)    the Additional Documents, as applicable, relating to such Additional Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Class Debt Party with respect to such Additional Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Class Debt.
SECTION 5.14    Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, JPMorgan Chase Bank, National Association is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Security Documents, [                        ] is acting in the capacity of Additional Collateral Agent solely for the Additional Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Additional Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. The Administrative Agent and the Credit Agreement Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the Credit Agreement Secured Parties and only then in accordance with the Credit Agreement Collateral Documents.
SECTION 5.15    Additional Grantors. In the event any Subsidiary or the Borrower shall have granted a Lien on any of its assets to secure any Obligations, the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of the Borrower of a Grantor Joinder Agreement in substantially the form of Annex III hereof, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
SECTION 5.16    Integration. This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION,
as Authorized Representative for the Credit Agreement
Secured Parties

By:
Name:
Title:

[ ],
as a Collateral Agent and as Initial Additional
Authorized Representative

By:
Name:
Title:

Signature Page
Tesoro Corporation -Term Loan Credit Agreement
Equal Priority Lien Intercreditor Agreement

IN WITNESS WHEREOF, we have hereunto signed this Equal Priority Lien Intercreditor Agreement as of the date first written above.

TESORO CORPORATION

By:
Name:
Title:

Signature Page
Tesoro Corporation -Term Loan Credit Agreement
Equal Priority Lien Intercreditor Agreement

[GRANTORS]

By:
Name:
Title:

Signature Page
Tesoro Corporation -Term Loan Credit Agreement
Equal Priority Lien Intercreditor Agreement

ANNEX I
Grantors
Schedule 1
[                                                 ]

ANNEX I-1

ANNEX II
[FORM OF] JOINDER NO. [       ] dated as of [_______], 20[ ] (this “Joinder Agreement”) to the EQUAL PRIORITY LIEN INTERCREDITOR AGREEMENT dated as of [__], 20[ ] (the “Equal Priority Lien Intercreditor Agreement”), among TESORO CORPORATION, a Delaware corporation, certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), JPMORGAN CHASE, NATIONAL ASSOCIATION, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), JPMORGAN CHASE NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties, [ ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Equal Priority Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower to incur Additional Obligations and to secure such Additional Class Debt with the liens and security interests created by the Additional Security Documents, the Additional Class Debt Representative in respect of such Additional Class Debt is required to become an Authorized Representative, the Additional Class Debt Collateral Agent in respect of such Additional Class Debt is required to become a Collateral Agent, and such Additional Class Debt and the Additional Class Debt Parties in respect thereof are required to become subject to and bound by, the Equal Priority Lien Intercreditor Agreement. Section 5.13 of the Equal Priority Lien Intercreditor Agreement provides that such Additional Class Debt Representative may become an Authorized Representative, such Additional Class Debt Collateral Agent may become a Collateral Agent, and such Additional Class Debt and such Additional Class Debt Parties may become subject to and bound by the Equal Priority Lien Intercreditor Agreement upon the execution and delivery by the Additional Class Debt Representative and the Additional Class Debt Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Equal Priority Lien Intercreditor Agreement. The undersigned Additional Class Debt Representative (the “New Representative”) and Additional Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Equal Priority Lien Intercreditor Agreement and the Security Documents.
Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:
SECTION 1.    In accordance with Section 5.13 of the Equal Priority Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Class Debt and Additional Class Debt Parties become subject to and bound by, the Equal Priority Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the new Collateral Agent, on its behalf and on behalf of such Additional Class Debt Parties, hereby agrees to all the terms and provisions of the Equal Priority Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent. as applicable, and to the Additional Class Debt Parties that it
___________________________________
1    In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent

ANNEX II-1

represents as Additional Secured Parties. Each reference to an “Authorized Representative” in the Equal Priority Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the Equal Priority Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Equal Priority Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent/collateral agent] under [describe new agreement/indenture], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Additional Documents relating to such Additional Class Debt provide that, upon its entry into this Joinder Agreement, the Additional Class Debt Parties in respect of such Additional Class Debt will be subject to and bound by the provisions of the Equal Priority Lien Intercreditor Agreement as Additional Secured Parties.
SECTION 3.    This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 4.    Except as expressly supplemented hereby, the Equal Priority Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Equal Priority Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Equal Priority Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.
SECTION 8.    The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel.

ANNEX II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the Equal Priority Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] and as collateral agent for the
holders of [ ],

By:
Name:
Title:

Address for notices:

______________
attention of:_________
Telecopy:___________

[NAME OF NEW COLLATERAL AGENT], as
[ ] and as collateral agent for the
holders of [ ],

By:
Name:
Title:

Address for notices:

______________
attention of:_________
Telecopy:___________

ANNEX II-3

Acknowledged by:

JPMORGAN CHASE, NATIONAL ASSOCIATION,
as the Credit Agreement Collateral Agent and Authorized Representative

By:
Name:
Title:

[ ],
as the Initial Additional Authorized Representative [and the Additional Collateral Agent]

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

TESORO CORPORATION

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

ANNEX II-4

Schedule I to the
Supplement to the
Equal Priority Lien Intercreditor Agreement

Grantors
[        ]

Schedule I-1

ANNEX III

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ] dated as of [ ] (this “Joinder Agreement”) to the EQUAL PRIORITY LIEN INTERCREDITOR AGREEMENT dated as of [              ], [     ] (the “Equal Priority Lien Intercreditor Agreement”), among TESORO CORPORATION, a Delaware corporation, certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Authorized Representative for the Credit Agreement Secured Parties, [     ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Equal Priority Lien Intercreditor Agreement.
[ ], a [ ] [corporation] and a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Obligations and such Additional Grantor is not a party to the Equal Priority Lien Intercreditor Agreement.
The Additional Grantor wishes to become a party to the Equal Priority Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Equal Priority Lien Intercreditor Agreement in order to become a Grantor thereunder.
Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Authorized Representatives and the Secured Parties:
SECTION 1.01    Accession to the Equal Priority Lien Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Equal Priority Lien Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Equal Priority Lien Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Equal Priority Lien Intercreditor Agreement with respect to a “Grantor”, and shall be subject to and bound by the provisions of the Equal Priority Lien Intercreditor Agreement.
SECTION 1.02    Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agents, the Authorized Representatives and the Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 1.03    Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
SECTION 1.04    Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Joinder Agreement shall become effective when the Authorized Representatives shall have received a counterpart of this Joinder

ANNEX III-1

Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 1.05    Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 1.06    Notices. Any notice or other communications herein required or permitted shall be in writing and given as provided in Section 5.01 of the Equal Priority Lien Intercreditor Agreement.
SECTION 1.07    Expenses. The Grantor agrees to pay promptly the Collateral Agents and each of the Authorized Representatives for its reasonable and documented costs and expenses incurred in connection with this Joinder Agreement, including the reasonable fees, expenses and disbursements of counsel for the Collateral Agents and any of the Authorized Representatives.
SECTION 1.08    Incorporation by Reference. The provisions of Sections 5.04, 5.06, 5.08, 5.09, 5.10, 5.11 and 5.12 of the Equal Priority Lien Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

ANNEX III-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Equal Priority Lien Intercreditor Agreement as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ANNEX III-3